Exhibit 10.63

INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
TELECOMMUNICATIONS ACT OF 1996

Dated as of June 24, 2002

by and between

VERIZON NEW YORK INC.

and

TELEPORT COMMUNICATIONS GROUP INC.

TABLE OF CONTENTS

1.0	DEFINITIONS	1

2.0	INTERPRETATION AND CONSTRUCTION	11

3.0	SCOPE	12

4.0	INTERCONNECTION PURSUANT TO SECTION 251(c)(2)	13
4.1	Scope	13
4.2	Interconnection Methods	15
4.3	Mid-Span Fiber Meets	18
4.4	Other Interconnection Methods	18
4.5	Interconnection in Additional LATAs	18

5.0 TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2) AND CALL DETAIL		19
5.1	Scope of Traffic	19
5.2	Trunk Group Connections and Ordering	19
5.3	Additional Switching System Hierarchy and Trunking Requirements	19
5.4	Signaling	20
5.5	Grades of Service	20
5.6	Measurement and Billing (excluding Meet Point Billing)	20
5.7	Reciprocal Compensation Arrangements Under Section 251(b)(5) and Intercarrier Compensation Arrangements	22
5.8	Customer Usage Detail	24

6.0	TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO 251(c)(2)	25
6.1	Scope of Traffic	25
6.2	Trunk Group Architecture and Traffic Routing	25
6.3	Meet Point Billing Arrangements	25
6.4	Toll Free Service Access Code (e.g., 800/888/877) Traffic	29

7.0	TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC	30
7.1	Information Services Traffic	30
7.2	Transient Tandem Service	32
7.3	911/E911 Arrangements	32

8.0	NUMBER RESOURCES, RATE CENTERS AND RATING POINTS	34

9.0	NETWORK MAINTENANCE AND MANAGEMENT; OUTAGES	35
9.1	Cooperation	35
9.2	Responsibility for Following Standards	35

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9.3	Interference or Impairment	35
9.4	Outage Repair Standard	36
9.5	Notice of Changes — Section 251(c)(5)	36

10.0	JOINT NETWORK IMPLEMENTATION AND GROOMING PROCESS	36
10.1	Joint Network Implementation And Grooming Process: Installation, Maintenance, Testing and Repair	36
10.2	Installation, Maintenance, Testing and Repair	37
10.3	Forecasting Requirements for Trunk Provisioning	38

11.0	UNBUNDLED ACCESS	39
11.1	Verizon’s Provision of Network Elements	39
11.2	Loops, Sub-Loops, Dark Fiber, Line Sharing, Line Splitting, and House and Riser	40
11.3	Network Interface Device	40
11.4	Unbundled Switching Elements	41
11.5	Unbundled InterOffice Transmission Facilities	42
11.6	Operations Support Systems	44
11.7	Limitations on Unbundled Access	44
11.8	Availability of Other Network Elements on an Unbundled Basis	45
11.9	Conversion of Live Telephone Exchange Service to Analog 2W Loops	46
11.10	Testing, Trouble Isolation and Dispatch Associated with Maintenance of Unbundled Network Elements	47
11.11	Rates	48
11.12	Combinations	48
11.13	Demand Management Forecasts	49
11.14	Enhanced Cooperative Testing	49

12.0	RESALE - SECTIONS 251(c)(4) and 251(b)(1)	49
12.1	Availability of Retail Services/Wholesale Rates for Resale	49
12.2	Customer Specific Offerings	50
12.3	Availability of Branding for Resale	50
12.4	Customer of Record	50
12.5	Discontinuance of Verizon Services	50
12.6	Additional Terms Governing Resale and Use of Verizon Services	51

13.0	COLLOCATION — SECTION 251(c)(6)	55

14.0	NUMBER PORTABILITY - SECTION 251(b)(2)	56
14.1	Scope	56
14.2	Procedures for Providing LNP (Long-term Number Portability)	56
14.3	Procedures for Providing NP Through Full NXX Code Migration	59
14.4	Transition from Interim Number Portability (INP) to LNP	59
14.5	Pricing	59

15.0	DIALING PARITY — SECTION 251(b)(3)	59

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16.0	ACCESS TO RIGHTS-OF-WAY — SECTION 251(b)(4)	59

17.0	DATABASES AND SIGNALING	60

18.0	COORDINATED SERVICE ARRANGEMENTS	61
18.1	Intercept and Referral Announcements	61
18.2	Customer Contact, Coordinated Repair Calls and Misdirected Inquiries	61
18.3	Customer Authorization	62
18.4	Cooperation With Law Enforcement	64
18.5	Resolution of Annoyance/Harassing Calls	64
18.6	Customer Credit History	65

19.0	DIRECTORY SERVICES ARRANGEMENTS	65
19.1	Directory Listings and Directory Distributions	65
19.2	Service Information Pages	66
19.3	Directory Publication	67
19.4	Other Directory Services	67
19.5	Directory Assistance (DA) and Operator Services (OS)	67

20.0	RATES AND CHARGES; ASSURANCE OF PAYMENT	67

21.0	INSURANCE	69

22.0	TERM AND TERMINATION; DEFAULT	70

23.0	DISCLAIMER OF REPRESENTATIONS AND WARRANTIES	72

24.0	INDEMNIFICATION	72

25.0	LIMITATION OF LIABILITY	74

26.0	SERVICE QUALITY MEASUREMENT REPORTS, STANDARDS AND REMEDIES	76

27.0	COMPLIANCE WITH LAWS; REGULATORY APPROVAL	76

28.0	MISCELLANEOUS	77
28.1	Authorization	77
28.2	Independent Contractor	77
28.3	Force Majeure	78
28.4	Good Faith Performance	78
28.5	Confidentiality	78
28.6	Choice of Law	80
28.7	Taxes	81
28.8	Assignment and Delegation	83
28.9	Billing and Payment; Disputed Amounts	84

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28.10	Audits	85
28.11	Dispute Resolution	86
28.12	Notices	93
28.13	252(i) Obligations	94
28.14	Joint Work Product	94
28.15	No Third Party Beneficiaries; Disclaimer of Agency	94
28.16	No Licenses	95
28.17	Technology Upgrades	96
28.18	Survival	96
28.19	Entire Agreement	97
28.20	Counterparts	97
28.21	Modification, Amendment, Supplement, or Waiver	97
28.22	Successors and Assigns	97
28.23	Publicity and Use of Trademarks or Service Marks	97
28.24	Severability	97
28.25	Subcontracting	98
28.26	[Intentionally deleted]	98
28.27	CLEC Certification	98
28.28	Nonexclusive Remedies	98

EXHIBITS AND SCHEDULES

EXHIBIT A		100
APPENDIX A TO EXHIBIT A		108

SCHEDULE 5.6		135

SCHEDULE 5.6.7		137

SCHEDULE 7.1.4		138

SCHEDULE 11		141

SCHEDULE 26.0		147
APPENDIX A		148
APPENDIX B		189

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INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252
OF THE TELECOMMUNICATIONS ACT OF 1996

          This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996, is effective as of the 24th day of June, 2002 (the “Effective Date”), by and between Verizon New York Inc. (“Verizon”), a New York corporation with offices at 1095 Avenue of the Americas, New York, New York 10036, and Teleport Communications Group Inc. (“TCG”), a New York corporation with offices at 32 Avenue of the Americas, New York, New York 10013 (the “Parties”).

          WHEREAS, the Federal Communications Commission (the “FCC”) has issued rules to implement the Telecommunications Act of 1996 (as amended or modified from time to time, the “Act”) (including In the Matter of the Local Competition Provisions in the Telecommunications Act of 1996, FCC 96-325 (hereinafter, as amended, modified, stayed or reconsidered from time to time, the “Order”); and

          WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide Telephone Exchange Services, Switched Exchange Access Services, and other Telecommunications Services (all as defined below) to their respective customers.

          NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TCG and Verizon hereby agree as follows:

1.0	DEFINITIONS

          As used in this Agreement, the following terms shall have the meanings specified below in this Section 1. All capitalized terms used but not defined shall have the meanings set forth in the Act, or the FCC’s or Commission’s applicable rules, regulations or orders. Where a term is defined in both this Agreement and in a Verizon Tariff governing the provision of any services, arrangements, or facilities provided hereunder, the term as defined in the Verizon Tariff shall control, except as otherwise provided pursuant to an order by the New York State Public Service Commission (“Commission”) in an arbitration proceeding between the Parties pursuant to Section 252 of the Act.

          1.1 [Intentionally deleted.]

          1.2 “Act” means the Communications Act of 1934 (47 U.S.C. 151 et seq.), as from time to time amended (including, without limitation, by the Telecommunications Act of 1996), and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

          1.3 “ADSL” or “Asymmetrical Digital Subscriber Line” means a transmission technology on twisted pair copper Loop plant, which transmits an asymmetrical digital signal of up to 6 Mbps to the Customer and up to 640 kbps from the Customer, as specified in ANSI standards T1.413-1998 and Bell Atlantic Technical Reference TR-72575.

          1.4 [Intentionally deleted.]

          1.5 “Agreement” means this Interconnection Agreement including all Exhibits, Schedules, addenda, and attachments referenced herein and/or appended hereto.

          1.6 “Ancillary Traffic,” means all traffic that is destined for ancillary services, or that may have special billing requirements, including but not limited to the following: BLV/BLVI, Directory Assistance, 911/E911, Operator Services (IntraLATA call completion), IntraLATA third party, collect and calling card, 800/888 database query, LIDB, and information services requiring special billing as described in section 7.1.

          1.7 “Applicable Laws” or “Law” means all laws, rules, regulations, and orders (state or federal) which are applicable to each Party’s performance of its obligations hereunder.

          1.8 [Intentionally deleted.]

          1.9 [Intentionally deleted.]

          1.10 “Automatic Number Identification” or “ANI” means a signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party.

          1.11 “Bona Fide Request” or “BFR” means the process as described in Verizon’s PSC NY No. 10 Tariff that prescribes the terms and conditions relating to TCG’s request that Verizon provide an unbundled Network Element or Interconnection that it is not otherwise required to provide under the terms of this Agreement.

          1.12 “Busy Line Verification” or “BLV” means an operator request for a status check on the line of a called party. The request is made by one Party’s operator to an operator of the other Party. The verification of the status check is provided to the requesting operator.

          1.13 “Busy Line Verification Interrupt” or “BLVI” means a service that may be requested and provided when BLV has determined that a line is busy due to an ongoing call. BLVI is an operator interruption of that ongoing call to inform the called party that a calling party is seeking to complete his or her call to the called party.

          1.13a [Intentionally Deleted.]

          1.14 “Calling Party Number” or “CPN” is a Common Channel Signaling (“CCS”) parameter which refers to the number transmitted through a network identifying the calling party.

          1.15 “Central Office Switch” means a switch used to provide Telecommunications Services, including, but not limited to:

          (a) An “End Office Switch” or “End Office” which is a switching entity that is used to terminate Customer station Loops for the purpose of interconnection to each other and to trunks. An “End Office Host” is an End Office that has the capability of supporting other switching entities in a Host-Remote relationship by providing “Host” functionalities to those remote entities; “End Office Remote” is an End Office that is not an End Office Host; and

          (b) A “Tandem Switch” or “Tandem Office” or “Tandem” which is a switching entity that has billing and recording capabilities and is used to connect and switch trunk circuits between and among End Office Switches and between and among End Office Switches and carriers’ aggregation points, points of termination, or points of presence, and to provide Switched Exchange Access Services.

          A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch or 911 tandem.

          1.16 “CLASS (Custom Local Access Signaling Service) Features” means certain CCS-based features available to Customers including, but not limited to: Automatic Call Back; Call Trace; Caller Identification, and future CCS-based offerings.

          1.17 “Collocation” means an arrangement in which the equipment of TCG is installed and maintained at the premises of Verizon for the purpose of Interconnection with Verizon or access to the unbundled Network Element of Verizon.

          1.18 “Commission” means the New York State Public Service Commission.

          1.19 “Common Channel Signaling” or “CCS” means a method of transmitting call set-up and network control data over a digital signaling network separate from the public switched telephone network facilities that carry the actual voice or data traffic of the call. “SS7” means the common channel out of band signaling protocol developed by the Consultative Committee for International Telephone and Telegraph (“CCITT”) and the American National Standards Institute (“ANSI”). Verizon and TCG currently utilize this out-of-band signaling protocol. “CCSAC” or “CCSAS” means the Common Channel Signaling access connection or service, respectively, which connects one Party’s signaling point of Interconnection (“SPOI”) to the other Party’s STP for the exchange of SS7 messages.

          1.20 “Competitive Local Exchange Carrier” or “CLEC” means any Local Exchange Carrier other than Verizon, operating as such in Verizon’s certificated territory in New York. For purposes of this Agreement, TCG is a CLEC.

          1.21 “Cross Connection” means a jumper cable, or similar connection provided with a Collocation arrangement at the digital signal cross connect, Main Distribution Frame or other suitable frame or panel between (i) TCG’s equipment and (ii) the equipment or facilities of Verizon.

          1.22 “Customer” means a third-party residence or business end-user subscriber to Telecommunications Services provided by either of the Parties, provided, however, the term “Customer” does not include a Party.

          1.22a “Customer Usage Detail Information” means the usage information for either a Verizon resold local exchange dial tone line or unbundled Local Switching port purchased by TCG under this Agreement that Verizon would record if Verizon was furnishing such Verizon retail local exchange dial tone line service to a Verizon end-user retail Customer.

          1.23 “Days” shall mean calendar days unless otherwise designated as “business days”.

          1.24 [Intentionally deleted.]

          1.25 [Intentionally deleted.]

          1.26 “Digital Signal Level” means one of several transmission rates in the time-division multiplex hierarchy.

          1.27 “Digital Signal Level 0” or “DS0” means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

          1.28 “Digital Signal Level 1” or “DS1” means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy.

          1.29 “Digital Signal Level 3” or “DS3” means the 44.736 Mbps third-level in the time-division multiplex hierarchy

          1.30 “8YY” refers to toll free service area codes and includes the existing 800, 888, 877, 866, and 855 toll free service access codes and such other future toll free service access codes as may be approved by the Industry Numbering Committee or its successor.

          1.31 “Entrance Facility” means the facility between a Party’s designated premises and the Central Office serving that designated premises.

          1.32 “Exchange Message Interface” or “EMI” means the standard used for exchange of Telecommunications message information among Telecommunications Carriers for billable, non-billable, sample, settlement, and study data. EMI format is contained in SR-320 published by the Alliance for Telecom Industry Solutions.

          1.33 “FCC” means the Federal Communications Commission.

          1.33a “FCC Internet Order” means the Order on Remand and Report and Order, In the Matter of Implementation of the Local Competition Provisions in the Telecommunications Act of 1996, Intercarrier Compensation for ISP Bound Traffic, FCC 01-131, CC Docket Nos. 96-98 and 99-68, (adopted April 18, 2001).

          1.34 “FCC Regulations” means the regulations duly and lawfully promulgated by the FCC, as in effect from time to time.

          1.35 “HDSL” or “High-Bit Rate Digital Subscriber Line” means a transmission technology which transmits up to a DS-1-level signal using any one of the following line codes: 2 Binary / 1 Quartenary (“2B1Q”). Carrierless AM/PM, Discrete Multitone (“DMT”), or 3 Binary / 1 Octal (“3B1Q”).

          1.36 [Intentionally deleted.]

          1.37 “Independent Telephone Company” or “ITC” means any entity other than Verizon which, with respect to its operations within New York, is an Incumbent Local Exchange Carrier.

          1.38 “Information Services Traffic” means Reciprocal Compensation Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party’s information services platform (e.g., 540, 550, 976, 940, and 970).

          1.39 “Inside Wire” or “Inside Wiring” means all wire, cable, terminals, hardware, and other equipment or materials on the Customer’s side of the Rate Demarcation Point.

          1.40 “Integrated Digital Loop Carrier” or “IDLC” means a subscriber Loop carrier system which integrates within the switch at a DS1 level that is twenty-four (24) Loop transmission paths combined into a 1.544 Mbps digital signal.

          1.41 “Integrated Services Digital Network” or “ISDN” means a switched network service providing end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (“BRI-ISDN”) provides for digital transmission of two 64 kbps bearer channels and one 16 kbps data and signaling channel (2B+D). Primary Rate Interface-ISDN (“PRI-ISDN”) provides for digital transmission of twenty three (23) 64 kbps bearer channels and one (1) 64 kbps data and signaling channel (23 B+D).

          1.42 [Intentionally deleted.]

          1.43 “Interexchange Carrier” or “IXC” means a carrier that provides, directly or indirectly, interLATA and in some instances intraLATA Telephone Toll Services.

          1.44 “Interim Number Portability” or “INP” means the use of existing and available call routing, forwarding, and addressing capabilities (e.g. remote call forwarding) to enable a Customer to receive Telephone Exchange Service provided by any Local Exchange Carrier operating within the exchange area with which the Customer’s telephone number(s) is associated, without having to change the telephone number presently assigned to the Customer and regardless of whether the Customer’s chosen Local Exchange Carrier is the carrier that originally assigned the number to the Customer.

          1.44a “Internet Service Provider (“ISP”)” is an entity that provides its customers the ability to obtain on-line information through the Internet.

          1.45 “Internet Traffic” means any traffic that is transmitted to or returned from the Internet at any point during the duration of the transmission.

          1.46 “IntraLATA Toll Traffic” means those intraLATA calls, if any, that are not defined as Reciprocal Compensation Traffic in this Agreement.

          1.47 “Line sharing” is an arrangement by which Verizon facilitates TCG’s provision of ADSL (in accordance with T1.413), Splitterless ADSL (in accordance with T1.419), RADSL (in accordance with TR # 59), MVL (a proprietary technology), or any other xDSL technology that is presumed to be acceptable for shared line deployment in accordance with FCC rules, to a particular Customer location over an existing copper Loop that is being used simultaneously by Verizon to provide analog circuit-switched voice grade service to that Customer by making available to TCG, solely for TCG’s own use for provisioning those Advanced Services that are presumed to be acceptable for shared line deployment in accordance with FCC rules (“Advanced Services”), the frequency range above the voice band on the same copper Loop required by TCG to provide such services. This Agreement addresses line sharing over loops that are entirely copper loops. The Parties do not intend anything in this Agreement to prejudice either TCG’s position that line sharing may occur on loops constructed of fiber optic cable, digital loop carrier electronics, and copper distribution cable or Verizon’s position that line sharing can only occur over copper loops or copper sub-loops.

          1.48 “Line Side” means an End Office Switch connection that provides transmission, switching and optional features suitable for Customer connection to the public switched network, including loop start supervision, ground start supervision, and signaling for basic rate ISDN service.

          1.49 “Line Splitting” is an arrangement by which TCG, at its Collocation arrangement or the Collocation arrangement provided by Verizon to another CLEC, facilitates that CLEC’s provision of ADSL (in accordance with T1.413) or any other xDSL technology that is presumed to be acceptable for shared line deployment in accordance with FCC rules, to a particular TCG Customer over the high frequency range portion of an existing copper xDSL compatible Loop (i.e. compatible with an xDSL service that is presumed to be acceptable for shared line deployment in accordance with FCC rules) (“data channel”) provided by Verizon that is used simultaneously by TCG to provide analog circuit-switched voice grade service to that Customer through the provision of unbundled Local Switching.

          1.50 [Intentionally deleted]

          1.51 [Intentionally deleted]

          1.51 “Loop” means a transmission path that extends from a Main Distribution Frame, DSX panel or functionally comparable piece of equipment in a Customer’s serving End Office to the Rate Demarcation Point (or NID if installed at the Rate

Demarcation Point) in or at the Customer’s premises. The actual transmission facilities used to provide a Loop may utilize any of several technologies.

          1.51a “Loop Demarcation Point” or “Rate Demarcation Point” means the physical point in a Verizon-provided network facility at which Verizon’s responsibility for maintaining the network facility ends and the Customer’s responsibility for maintaining the remainder of the facility begins, as set forth in Verizon’s applicable Tariffs, if any, or as otherwise prescribed under Applicable Law.

          1.51b “Loss” or “Losses” means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys’ fees).

          1.52 “Main Distribution Frame” or “MDF” means the primary point at which outside plant facilities terminate within a Wire Center for interconnection to other telecommunications facilities within the Wire Center.

          1.53 “MECAB” means the Multiple Exchange Carrier Access Billing (MECAB) document prepared by the Billing Committee of the Ordering and Billing Forum (“OBF”), which functions under the auspices of the Carrier Liaison Committee (“CLC”) of the Alliance for Telecommunications Industry Solutions (“ATIS”). The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of an Exchange Access service provided by two or more LECs, or by one LEC in two or more states, within a single LATA.

          1.54 “MECOD” means the Multiple Exchange Carriers Ordering and Design (MECOD) Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee under the auspices of OBF. The MECOD document, published by Bellcore as Special Report SR-STS-002643, establishes methods for processing orders for Exchange Access service which is to be provided by two or more LECs.

          1.55 “Meet-Point Billing” or “MPB” means an arrangement whereby two or more LECs jointly provide to a third party (e.g. an Interexchange Carrier) the transport element of a Switched Exchange Access Service to one of the LECs’ End Office Switches, with each LEC receiving an appropriate share of the transport element revenues as defined by their effective Exchange Access tariffs, and as also outlined in the MECAB guidelines. “Meet-Point Billing Traffic” means traffic that is subject to an effective Meet-Point Billing arrangement.

          1.56 [Intentionally deleted]

          1.57 [Intentionally deleted.]

          1.58 [Intentionally deleted.]

          1.59 “Network Interface Device” or “NID” means an interface provided by a Telecommunications Carrier, including all features, functions and capabilities of such interface, and terminating such Carrier’s telecommunications network on the property where a Customer’s service is located at a point determined by such Carrier. The NID contains a FCC Part 68 registered jack from which Inside Wire may be connected to the other Party’s network.

          1.60 “North American Numbering Plan” or “NANP” means the numbering plan used in the United States that also serves Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code) followed by a 3-digit NXX code and 4-digit line number.

          1.61 “Numbering Plan Area” or “NPA” is also sometimes referred to as an area code. There are two general categories of NPAs, “Geographic NPAs” and “Non-Geographic NPAs.” A Geographic NPA is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A Non-Geographic NPA, also known as a “Service Access Code” or “SAC Code,” is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA areas; 8YY, 900, 700, 500 and 888 are examples of Non-Geographic NPAs.

          1.62 “NXX,” “NXX Code,” or “End Office Code” means the three digit switch entity indicator (i.e. the first three digits of a seven digit telephone number).

          1.62a “Percent Interstate Usage” or “PIU” is a factor that is used to determine the interstate portion of minutes of traffic exchanged via Traffic Exchange Trunks. PIU is developed from the measurement of calls in which the calling and called parties are not located within the same state. PIU is the first such factor applied to traffic for jurisdictional separation of traffic.

          1.63 “Percent Local Usage” or “PLU” is a factor that is used to determine the portion of traffic exchanged via Traffic Exchange Trunks that is made up of Reciprocal Compensation Traffic minutes or dial-up, switched Internet Traffic minutes (that are compensable pursuant to the FCC Internet Order). PLU, in New York, is developed from the measurement of calls in which the calling and called party are located within a given LATA. The PLU factor is applied to traffic only after the PIU factor has been applied for jurisdictional separation of traffic.

          1.64 “Point of Interconnection” or “POI” means the physical location where the originating Party’s facilities (owned or leased) physically interconnect with the terminating Party’s facilities for the purpose of exchanging traffic.

          1.65 “Port Element” or “Port” means a line card (or equivalent) and associated peripheral equipment on an End Office Switch which interconnects individual Loops or individual Customer trunks and the switching components of an End Office Switch and the associated switching functionality in that End Office Switch. Each Port is typically associated with one (or more) telephone number(s) which serves as the Customer’s network address. The Port Element is part of the provision of unbundled local Switching Element.

          1.66 “Rate Center Area” or “Exchange Area” means the geographic area that has been identified by a given LEC as being associated with a particular NPA-NXX code assigned to the LEC for its provision of Telephone Exchange Services. The Rate Center Area is the exclusive geographic area which the LEC has identified as the area within which it will provide Telephone Exchange Services bearing the particular NPA-NXX designation associated with the specific Rate Center Area.

          1.66a A “Rate Center Point” is a specific geographic point, defined by a V&H coordinate, located within the Rate Center Area and used to measure distance for the purpose of billing Customers for distance-sensitive Telephone Exchange Services and Toll Traffic.

          1.67 [Intentionally omitted]

          1.68 “Rating Point” or “Routing Point” means a specific geographic point identified by a specific V&H coordinate. The Routing Point is used to route inbound traffic to specified NPA-NXXs and Rating Point is used to calculate mileage measurements for distance-sensitive transport charges of switched access services. Pursuant to Bellcore Practice BR-795-100-100, the Rating Point may be an End Office location, or a “LEC Consortium Point of Interconnection.” Pursuant to that same Bellcore Practice, examples of the latter shall be designated by a common language location identifier (“CLLI”) code with (x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The Rating Point/Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, the Rating Point/Routing Point associated with each NPA-NXX need not be the same as the corresponding Rate Center Point, nor must it be located within the corresponding Rate Center Area, nor must there be a unique and separate Rating Point corresponding to each unique and separate Rate Center.

          1.69 “Reciprocal Compensation” means the arrangement for recovering costs incurred for the transport and termination of eligible IntraLATA Traffic originating on one Party’s network and terminating on the other Party’s network and refers to the payment arrangements set forth in Subsection 5.7 below.

          1.70 “Reciprocal Compensation Traffic” means a call completed between two Telephone Exchange Service Customers of the Parties located in the same LATA, originated on one Party’s network and terminated on the other Party’s network where such call was not carried by a third party carrier during the course of the call or carried by a Party as either a presubscribed call (1+) or a casual dialed (10XXX or 1010XXXX) call originated by a Telephone Exchange Customer of another carrier. Subject to the FCC Internet Order, Reciprocal Compensation Traffic does not include Internet Traffic.

          1.71 [Intentionally deleted.]

          1.72 “Service” means any Interconnection arrangement, Network Element, Telecommunications Service, Collocation arrangement, or other service, facility or arrangement, offered for sale by a Party under this Agreement.

          1.73 “Service Control Point” or “SCP” means the node in the Common Channel Signaling network to which informational requests for service handling, such as routing, are directed and processed. The SCP is a real time database system that, based on a query from a service switching point (“SSP”) and via a Signaling Transfer Point, performs subscriber or application-specific service logic, and then sends instructions back to the SSP on how to continue call processing.

          1.74 “Signaling Transfer Point” or “STP” means a packet switch in the CCS network that is used to route signaling messages among SSPs, SCPs and other STPs in order to set up calls and to query databases for advanced services. Verizon’s network includes mated pairs of local and regional STPs. STPs are provided in pairs for redundancy. Verizon STPs conform to ANSI T1.111-8 standards. It provides SS7 Network Access and performs SS7 message routing and screening.

          1.74a [Intentionally deleted.]

          1.75 “Switched Access Detail Usage Data” means a category 1101XX record as defined in the EMI Bellcore Practice BR-010-200-010.

          1.76 “Switched Access Summary Usage Data” means a category 1150XX record as defined in the EMI Bellcore Practice BR-010-200-010.

          1.77 “Switched Exchange Access Service” means the offering of transmission and switching services for the purpose of the origination or termination of Toll Traffic. Switched Exchange Access Services include but may not be limited to: Feature Group A, Feature Group B, Feature Group D, 700 access, 8YY access, and 900 access.

          1.78 “Synchronous Optical Network” or “SONET” is the North American standard for the transmission of high capacity bandwidth over optical facilities.

          1.79 “Tariff” means any applicable federal or state tariff of a Party, as may be amended by the Party from time to time, under which a Party offers a particular service, facility, or arrangement. A Tariff shall not include any “Statement of Generally Available Terms and Conditions” (“SGAT”) which Verizon has filed or may file pursuant to Section 252(f) of the Communications Act of 1934, 47 U.S.C. § 252(f).

          1.80 [Intentionally deleted.]

          1.81 [Intentionally deleted.]

          1.82 [Intentionally deleted.]

          1.83 [Intentionally deleted.]

          1.84 [Intentionally deleted.]

          1.85 [Intentionally deleted.]

          1.86 [Intentionally deleted.]

          1.87 [Intentionally deleted.]

          1.87a “Toll Traffic” means traffic that is originated by a Customer of one Party on that Party’s network and terminates to a Customer of the other Party on that Party’s network and is not Reciprocal Compensation Traffic or Ancillary Traffic. Toll Traffic may be either “IntraLATA Toll Traffic” or “InterLATA Toll Traffic,” depending on whether the originating and terminating points are within the same LATA.

          1.88 [Intentionally deleted.]

          1.89 “Tandem Transit Traffic” or “Transit Traffic” means the traffic that is exchanged under the Transient Tandem Service set forth in Verizon’s PSC NY No. 8 Tariff.

          1.90 “Trunk Side” means a Central Office Switch connection that is capable of, and has been programmed to treat the circuit as, connecting to another switching entity (e.g. another carrier’s network). Trunk Side connections offer those transmission and signaling features appropriate for the connection of switching entities.

          1.91 [Intentionally deleted.]

          1.92 [Intentionally deleted.]

          1.93 “Voice Grade” means either an analog signal of 300 to 3000 Hz or a digital signal of 56/64 kilobits per second. When referring to digital Voice Grade service (a 56/64 kbps channel), the terms “DS-0” or “sub-DS-1” may also be used.

          1.93a [Intentionally deleted.]

          1.94 “Wire Center” means a building or portion of a building which serves as a Routing Point for Switched Exchange Access Service. The Wire Center serves as the premises for one or more Central Offices.

2.0	INTERPRETATION AND CONSTRUCTION

          2.1 All references to Sections, Attachments, Exhibits and Schedules shall be deemed to be references to Sections, Attachments, Exhibits and Schedules to this Agreement unless the context shall otherwise require or as specifically provided herein. The headings used in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement. Unless the context shall otherwise require or as otherwise specifically provided herein, any reference to any technical publication, agreement, other instrument (including Verizon or other third party offerings, guides or practices), statute, regulation, rule, order or Tariff is to such technical publication, agreement, other instrument, statute, regulation, rule, order or Tariff, as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or Tariff, to any successor provision).

          2.2 The terms and conditions of any and all Attachments, Schedules and Exhibits hereto, as amended from time to time by mutual agreement of the Parties, are incorporated herein by reference and shall constitute part of this Agreement as if fully set forth herein. This Agreement shall be construed and/or interpreted wherever possible to avoid conflict between the provisions hereof and the Attachments, Schedules or Exhibits hereto. If any provision contained in this main body of the Agreement and any Attachment, Schedule or Exhibit hereto cannot be reasonably construed or interpreted to avoid conflict, the provision contained in this main body of the Agreement shall prevail.

          2.3 Each Party hereby incorporates by reference those provisions of its Tariffs that govern the provision of any of the services or facilities provided hereunder. Subject to the terms set forth in Section 20 regarding rates and charges, to the extent any provision of this Agreement and an applicable Tariff cannot be reasonably construed or interpreted to avoid conflict, the provision contained in this Agreement (including without limitation its Attachments, Exhibits and Schedules) shall prevail. In those instances where the Tariff and the Agreement address the same subject matter and there is no conflict, the more specific provisions shall prevail over the more general. The fact that a condition, right, obligation, or other term appears in this Agreement but not in any such Tariff or in such Tariff but not in this Agreement, shall not be interpreted as, or be deemed grounds for finding, a conflict for purposes of this Section 2.

          2.4 Other Definitional Provisions. The terms defined in this Agreement include the plural as well as the singular. Unless otherwise expressly stated, the words “herein”, “hereof”, “hereunder”, and other words of similar import refer to this Agreement as a whole. The words “include” and “including” shall not be construed as terms of limitation. The word “day” or “days” shall mean calendar day(s) unless otherwise designated.

3.0	SCOPE

          This Agreement sets forth the terms, conditions and prices under which TCG and Verizon will offer and provide to each other within each LATA in which the Parties operate in New York Interconnection of their respective networks and services, as applicable, related to such Interconnection, for their respective use in providing Telephone Exchange Services. Additionally, this Agreement sets forth the terms, conditions, and prices that Verizon will provide within each LATA in which it operates in New York access to unbundled Network Elements and Resold Services (as defined in Section 12) and ancillary services related thereto consistent with both Parties’ rights and obligations to the extent required by Applicable Law.

          Notwithstanding any other provision of this Agreement, with respect to Verizon New York, the scope of this Agreement shall include only the service territory of Verizon

New York’s predecessor company prior to June 30, 2000 (i.e., Bell Atlantic – New York, Inc.).

4.0 INTERCONNECTION PURSUANT TO SECTION 251(C)(2)

          The types of Traffic to be exchanged under this Agreement shall be Reciprocal Compensation Traffic, Internet Traffic, IntraLATA Toll (and InterLATA Toll, as applicable) Traffic, Tandem Transit Traffic, Meet Point Billing Traffic, and Ancillary Traffic. Subject to the terms and conditions of this Agreement, Interconnection of the Parties’ facilities and equipment pursuant to this Section 4.0 for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic shall be established in accordance with Sections 4.2 and 4.3 below.

          4.1 Scope

                    4.1.1 Trunk Types. Section 4 describes the architecture for Interconnection of the Parties’ facilities and equipment over which the Parties shall configure the following separate and distinct trunk groups:

Traffic Exchange Trunks for the transmission and routing of terminating Reciprocal Compensation Traffic, Tandem Transit Traffic, translated LEC IntraLATA toll free service access code (e.g., 800/888/877) (hereinafter, 8YY) traffic, IntraLATA Toll Traffic, and, where agreed to between the Parties and as set forth in Subsection 4.2.10 below, InterLATA Toll Traffic between their respective Telephone Exchange Service Customers pursuant to Section 251(c)(2) of the Act, and, Internet Traffic, all in accordance with Section 5 below;

Access Toll Connecting Trunks for the transmission and routing of Exchange Access traffic, including translated interLATA 8YY traffic, between TCG Telephone Exchange Service Customers and purchasers of Switched Exchange Access Service via a Verizon access Tandem, pursuant to Section 251(c)(2) of the Act, in accordance with Section 6 below;

Untranslated 8YY Access Toll Connecting Trunks for the transmission and routing of untranslated 8YY traffic from TCG Telephone Exchange Service Customers to a single Verizon access Tandem as designated by Verizon for translation in accordance with Section 6 below;

Information Services Trunks for the transmission and routing of terminating Information Services Traffic in accordance with Section 7 below;

911/E911 Trunks for the transmission and routing of terminating E911/911 traffic, in accordance with Section 7 below; and

Other types of trunk groups may be used by the Parties as provided in other Sections of this Agreement or in other separate agreements between the Parties (e.g., Directory Assistance Trunks, Operator Services Trunks, BLV/BLVI Trunks).

                    4.1.2 Points of Interconnection. As and to the extent required by Section 251 of the Act, the Parties shall provide Interconnection of their networks at any technically feasible point (i.e., technically feasible POI), as described in Section 4.2. For the purpose of delivering its originating traffic, TCG will establish at least one POI within a LATA in which TCG offers local exchange service, and, at TCG’s discretion, will establish multiple POIs within a LATA.

                    4.1.3 Financial Responsibility. Each Party is responsible for delivering its Reciprocal Compensation Traffic and Internet Traffic that is to be terminated by the other Party to the other Party’s relevant switch. The originating Party will be financially responsible for providing transport on its side of the other Party’s switch and the terminating party will be responsible for providing transport on its side of its switch, and the cost of such transport will be recovered through Reciprocal Compensation and intercarrier compensation pursuant to the FCC’s Internet Order, as applicable, under the terms of Section 5.7. To the extent that the originating Party’s POI is not located at the terminating Party’s relevant switch, the originating Party will compensate the terminating Party for transporting its traffic to the terminating Party’s relevant switch in accordance with this Section 4 and the rates set forth in Exhibit A.

                              4.1.3.1 In the case of Verizon as the receiving Party for Reciprocal Compensation Traffic and Internet Traffic delivered by TCG to Verizon, the relevant Verizon-switch shall be either:

                    (i) the Verizon Tandem subtended by the terminating End Office serving the Verizon Customer; or

                    (ii) the Verizon End Office serving the Verizon Customer.

                              4.1.3.2 In the case of TCG as the receiving Party for Reciprocal Compensation Traffic and Internet Traffic delivered by Verizon to TCG, the relevant TCG switch is the TCG switch serving the TCG customer. In the event that TCG elects to offer service within a LATA using a switch location in another LATA, TCG agrees to provide transport for both Parties’ traffic between the remote TCG switch and a point (i.e., a facility point of presence) designated by TCG within the LATA in which TCG offers service. Such facility point of presence shall be deemed to be the relevant TCG switch for the purposes of this Section 4.

                    4.1.4 Transition To New Interconnection Arrangements. For transition to new Interconnection methods made available pursuant to this Section 4, or for conversion from two-way Traffic Exchange Trunks to one-way Traffic Exchange Trunks (collectively, “Interconnection Arrangements”), the Parties may convert such existing affected Interconnection Arrangements in accordance with the following:

                              4.1.4.1 The Parties will mutually develop a commercially reasonable transition plan for each LATA that will include, but not be limited to: (1) two-way trunk groups that the Parties intend to transition to one-way trunk groups, if applicable; (2) each Party’s plans for implementing new methods of Interconnection pursuant to this Section 4; and (3) each Party’s POI, including any new POI, if applicable. The Parties shall agree upon the sequence and timeframes for the transition of existing Interconnection Arrangements to the new Interconnection Arrangements and any special ordering and implementation procedures to be used for such transition.

                              4.1.4.2 Unless otherwise agreed to by the Parties as part of the transition plan established pursuant to Section 4.1.4.1 above, the Party requesting transition to a new Interconnection Arrangement under this Section 4.1.4 shall pay to the other Party any applicable charges incurred for services rendered by the other Party in connection with the conversion from existing Interconnection Arrangements to the new Interconnection Arrangements available under this Agreement.

                    4.1.5 The Parties will mutually agree upon where one-way Traffic Exchange Trunks (trunks with traffic going in one direction, including one-way trunks and uni-directional two-way trunks) and/or two-way Traffic Exchange Trunks (trunks with traffic going in both directions) will be deployed. To the extent the Parties agree to deploy one-way trunk groups, the Parties shall configure separate one-way or two-way (with traffic going in one direction) trunk groups for those trunk types described in Subsection 4.1.1 above and provision and maintain such one-way trunk groups in accordance with Section 10 of this Agreement. The Parties agree that Access Toll Connecting Trunks shall be two-way trunks. If the Parties have deployed two-way Traffic Exchange Trunks under the Interconnection arrangements in place on the Effective Date of this Agreement, then the Parties, as soon as practicable, shall enter into good faith negotiations to amend this Agreement to provide mutually agreed upon terms and conditions governing such two-way Traffic Exchange Trunks. Unless otherwise agreed to by the Parties, if, within sixty (60) days of the Effective Date of this Agreement, the Parties have not agreed on mutually acceptable terms and conditions for two-way Traffic Exchange Trunks, either Party may institute an appropriate proceeding before the Commission to obtain relief. Until the earlier of such time that the Parties have amended this Agreement to include terms and conditions governing two-way Traffic Exchange Trunks or such Traffic Exchange Trunks are no longer deployed, the Parties shall continue to administer and provision such two-way Traffic Exchange Trunks existing as of the Effective Date of this Agreement in accordance with the terms and conditions under which they operate on the Effective Date of this Agreement. Notwithstanding the foregoing, financial obligations for the transport of traffic between the Parties shall be governed under Section 4.1.3.

          4.2 Interconnection Methods

                    4.2.1 TCG may specify any of the following methods for its originating traffic for Interconnection with Verizon:

                              4.2.1.1 A Collocation node TCG has established at a Verizon Wire Center pursuant to Section 13 of this Agreement; and/or

                              4.2.1.2 A Collocation node that has been established separately at a Verizon Wire Center by a third party with whom TCG has contracted for such purposes; and/or

                              4.2.1.3 An Entrance Facility, where applicable, and transport (and any necessary multiplexing) leased from Verizon pursuant to the terms of Section 20 and Exhibit A, Section 1(A)(I)(3), from the TCG POI to the relevant Verizon tandem or end office; and/or

                              4.2.1.4 Intra-building Interconnection (utilizing intra-building cable) where both Parties have a switch or, in the case of TCG, a facility point of presence within a Verizon Wire Center building under a condominium arrangement between the Parties; and/or

                              4.2.1.5 To the extent required by Applicable Law and upon receipt of a written Bona Fide Request, Verizon will make available to TCG any other technically feasible method of interconnection.

                    4.2.2 Verizon may specify any of the following methods for its originating traffic for Interconnection with TCG:

                              4.2.2.1 Interconnection at a Collocation node that TCG has established at a Verizon Wire Center pursuant to Section 13 of this Agreement, subject to reasonable forecasted capacity requirements of TCG (and, for the avoidance of any doubt, if such reasonable forecasted capacity requirements preclude Verizon from interconnecting with TCG at an TCG Collocation node at a Verizon Wire Center, Verizon may request a space license arrangement at an TCG premise pursuant to Section 4.2.2.3 below and in accordance with pricing set forth under Section 20.3 hereof); and/or

                              4.2.2.2 Interconnection at a Collocation node that has been established separately at a Verizon Wire Center by a third party and such third party has established facilities between the Verizon Wire Center and the relevant TCG switch; and/or

                              4.2.2.3 Via equipment Verizon places at the TCG premises in accordance with rates, terms and conditions of TCG’s effective Tariff, or if no such Tariff is available, in accordance with a mutually acceptable written agreement which the Parties shall promptly negotiate at Verizon’s request. The terms of any such agreement shall stipulate that it shall remain in effect only until TCG has an effective Tariff in place. Unless otherwise agreed to by the Parties, if, within thirty (30) days of the receipt of Verizon’s request for negotiation, the Parties have not agreed on mutually acceptable rates, terms and conditions, or if at any time during such 30-day period the Parties shall have ceased to negotiate such rates, terms and conditions for a continuous period of fifteen (15) days, either Party may institute an appropriate proceeding before the Commission to obtain relief; and/or

                              4.2.2.4 Upon mutual agreement of the Parties, via equipment placed by a third party at the relevant TCG switch under separate terms and conditions between TCG and such third party with whom Verizon has contracted for such purposes; and/or

                              4.2.2.5 An Entrance Facility, where applicable, and transport (and any necessary multiplexing) from the Verizon POI to the relevant TCG switch leased from TCG pursuant to the terms of Section 20 and Exhibit A, Section 2(A)(I)(2); and/or

                              4.2.2.6 Intra-building Interconnection (utilizing intra-building cable) where both Parties have a switch or, in the case of TCG, a facility point of presence within a Verizon Wire Center building under a condominium arrangement between the Parties.

                    4.2.3 Each Party may order from the other Party any of the Interconnection methods specified above in accordance with the rates and charges, order intervals and other terms and conditions, set forth in this Agreement, in any applicable Tariff(s), or as may be otherwise agreed to between the Parties.

                    4.2.4 The publication “Telcordia Technical Publication GR-342-CORE; High Capacity Digital Special Access Service, Transmission Parameter Limits and Interface Combination” describes the specification and interfaces generally utilized by Verizon and is referenced herein to assist the Parties in meeting their respective Interconnection responsibilities.

                    4.2.5 If, pursuant to Section 4.1.4, a Party elects to provision its own one way trunks, that Party will be responsible for the expense of providing such trunks for the delivery of Reciprocal Compensation Traffic, Internet Traffic and IntraLATA Toll Traffic to the other Party’s switch.

                    4.2.6 Intentionally Deleted.

                    4.2.7 In the event the traffic volume between a receiving Party’s End Office and the originating Party’s POI, which is carried by a Tandem-routed Meet Point B Traffic Exchange Trunk group, exceeds the CCS busy hour equivalent of one (1) DS-1 over a one-month study period and/or 200,000 combined minutes of use for a single month the originating Party shall promptly establish new Meet Point A one-way Traffic Exchange Trunk groups between the receiving Party’s End Office and the originating Party’s POI. For purposes of this paragraph, Verizon shall satisfy its End Office trunking obligations by handing off traffic to the relevant TCG switch.

                    4.2.8 Upon mutual agreement of the Parties and where Verizon’s existing billing systems currently support the billing of Reciprocal Compensation Traffic and Internet Traffic over Feature Group D trunks carrying Switched Exchange Access Service, TCG may combine its originating Reciprocal Compensation Traffic, Internet

Traffic and IntraLATA Toll Traffic with Switched Exchange Access Service traffic on Feature Group D trunks. TCG shall report to Verizon all factors necessary for proper billing of such combined traffic. Such reporting requirements are provided in 5.6 of this Agreement.

                    4.2.9 Under any of the architectures and methods of Interconnection described in this Section 4 and subject to mutual agreement between the Parties, either Party may utilize the Traffic Exchange Trunks for the termination of InterLATA Toll Traffic in accordance with the terms contained in Section 5 and pursuant to the other Party’s Switched Exchange Access Service Tariffs. The other Party’s Switched Exchange Access Service rates shall apply to such facilities.

          4.3 Mid-Span Fiber Meets

                    4.3.1 In addition to the foregoing methods of Interconnection, and subject to mutual agreement of the Parties, the Parties may agree to establish a Mid-Span Fiber Meet arrangement in accordance with the terms of this Section 4.3 which may include a SONET backbone with either an electrical interface at the DS-3 level or an optical interface at the OC-n level in accordance with the terms of this Section.

                    4.3.2 The establishment of any Mid-Span Fiber Meet arrangement is expressly conditioned upon the Parties’ reaching prior agreement on routing, appropriate sizing and forecasting, equipment, ordering, provisioning, maintenance, repair, testing, augmentation, and compensation procedures and arrangements, reasonable distance limitations, the types of traffic carried via such Mid-Span Fiber Meet arrangement and on any other arrangements necessary to implement the Mid-Span Fiber Meet arrangement.

          4.4 Other Interconnection Methods

               In addition to the interconnection methods already set forth in this Section 4, the Parties may agree to other interconnection methods, and in addition, the Parties shall interconnect via other interconnection methods, if any, that are required under Applicable Law.

          4.5 Interconnection in Additional LATAs

                    4.5.1 If TCG determines to offer Telephone Exchange Services and to interconnect with Verizon in any LATA in which Verizon also offers Telephone Exchange Services and in which the Parties are not already interconnected pursuant to this Agreement, TCG shall provide written notice to Verizon of the need to establish Interconnection in such LATA pursuant to this Agreement.

                    4.5.2 The notice provided in Section 4.5.1 shall include (a) the initial Rating Point(s) TCG has designated in the new LATA; (b) the relevant TCG switch(es) to be established in the relevant LATA in accordance with this Agreement; (c) TCG’s intended Interconnection activation date and (d) a forecast of TCG’s trunking requirements conforming to Section 10.3. Within ten (10) business days of Verizon’s receipt of TCG’s notice provided for in Section 4.5.1, Verizon and TCG shall confirm the

Verizon switch(es), the TCG switch(es) and the Interconnection activation date for the new LATA.

                    4.5.3 The Interconnection activation date in a new LATA shall be mutually agreed to by the Parties after receipt by Verizon of all necessary information. Unless otherwise agreed to by the Parties, such Interconnection activation date shall not be earlier than sixty (60) days, and not later than one hundred eighty (180) days, after receipt by Verizon of all necessary information. This subsection 4.5.3 shall not apply to Mid-Span Fiber Meet arrangements set forth in Section 4.3.

5.0 TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO SECTION 251(C)(2) AND CALL DETAIL

          5.1 Scope of Traffic

          Section 5 prescribes parameters for trunk groups (the “Traffic Exchange Trunks”) used for Interconnection pursuant to Section 4 for the transmission and routing of Reciprocal Compensation Traffic, Internet Traffic, Transit Traffic, translated LEC IntraLATA 8YY Traffic, InterLATA Toll Traffic (to the extent applicable), and IntraLATA Toll Traffic between the Parties’ respective Telephone Exchange Service Customers.

          5.2 Trunk Group Connections and Ordering

                    5.2.1 Traffic Exchange Trunk group connections will be made at a DS-1 or DS-3 level. Higher speed connections shall be made, when and where available, in accordance with the Joint Implementation and Grooming Process prescribed in Section 10. When Traffic Exchange Trunks are terminated using a DS-3 interface facility at a Verizon Wire Center location, TCG shall order the DS-3 to DS-1 multiplexing at such Verizon Wire Center location, provided however, that TCG has provided Verizon with timely notice of its forecasted DS-3 multiplexing requirements.

                    5.2.2 Each Party will identify its Carrier Identification Code, a three or four digit numeric obtained from Telecordia, to the other Party when ordering a trunk group.

                    5.2.3 Unless mutually agreed to by both Parties, each Party will outpulse ten (10) digits to the other Party. The Parties shall use GR-394-CORE format for IXC-bound calls and use GR-317-CORE format for LEC-bound calls.

                    5.2.4 Each Party will use commercially reasonable efforts to monitor its trunk groups and to augment those groups using generally accepted trunk engineering standards so as to not exceed blocking objectives. Each Party agrees to use modular trunk engineering techniques for trunks subject to this Agreement, with the exception of (a) E911/911 trunks; (b) BLV/BLVI trunks; and any other trunk types as mutually agreed to by the Parties.

          5.3 Additional Switching System Hierarchy and Trunking Requirements

          For purposes of routing traffic to the other Party, both Parties agree to use the Local Exchange Routing Guide (LERG).

          5.4 Signaling

          Each Party will provide the other Party with signaling necessary for the routing and completion of the other Party’s traffic in accordance with the provisions contained in Section 17 below.

          5.5 Grades of Service

          Each Party shall engineer and shall monitor and service all trunk groups under its control consistent with the Joint Implementation and Grooming Process as set forth in Section 10.

          5.6 Measurement and Billing (excluding Meet Point Billing)

                    5.6.1 Terms and Conditions for Meet Point Billing are addressed in Section 6 only.

                    5.6.2 Intentionally Deleted.

                    5.6.3 Bills will be provided by each Party on a monthly basis and shall include: (a) all non-usage sensitive charges incurred for the period beginning with the current bill date and extending up to, but not including, the next bill date, (b) any known unbilled non-usage sensitive charges for prior periods, (c) unbilled usage sensitive charges for the period beginning with the last bill date and extending up to, but not including, the current bill date, (d) any known unbilled usage sensitive charges for prior periods, and (e) any known unbilled adjustments. Each bill shall set forth the quantity and description of each such Unbundled Network Element, Combination, Interconnection, Reciprocal Compensation Charges, or Resold Service. A CSR (Customer Service Record) will automatically be included with each monthly Verizon bill for each applicable Billing Account Number (BAN). The CSR is an inventory of recurring network elements and/or Resold Services provided to the CLEC and, in addition to other information, includes for each such recurring network element and/or Resold Service the quantity, the Universal Service Order Code (USOC), description and monthly recurring charge.

                    5.6.4 The Bill Date, as defined in Schedule 5.6, must be present on each bill transmitted by the billing Party.

                    5.6.5 Each Party shall provide the other Party at no additional charge applicable contact numbers for the handling of any billing questions or problems that may arise during the implementation and performance of the terms and conditions of this Section and Schedule 5.6.

                    5.6.6 For billing purposes, each Party shall pass Calling Party Number (“CPN”) information on each call carried over the Traffic Exchange Trunks.

                              5.6.6.1 If the originating Party passes CPN on ninety percent (90%) or more of its calls, the receiving Party shall bill the originating Party the Reciprocal Compensation Traffic termination rates, Internet Traffic rates, intrastate Switched Exchange Access Service rates, intrastate/interstate Transit Traffic rates, or interstate Switched Exchange Access Service rates applicable to each relevant minute of traffic, as provided in Exhibit A and applicable Tariffs, for which CPN is passed. For the remaining (up to ten percent (10%)) calls without CPN information, the receiving Party shall bill the originating Party for such traffic at Reciprocal Compensation Traffic termination rates, Internet Traffic rates, intrastate Switched Exchange Access Service rates, intrastate/interstate Transit Traffic rates, or interstate Switched Exchange Access Service rates applicable to each relevant minute of traffic, as provided in Exhibit A and applicable Tariffs, in direct proportion to the minutes of use of calls passed with CPN information.

                              5.6.6.2 Except as provided in Section 5.6.6.3 below, if the originating Party passes CPN on less than ninety percent (90%) of its calls, the receiving Party shall bill the higher of its intrastate Switched Exchange Access Service rates or its interstate Switched Exchange Access Service rates for that traffic except Internet Traffic passed without CPN which exceeds ten percent (10%), unless the Parties mutually agree that such other rates should apply to such traffic. For any remaining (up to ten percent (10%)) calls without CPN information, the receiving Party shall bill the originating Party for such traffic at Reciprocal Compensation Traffic termination rates, Internet Traffic rates, intrastate Switched Exchange Access Service rates, intrastate/interstate Transit Traffic rates, or interstate Switched Exchange Access Service rates applicable to each relevant minute of traffic, as provided in Exhibit A and applicable Tariffs, in direct proportion to the minutes of use of calls passed with CPN information.

                              5.6.6.3 If the originating Party passes CPN on less than ninety percent (90%) of its calls, the originating Party must provide a reasonable explanation for the missing CPN information. As long as the originating Party provides a reasonable explanation to the receiving Party of why CPN is not supplied for any of its calls, then the originating Party may request that the Parties negotiate a reasonable estimate (“Surrogate CPN Percentage”) to apply to the affected calls, based upon historical CPN information. The Surrogate CPN Percentage shall remain in effect for no longer than sixty (60) days, unless otherwise mutually agreed to by the Parties.

                    5.6.7 At such time as a receiving Party has the capability, on an automated basis, to use such CPN information to classify traffic delivered by the other Party as either Reciprocal Compensation Traffic, Internet Traffic or Toll Traffic, such receiving Party shall bill the originating Party the Reciprocal Compensation Traffic termination rates, Internet Traffic rates, intrastate Switched Exchange Access Service rates, or interstate Switched Exchange Access Service rates applicable to each relevant minute of Traffic for which CPN is passed, as provided in Exhibit A and applicable Tariffs. If the receiving Party lacks the capability to use CPN information to classify, on an automated basis, traffic delivered by the other Party as either Reciprocal Compensation Traffic, Internet Traffic or Toll Traffic, the originating Party will supply an auditable Percent Local Use (“PLU”) and Percent Interstate Use (“PIU”) factor on a quarterly basis, based on the previous three months’ traffic, and applicable to the following three months. The PIU and PLU factors applicable upon the Effective Date are specified in Schedule 5.6.7. Such factors may be updated by the originating Party quarterly by written notification.

                    5.6.8 Measurement of billing minutes for purposes of determining terminating compensation shall be in conversation seconds. Measurement of billing minutes for originating toll free service access code (e.g., 8YY) calls shall be in accordance with applicable tariffs.

          5.7 Reciprocal Compensation Arrangements Under Section 251(b)(5) and Intercarrier Compensation Arrangements

                    5.7.1 Reciprocal Compensation arrangements address the transport and termination of Reciprocal Compensation Traffic over the terminating carrier’s switch in accordance with Section 251 (b)(5) of the Act. Verizon’s delivery of Reciprocal Compensation Traffic to TCG that originates with a third party carrier is addressed in Section 7.2. Intercarrier compensation arrangements address the transport and delivery of Internet Traffic that is compensable pursuant to the FCC Internet Order. Compensation for the transport and termination of traffic not specifically addressed in this Section 5.7 shall be as provided elsewhere in this Agreement, or, if not so provided, as required by the Tariffs of the Party transporting and/or terminating the traffic.

                    5.7.2 Nothing in this Agreement shall be construed to limit either Party’s ability to designate the areas within which that Party’s Customers may make calls which that Party rates as “local” in its Customer Tariffs.

                    5.7.3 The Parties shall compensate each other for the transport and termination of Reciprocal Compensation Traffic at the rates specified in the Detailed Schedule of Itemized Charges (Exhibit A hereto), as may be amended from time to time in accordance with Exhibit A and Section 20 or, if not set forth therein, in the applicable Tariff(s) of the terminating Party, as the case may be. Except as expressly specified in this Agreement, no additional charges, including port or transport charges, shall apply for the termination of Reciprocal Compensation Traffic delivered to the Verizon switch or the TCG switch by the other Party. When Reciprocal Compensation Traffic is terminated over the same trunks as Toll Traffic, any port or transport or other applicable access charges related to the delivery of Toll Traffic shall be prorated to be applied only to the Toll Traffic.

                              5.7.3.1 TCG will pay Verizon for termination of Reciprocal Compensation Traffic at the Tandem Office (Meet Point B) rate (including both transport and End Office termination) for Reciprocal Compensation Traffic TCG delivers to Verizon at Verizon’s Tandem. TCG will pay Verizon for termination of Reciprocal Compensation Traffic at the End Office (Meet Point A) rate for Reciprocal Compensation Traffic TCG delivers to Verizon at Verizon’s End Office. Verizon will pay TCG the Tandem Office (Meet Point B) rate for Reciprocal Compensation Traffic Verizon delivers to TCG.

                    5.7.4 No Reciprocal Compensation shall apply to Internet Traffic. The determination of whether traffic is Reciprocal Compensation Traffic or Internet Traffic shall be performed in accordance with Paragraphs 8 and 79, and other applicable provisions, of the FCC Internet Order (including, but not limited to, in accordance with the rebuttable presumption established by the FCC Internet Order that traffic delivered to a carrier that exceeds a 3:1 ratio of terminating to originating traffic is Internet Traffic, and in accordance with the process established by the FCC Internet Order for rebutting such presumption before the Commission). Notwithstanding any other provision of the Agreement (but subject to the change of law provisions of this Agreement), Reciprocal Compensation Traffic does not include any Internet Traffic. Notwithstanding any other provision of this Agreement, the Parties’ rights and obligations with respect to any intercarrier compensation that may be due in connection with their exchange of Internet Traffic shall be governed by the FCC Internet Order; as a convenience to the Parties, the rates for the exchange of Internet Traffic that is compensable pursuant to the FCC Internet Order are set out in Exhibit A.

                    5.7.5 Transport and termination of the following types of traffic shall not be subject to the Reciprocal Compensation arrangements set forth in this Section 5.7, but instead shall be treated as described or referenced below:

                              5.7.5.1 No Reciprocal Compensation shall apply to special access, private line, or any other traffic that is not switched by the terminating Party.

                              5.7.5.2 IntraLATA intrastate alternate-billed calls (e.g., collect, calling card, and third-party billed calls originated or authorized by the Parties’ respective Customers in New York) shall be treated in accordance with an arrangement mutually agreed to by the Parties.

                              5.7.5.3 Switched Exchange Access Service and InterLATA Toll shall continue to be governed by the applicable federal and state Tariffs and, where applicable, by a Meet-Point Billing arrangement in accordance with Section 6.3. IntraLATA Toll Traffic shall be governed by Applicable Law.

                                        5.7.5.3.1 The originating Party will receive a credit for Reciprocal Compensation in those instances:

(i)	where IntraLATA 8YY Toll Traffic calls are translated by the originating Party prior to delivery by that Party of such traffic to the terminating Party, and

(ii)	where the terminating Party bills the originating Party Reciprocal Compensation in error for such IntraLATA 8YY Toll Traffic; and

(iii)	where the originating Party provides appropriate records to the terminating Party to substantiate each request for credit.

As soon as practicable, subsequent to the Effective Date of this Agreement, the Parties shall negotiate a mutually acceptable settlement process for Reciprocal Compensation credits in accordance with this Section 5.7.5.3.1.

                    5.7.6 Each Party reserves the right to audit all Traffic, up to a maximum of two audits per calendar year, to ensure that proper rates are being applied appropriately, provided, however, that either Party shall have the right to conduct additional audit(s) if the preceding audit disclosed material errors or discrepancies. Each Party agrees to provide the necessary Traffic data in conjunction with any such audit in a timely manner. Except as otherwise provided herein, audits shall be conducted pursuant to Section 28.10.

          5.8 Customer Usage Detail

                    5.8.1 Verizon will provide Customer Usage Detail Information originating from TCG customers using certain Verizon Network Elements or Verizon Telecommunications Services with no rounding of billable time on unrated usage to full minutes. Customer Usage Detail Information generally includes, but is not limited to, the following categories of information where Verizon currently records such data in the ordinary course of its business: (i) completed calls, including 800 calls and alternately billed calls; (ii) calls to directory assistance; and (iii) calls to and completed by Operator Services where Verizon provides such service to an TCG Customer.

                    5.8.2 These records shall be transmitted to the other Party daily, Monday through Friday, except holidays observed by either Party’s data centers. These records shall be transmitted in EMI format via Connect:Direct, provided however that if TCG and Verizon do not have Connect:Direct capabilities, such records shall be transmitted as the parties agree. Verizon and TCG agree that they will retain, at each party’s sole expense, copies of all EMI records transmitted to the other party for at least seven (7) calendar days after transmission to the other party.

                    5.8.3 Each Party will provide the other Party with EMI records formatted in accordance with EMI industry standard guidelines adopted by and contained in the Ordering and Billing Forum’s MECAB and MECOD documents.

                              5.8.3.1 Until (and so long as) Verizon implements the Ordering and Billing Forum’s solutions and recommendations, in place on December 5, 2001, for providing operating company numbers (“OCNs”) (i.e., OBF Issues 1921 and 2139), Verizon shall be liable to TCG for TCG’s uncollectibles to the extent that they are caused by Verizon’s own failure to provide to TCG accurate information (pursuant to the OBF Billing Committee resolutions to OBF Issues 1921 and 2139) TCG needs to bill third party carriers. Verizon shall satisfy any such obligation by paying amounts submitted by TCG to Verizon, pursuant to the billing and payment terms of Section 28.9, that accurately reflect the amount of such uncollectibles.

6.0 TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO 251(C)(2)

          6.1 Scope of Traffic

          Section 6 prescribes parameters for certain trunks to be established over the Interconnections specified in Section 4 for the transmission and routing of traffic between TCG Telephone Exchange Service Customers and Interexchange Carriers (“Access Toll Connecting Trunks”), in any case where TCG elects to have its End Office Switch subtend a Verizon Tandem. This includes casually-dialed (10XXX and 101XXXX) traffic.

          6.2 Trunk Group Architecture and Traffic Routing

                    6.2.1 TCG shall establish Access Toll Connecting Trunks pursuant to applicable access tariffs by which it will provide tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic to and from TCG’s Customers.

                    6.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access to allow TCG’s Customers to connect to or be connected to the interexchange trunks of any Interexchange Carrier which is connected to a Verizon access tandem.

                    6.2.3 Except as provided in Section 6.2.5, the Access Toll Connecting Trunks shall be two-way trunks. Such trunks shall connect the End Office TCG utilizes to provide Telephone Exchange Service and Switched Exchange Access to its Customers in a given LATA to the Tandem Verizon utilizes to provide Exchange Access in such LATA.

                    6.2.4 If TCG chooses to subtend a Verizon access Tandem, then TCG’s NPA/NXX must be assigned by TCG to subtend the same Verizon access Tandem that a Verizon NPA/NXX serving the same Rate Center subtends as identified in the LERG.

                    6.2.5 The Untranslated 8YY Access Toll Connecting Trunks will be established by TCG as a one-way trunk to enable TCG to deliver untranslated 8YY traffic to Verizon’s designated access Tandem in the LATA.

          6.3 Meet Point Billing Arrangements

                    6.3.1 TCG and Verizon will establish Meet-Point Billing (“MPB”) arrangements in order to provide a common transport option to Switched Exchange Access Services Customers via a Verizon access Tandem Switch in accordance with the Meet-Point Billing guidelines contained in the OBF’s MECAB and MECOD documents, except as modified herein, and Verizon’s applicable Tariffs. The arrangements described in this Section 6 are intended to be used to provide Switched Exchange Access Service that originates and/or terminates on Telephone Exchange Service that is provided by either Party, where the transport component of the Switched Exchange Access Service is routed through a Tandem Switch that is provided by Verizon.

                    6.3.2 In each LATA, the Parties shall establish MPB arrangements between the applicable Rating Point/Verizon serving Wire Center combinations.

                    6.3.3 Interconnection for the MPB arrangement shall occur at the Verizon access tandems in the LATA, unless otherwise agreed to by the Parties or unless as otherwise required by Applicable Law.

                    6.3.4 TCG and Verizon will use reasonable efforts, individually and collectively, to maintain provisions in their respective state access Tariffs, and/or provisions within the National Exchange Carrier Association (“NECA”) Tariff No. 4, or any successor Tariff sufficient to reflect the MPB arrangements established pursuant to this Agreement.

                    6.3.5 In general, there are four alternative Meet-Point Billing arrangements possible, which are: Single Bill/Single Tariff, Multiple Bill/Single Tariff, Multiple Bill/Multiple Tariff and Single Bill/Multiple Tariff, as outlined in the OBF MECAB Guidelines. Each Party shall implement the Multiple Bill/Single Tariff or Multiple Bill/Multiple Tariff option, as appropriate, in order to bill an IXC for the portion of the jointly provided Telecommunications Service provided by that Party. Alternatively, in former Bell Atlantic service areas, upon agreement of the Parties, each Party may use the New York State Access Pool on its behalf to implement Single Bill/Multiple Tariff or Single Bill/Single Tariff option, as appropriate, in order to bill an IXC for the portion of the jointly provided telecommunications service provided by each Party.

                    6.3.6 The rate elements to be billed by each Party shall be as set forth in that Party’s applicable Tariffs. The actual rate values for each Party’s affected Switched Exchange Access Service rate element shall be the rates contained in that Party’s own effective federal and state access Tariffs, or other document that contains the terms under which that Party’s access services are offered. The MPB billing percentages for each Routing Point/Verizon serving Wire Center combination shall be calculated in accordance with the formula set forth in Section 6.3.15.

                    6.3.7 Each Party shall provide the other Party with the billing name, billing address, and Carrier Identification Code (“CIC”) of the IXC, and identification of the IXC’s serving Wire Center in order to comply with the MPB notification process as outlined in the MECAB document via facsimile or such other media as the Parties may agree to. If either Party does not initially record sufficient bill detail for any IXC traffic that will utilize a portion of its network in an TCG/Verizon MPB arrangement, and for whom either Party must supply to the other MPB billing information, each Party agrees that it will assist the other Party in resolving these billing matters to allow that Party to obtain reimbursement from the IXC by providing as much billing detail as is available to the other Party, and by participating in any studies or discussions required to obtain supporting detail.

                    6.3.8 Verizon shall provide TCG with the Switched Access Detail Usage Data (EMI category 1101XX records) on magnetic tape or via such other media as the Parties may agree to, no later than ten (10) business days after the date the usage occurred.

                    6.3.9 TCG shall provide Verizon with the Switched Access Summary Usage Data (EMI category 1150XX records) on magnetic tape or via such other media as the Parties may agree, no later than ten (10) business days after the date of its rendering of the bill to the relevant IXC, which bill shall be rendered no less frequently than monthly.

                    6.3.10 All usage data to be provided pursuant to Subsections 6.3.8 and 6.3.9 above shall be sent to the following addresses:

To TCG:
New York Access Billing c/o ACM Inc.
120 Erie Blvd.
Schenectady, NY 12305
Phone: (518) 374 -5720

To Verizon:
New York Access Billing c/o ACM Inc.
120 Erie Blvd.
Schenectady, NY 12305
ATTN: Mark Ferri
Facsimile: (518) 374-7511

Either Party may change its address for receiving usage data by notifying the other Party in writing pursuant to Section 28.12.

                    6.3.11 Each Party shall coordinate and exchange the billing account reference (“BAR”) and billing account cross reference (“BACR”) numbers or Operating Company Number (“OCN”), as appropriate, for the MPB arrangements described in this Section 6. Each Party shall notify the other if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number, or if the OCN changes.

                    6.3.12 Each Party agrees to provide the other Party with notification of any errors it discovers in MPB data within 30 calendar days of the receipt of the original data. The other party shall attempt to correct the error and resubmit the data within ten (10) business days of the notification. In the event the errors cannot be corrected within such ten (10) business day period, the erroneous data will be considered lost. In the event of a loss of data, whether due to uncorrectable errors or otherwise, both Parties shall cooperate to reconstruct the lost data and, if such reconstruction is not possible, the

Parties shall mutually agree to a reasonable estimate of the lost data based upon prior usage data, and a payment based on such estimated amount shall be made.

                    6.3.13 Either Party may request a review or audit of the various components of access recording up to a maximum of two (2) audits per calendar year. All costs associated with each review and audit shall be borne by the requesting Party. Such review or audit shall be conducted subject to Section 28.10 of this Agreement and during regular business hours. A Party may conduct additional audits, at its expense, upon the other Party’s consent, which consent shall not be unreasonably withheld.

                    6.3.14 Except as may otherwise be set forth in Section 6.3.12 above, nothing contained in this Section 6.3 shall create any liability for damages, losses, claims, costs, injuries, expenses or other liabilities whatsoever on the part of either Party (other than as may be set forth in MECAB or in any applicable Tariff subject to the limitations on liability set forth in this Agreement).

                    6.3.15 MPB will apply for all traffic bearing the 500, 900, toll free service access code (e.g., 800/888/877) (to the extent provided by an IXC) or any other non-geographic NPA which may be designated for such traffic in the future. In the event TCG determines to offer Telephone Exchange Services in another LATA in New York in which Verizon operates an access Tandem Switch, Verizon shall permit and enable TCG to subtend the Verizon access Tandem Switch(es) designated for the Verizon End Offices in the area where the TCG Rating Point(s) associated with the NPA-NXX(s) to/from which the Switched Exchange Access Services are homed. The MPB billing percentages for each Routing Point/Verizon Serving Wire Center combination shall be calculated according to the following formula:

a / (a + b) = TCG Billing Percentage
and
b / (a + b) = Verizon Billing Percentage

                              where:

                              a = the airline mileage between the TCG Routing Point and the actual point of interconnection for the MPB arrangement; and

                              b = the airline mileage between the Verizon serving Wire Center and the actual point of interconnection for the MPB arrangement.

          By way of illustration, when TCG provides all the transport facilities in a MPB arrangement between the TCG End Office and the relevant Verizon access Tandem Switch, TCG will bill the IXC for 100% of such transport; similarly, when Verizon provides all the transport facilities in a MPB arrangement between the TCG End Office and the relevant Verizon access Tandem Switch, Verizon will bill the IXC for 100% of such transport.

                    6.3.16 TCG shall inform Verizon of each LATA in which it intends to offer Telephone Exchange Services and its calculation of the billing percentages which should apply for such arrangement. Within ten (10) business days of TCG’s delivery of notice to Verizon, Verizon and TCG shall confirm the Routing Point/Verizon serving Wire Center combination and billing percentages.

          6.4 Toll Free Service Access Code (e.g., 800/888/877) Traffic

          The following terms shall apply when either Party delivers toll free service access code (8YY) calls to the other Party for completion. For the purposes of this Section 6, the terms “translated” and “untranslated” refer to those toll free service access code calls that have been queried (“translated”) or have not been queried (“untranslated”) to an 8YY database.

                    6.4.1 When TCG delivers translated 8YY calls to Verizon for completion

                    (a) to an IXC, TCG shall:

(i)	provide an appropriate MPB record in EMI format to Verizon for processing and Meet Point Billing in accordance with Section 6.3 above; and

(ii)	bill the IXC the appropriate TCG query charge associated with the call.

                    (b) as an IntraLATA call to Verizon or another LEC that is a toll free service access code service provider in the LATA:

(i)	TCG shall provide an appropriate copy record in EMI format to the toll free service access code service provider; and

(ii)

TCG shall assess to the toll free service access code service provider TCG’s Tariffed Feature Group D (“FGD”) Switched Exchange Access or Reciprocal Compensation charges, in accordance with Applicable Law, and the TCG query charge; and

(iii)	In the case of such call to another LEC, Verizon shall assess applicable Transient Tandem Service charges and associated passthrough charges to TCG.

                    6.4.2 When Verizon delivers translated 8YY calls originated by Verizon’s or another LEC’s Customers to TCG for completion and when Verizon performs the query and where the queried call is an IntraLATA call handed off to TCG in its capacity as a toll free service access code service provider,

(i)	Verizon shall bill TCG the Verizon query charge associated with the call as specified in Exhibit A; and

(ii)	Verizon shall provide an appropriate EMI record to TCG; and

(iii)	Verizon shall bill TCG Verizon’s Intrastate Tariffed FGD Switched Exchange Access charges or Reciprocal Compensation charges, in accordance with Applicable Law.

                    6.4.3 When TCG delivers untranslated 8YY calls originated by TCG’s Customers to Verizon for completion to an IXC:

(i)	Verizon will query the call and route the call to the appropriate IXC; and

(ii)	Verizon shall provide an appropriate EMI record to TCG to facilitate billing to the IXC; and

(iii)	Verizon shall bill the IXC the Verizon query charge associated with the call and any other applicable charges.

                    6.4.4 When the untranslated 8YY call is an IntraLATA call routed to Verizon or another LEC that is a toll free service access code service provider in the LATA:

(i)	Verizon will query the call and route the call to the appropriate LEC toll free service access code service provider; and

(ii)	Verizon shall provide an appropriate EMI record to TCG to facilitate billing to the LEC toll free service access code service provider; and

(iii)	Verizon shall bill the LEC toll free service access code service provider the query charge associated with the call and any other applicable Verizon charges.

                    6.4.5 Verizon will query untranslated toll free service access code calls before routing resulting translated calls to TCG.

7.0 TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

          7.1 Information Services Traffic

          For purposes of this Agreement, information services and Information Services Traffic refer to switched voice traffic, delivered to information service providers who offer recorded voice announcement information or open vocal discussion programs to the general public. Information Services Traffic does not include Internet Traffic. Information Services Traffic also does not include 555 traffic or similar traffic with AIN service interfaces, which traffic shall be subject to separate arrangements between the Parties.

          The following provisions shall apply only to TCG-originated Information Services Traffic directed to an information service platform connected to Verizon’s network. At such time as TCG connects information services platforms to its network, the Parties shall agree upon a comparable arrangement for Verizon-originated Information Services Traffic.

                    7.1.1 TCG shall have the option to route Information Services Traffic that originates on its own network to the appropriate information services platform(s) connected to Verizon’s network. In the event TCG exercises such option, TCG will establish dedicated Information Services Trunk(s) to the Verizon information services serving switch. Such Information Services Trunk(s) will be utilized to allow TCG to route Information Service Traffic originated on its network to Verizon.

          Where TCG serves a Customer through the purchase of a Verizon unbundled Local Switching Element, Information Service Traffic from that Customer may be routed over Verizon information service trunks on a shared basis.

                    7.1.2 Nothing in this Agreement shall restrict, obviate, or otherwise affect either Party’s rights or obligations, if any, under Applicable Law, to offer to its Telephone Exchange Service Customers the ability to block the completion of Information Services Traffic.

                    7.1.3 For fixed rated Information Services Traffic (i.e. 976 service in NY), TCG shall bill and collect the information services provider charges as stated in Verizon’s applicable retail Tariff, as may be amended from time to time, from its Customers. Verizon will bill TCG for such charges less the Billing and Collection Fee set forth in Exhibit A. TCG shall pay Verizon such charges in full regardless of whether or not it collects charges for such calls from its own Customers. Upon request from Verizon, TCG shall provide Verizon with recorded call information for specified Information Services Traffic calls which TCG shall provide in unrated EMI format via electronic file transfer or other medium mutually agreed to by the Parties. Verizon shall pay TCG the Customer Usage Detail charges specified in Exhibit A for such call information. This subsection shall apply to fixed rate Information Services Traffic regardless of whether TCG serves its Customer utilizing its own switching facilities or through the provision by Verizon of unbundled Local Switching.

                    7.1.4 For variable rated Information Services Traffic (e.g., NXX 550, 540, 976, 970, 940 as applicable), TCG shall bill and collect information services provider charges from its Customers. The Parties shall exchange call detail information and handle adjustments, according to the terms set forth in Schedule 7.1.4. Prior to accessing the variable-rated services, TCG shall complete acceptance testing of its billing process with Verizon. Verizon shall charge TCG Customer Usage Detail rates as specified in Exhibit A.

                    7.1.5 Verizon shall accept no more than two (2) adjustments per originating end user line number from TCG for Information Services Traffic originated by TCG Customers. In order for Verizon to pass through uncollectibles and other Customer adjustments to the appropriate information services provider, TCG shall provide to Verizon sufficient information regarding such uncollectibles and other Customer adjustments.

          7.2 Transient Tandem Service

                    7.2.1 TCG may purchase Transient Tandem Service from Verizon to the extent that Verizon makes such service available under its tariffs and, in such case, in accordance with the rates, terms and conditions of such tariffs (it being agreed by the Parties that, as of June 24, 2002, Verizon makes available Transient Tandem Service in accordance with the rates, terms and conditions set forth in Verizon’s PSC NY No. 8 Tariff).

          7.3 911/E911 Arrangements

                    7.3.1 TCG may, at its option, interconnect to the Verizon 911/E911 selective router or 911 Tandem Offices, as appropriate, that serve the areas in which TCG provides Telephone Exchange Services, for the provision of 911/E911 services and for access to all subtending Public Safety Answering Points (“PSAP”). In such situations, Verizon will provide TCG with the appropriate CLLI codes and specifications of the Tandem Office serving area. In areas where E911 is not available, TCG and Verizon will negotiate arrangements to connect TCG to the 911 service in accordance with applicable state law.

                    7.3.2 Path and route diverse Interconnections for 911/E911 shall be made at the TCG switch(es), the Verizon switch(es), or other points as necessary and mutually agreed, and as required by law or regulation.

                    7.3.3 Within thirty (30) days of its receipt of a request from TCG and to the extent authorized by the relevant federal, state, and local authorities, Verizon will provide TCG with the following at no charge:

                    (a) a file via electronic medium containing the Master Street Address Guide (“MSAG”) for each county within the LATA(s) where TCG is providing, or represents to Verizon that it intends to provide within sixty (60) days of TCG’s request, local exchange service, which MSAG shall be updated as the need arises and a complete copy of which shall be made available on an annual basis;

                    (b) a list of the address and CLLI code of each 911/E911 selective router or 911 Tandem office(s) in the area in which TCG plans to offer Telephone Exchange Service;

                    (c) a list of geographical areas, e.g., LATAs, counties or municipalities, with the associated 911 tandems, as applicable.

                    (d) a list of Verizon personnel who currently have responsibility for 911/E911 requirements, including a list of escalation contacts should the primary contacts be unavailable.

                    (e) any special 911 trunking requirements for each 911/E911 selective router or 911 Tandem Office;

                    (f) prompt return of any TCG 911/E911 data entry files containing errors, so that TCG may ensure the accuracy of the Customer records.

                    7.3.4 TCG shall use, where available, the Private Switch/Automatic Location Identification (“PS/ALI”) electronic interface through which TCG shall input and provide a daily update of 911/E911 database information related to appropriate TCG Customers. In those areas where the PS/ALI electronic interface is not available, TCG shall provide Verizon with all appropriate 911/E911 information such as name, address, and telephone number via facsimile for Verizon’s entry into the 911/E911 database system. Any 911/E911-related data exchanged between the Parties prior to the availability of an electronic interface shall conform to Verizon standards, whereas 911/E911-related data exchanged electronically shall conform to the National Emergency Number Association standards. TCG may also use the PS/ALI electronic interface, where available, to query the 911/E911 database to verify the accuracy of TCG Customer information.

                    7.3.5 Verizon and TCG will use commercially reasonable efforts to facilitate the prompt, robust, reliable and efficient interconnection of TCG systems to the 911/E911 platforms.

                    7.3.6 TCG shall be responsible for providing facilities from the TCG End Office to the 911 Tandem. TCG shall deploy diverse routing of 911 trunk pairs to the 911 tandem or selective router.

                    7.3.7 The Parties acknowledge that until Local Number Portability (“LNP”) with full 911/E911 compatibility is utilized for all ported telephone numbers, the use of Interim Number Portability (“INP”) creates a special need to have the Automatic Location Identification (“ALI”) screen reflect two numbers: the “old” number and the “new” number assigned by TCG. Therefore, for those ported telephone numbers using INP, TCG will provide the 911/E911 database with both the forwarded number and the directory number, as well as all other required information including the appropriate address information for the customer for entry into the 911/E911 database system. Further, TCG will outpulse the telephone number to which the call has been forwarded (that is, the Customer’s ANI) to the 911 Tandem office. TCG will include their NENA five character Company Identification (“COID”) for inclusion in the ALI display.

                    7.3.8 TCG is required to enter data into the 911/E911 database under the NENA Standards for LNP. This includes, but is not limited to, using TCG’s NENA COID to lock and unlock records and the posting of TCG’s NENA COID to the ALI record where such locking and migrating feature for 911/E911 records is available or as defined by local standards.

                    7.3.9 Verizon and TCG will work cooperatively to arrange meetings with PSAPs to answer any technical questions the PSAPs, or county or municipal coordinators may have regarding the 911/E911 arrangements.

                    7.3.10 TCG will compensate Verizon for connections to its 911/E911 pursuant to Exhibit A.

                    7.3.11 TCG and Verizon will comply with all applicable rules and regulations pertaining to the provision of 911/E911 services in New York.

8.0 NUMBER RESOURCES, RATE CENTERS AND RATING POINTS

          8.1 Nothing in this Agreement shall be construed to limit or otherwise adversely affect in any manner either Party’s right to employ or to request and be assigned any Central Office (NXX) Codes pursuant to the Central Office Code Assignment Guidelines, and any relevant FCC or Commission orders as may be amended from time to time, or to establish, by Tariff or otherwise, Rate Centers and Rating Points corresponding to such NXX codes.

          8.2 It shall be the responsibility of each Party to program and update its own switches and network systems in accordance with the Local Exchange Routing Guide (“LERG”) in order to recognize and route traffic to the other Party’s assigned NXX codes at all times. Neither Party shall impose any fees or charges whatsoever on the other Party for such activities, except as expressly set forth in this Agreement. The Parties will work cooperatively to implement NXX code activation in a manner consistent with industry standards as part of the Joint Grooming Plan process as set forth in Section 10 of this Agreement.

          8.3 Upon discovering that either Party’s network does not properly recognize an NXX code assigned to the other Party, the discovering Party shall notify the other Party. The Party whose network is malfunctioning will promptly initiate appropriate procedures to locate the source of, and resolve, the problem. The Parties shall work cooperatively to promptly correct all causes of the problem so identified.

          8.4 Unless mandated otherwise by a Commission order, the Rate Center Areas will be the same for each Party. During the term of this Agreement, TCG shall adopt the Rate Center Areas and Rate Center Points that the Commission has approved for Verizon, in all areas where Verizon and TCG service areas overlap, and TCG shall assign whole NPA-NXX codes to each Rate Center Area unless the LEC industry adopts alternative methods of utilizing NXXs in the manner adopted by the NANP.

          8.5 TCG will also designate a Routing Point for each assigned NXX code. TCG shall designate one location for each Rate Center Area as the Routing Point for the NPA-NXXs associated with that Area, and such Routing Point shall be within the same LATA as the Rate Center Area but not necessarily within the Rate Center Area itself.

          8.6 Notwithstanding anything to the contrary contained herein, nothing in this Agreement is intended to, and nothing in this Agreement shall be construed to, in any way constrain TCG’s choices regarding the size of the local calling area(s) that TCG may establish for its Customers, which local calling areas may be larger than, smaller than, or identical to, Verizon’s local calling areas.

9.0 NETWORK MAINTENANCE AND MANAGEMENT; OUTAGES

          9.1 Cooperation

          The Parties will work cooperatively to install and maintain a reliable network. TCG and Verizon will exchange appropriate information (e.g., maintenance contact numbers, escalation procedures, network information, information required to comply with law enforcement and other security agencies of the Government) to achieve and maintain this desired reliability. In addition, the Parties will work cooperatively to apply sound network management principles to alleviate or to prevent congestion and to minimize fraud associated with third number billed calls, calling card calls, and any other services related to this Agreement.

          9.2 Responsibility for Following Standards

          Each Party recognizes a responsibility to follow the standards (including any standards set forth in this Agreement) agreed to between the Parties and to employ characteristics and methods of operation that will not interfere with or impair the service or any facilities of the other or any third parties connected with or involved directly in the network of the other Party.

          9.3 Interference or Impairment

          If Party A reasonably determines that the characteristics, facility, service or methods of operation used by Party B will or are likely to materially interfere with or impair Party A’s provision of services to any individual Customer or carrier, Party A may, to the limited extent required to address the particular condition, interrupt or temporarily suspend any service or facilities provided to Party B that gives rise to or is likely to give rise to such interference or impairment subject to the following:

                    9.3.1 Except in emergency situations, Party A shall have given Party B at least ten (10) days’ prior written notice of the material interference or impairment or potential material interference or impairment and the need to correct the condition within said time period;

                    9.3.1a If Party B corrects the condition in the ten (10)-day time period, Party A shall not interrupt or temporarily suspend the affected services or facilities provided by Party A to Party B; and

                    9.3.2 Upon correction of the interference or impairment that caused Party A to interrupt or temporarily suspend the service or facility, Party A will promptly restore the interrupted or temporarily suspended service or facility. During such period of suspension or interruption, there will be no compensation or credit allowance by Party A to Party B.

          9.4 Outage Repair Standard

          In the event of an outage or trouble in any arrangement, facility, or service being provided by a Party hereunder, the providing Party will follow procedures for isolating and clearing the outage or trouble that are no less rigorous than Verizon’s standard procedures. TCG and Verizon may agree to modify those procedures from time to time based on their experience with comparable Interconnection arrangements with other carriers.

          9.5 Notice of Changes — Section 251(c)(5)

          If a Party makes a change in the information necessary for the transmission and routing of services using that Party’s network, or any other change in its network which it believes may materially affect the interoperability of its network with the other Party’s network, the Party making the change shall publish notice at least ninety (90) days in advance of such change, and shall use all reasonable efforts to publish at least one hundred eighty (180) days in advance where practicable; provided, however, that if a longer period of notice is required by the FCC’s or Commission’s rules, including, e.g., the Network Disclosure rules set forth in the FCC Regulations, the Party will comply with such rules.

10.0 JOINT NETWORK IMPLEMENTATION AND GROOMING PROCESS

          10.1 Joint Network Implementation And Grooming Process: Installation, Maintenance, Testing and Repair

                    10.1.1 Upon request of either Party, TCG and Verizon shall jointly develop an implementation and grooming process (the “Joint Grooming Process”), which may define in detail, among other things, the following:

                              10.1.1.1 The physical architecture consistent with Section 4.0.

                              10.1.1.2 A blocking standard of one half of one percent (B.005) shall be maintained during the average Time Consistent Busy Hour for final Access Toll Connecting Trunk groups carrying traffic between an TCG end office and a Verizon access tandem. All final Traffic Exchange Trunk groups are to be engineered with an average Time Consistent Busy Hour blocking standard of one percent (B.01).

                              10.1.1.3 The respective duties and responsibilities of the Parties with respect to the administration and maintenance of the trunk groups, including, but not limited to, standards and procedures for notification and discoveries of trunk disconnects.

                              10.1.1.4 Disaster recovery provision escalations.

                              10.1.1.5 A procedure for escalating any emergency or urgent matters and personnel that can be reached on a 7 x 24 basis.

                              10.1.1.6 Such other matters as the Parties may agree, including, e.g., End Office to End Office high usage trunks as good engineering practices may dictate.

                    10.1.2 In those cases where either Party’s equipment will not support 64K Clear Channel Capability (“CCC”), the Parties agree to establish AMI line coding.

          10.2 Installation, Maintenance, Testing and Repair

          Unless otherwise agreed to by the Parties, Interconnection shall be equal in quality to that provided by each of the Parties to itself, any subsidiary, affiliate, or third party, to the extent required by Applicable Law. Without affecting any liability it may otherwise have to the other Party hereunder, if either Party is unable to fulfill its obligations under this subsection 10.2, it shall notify the other Party of its inability to do so and will negotiate alternative intervals in good faith. The Parties agree that the standards to be used by each Party for isolating and clearing any disconnections and/or other outages or troubles shall be at parity with standards used by each Party with respect to itself, any subsidiary, affiliate or third party, to the extent required by Applicable Law.

                    10.2.1 Trunk Provisioning

                              10.2.1.1 Notwithstanding any other provision of this Agreement, each Party shall control the timing and sizing of one-way originating trunks it provisions for terminating traffic to the other Party. Both Parties will manage the capacity of their interconnection trunk groups. Each Party’s trunking requirements for a direct end office or a tandem trunk group should be based on reasonable engineering principles and be kept to a minimum quantity of trunks, based on blocking standards identified in Section 10.1.1.2. Either Party may place an order to add or disconnect trunks in a trunk group that are under its control as long as engineering parameters, e.g., design blocking objective, ECCS, utilization, are reasonably met.

                              10.2.1.2 The Parties will review all Tandem and End Office one-way Traffic Exchange Trunk groups that reach a utilization level of seventy percent (70%), or greater, to determine whether those groups should be augmented. TCG will promptly augment all Tandem and End Office one-way Traffic Exchange Trunk groups that reach a utilization level of eighty percent (80%) by submitting ASRs for additional trunks sufficient to attain a utilization level of approximately seventy percent (70%), unless the Parties agree that additional trunking is not required. For each Tandem and End Office one-way Traffic Exchange Trunk group carrying TCG-originated traffic with a utilization level of less than sixty percent (60%) for three consecutive months, unless TCG in good faith provides Verizon with information (e.g., new customer contracts or new product offerings) that TCG expects will produce traffic volumes that will bring the utilization level over sixty percent (60%) within the next three months or the Parties agree otherwise, TCG will promptly submit ASRs to disconnect a sufficient number of

Traffic Exchange Trunks to attain a utilization level of approximately sixty percent (60%) for each respective group. If the Parties agree to revise the utilization percentages in this Section 10.2.1.2, the Parties shall amend this Agreement to include mutually agreed upon terms and conditions governing such revised utilization levels.

                              10.2.1.3 Unless the Parties agree otherwise, the Parties will adhere to the ordering and provisioning guidelines of the OBF for trunk ordering and servicing as implemented by Verizon in accordance with the Change Management Process, as amended, modified, clarified, or supplemented from time to time.

                              10.2.1.4 At either Party’s request, the Parties shall work cooperatively to coordinate major large network interconnection projects that require related work activities between and among Verizon and TCG work groups.

                    10.2.2 Network Management

                              10.2.2.1 Protective Protocols — Either Party may use protective network traffic management controls such as 7-digit and 10-digit code gaps on traffic toward the other Party’s network, when required to protect the public switched network from congestion due to facility failures, switch congestion or failure, or focused overload. Each Party will provide appropriate industry standard notification to the other Party of any such protective control action which has been executed by that Party. To the extent that prior notification is commercially reasonable and consistent with industry practice, each Party will provide prompt notification to the other Party of any such protective control action which will be executed by the Party.

                              10.2.2.2 Expansive Protocols — Originating or terminating traffic reroutes may be implemented by either Party to temporarily relieve network congestion due to facility failures or abnormal calling patterns.

                              10.2.2.3 Mass Calling — TCG and Verizon shall cooperate regarding cross-network call-ins expected to generate large or focused temporary increases in call volumes, to prevent or mitigate the impact of these events on the public switched network.

          10.3 Forecasting Requirements for Trunk Provisioning

                    10.3.1 Except as otherwise set forth in Section 10.3.2.1 and Section 10.3.3.1 (i.e., where only one Party provides a forecast), each Party shall provide the other Party a two (2) year non-binding traffic forecast of outbound trunks. The forecast shall be updated and provided on an as-needed basis but no less frequently than semiannually. All forecasts shall comply with the Verizon CLEC Interconnection Trunking Forecast Guide and shall include, Access Carrier Terminal Location (“ACTL”), traffic type (traffic carried via Traffic Exchange Trunks, traffic carried via Access Toll Connecting Trunks, Operator Services traffic, 911 traffic, etc.), 2/6 code (identifies trunk group), A location/Z location, interface type (e.g., DS1), and trunks in service (cumulative).

                    10.3.2 Initial Forecasts/Trunking Requirements

                              10.3.2.1 For those LATAs where the Parties have not provisioned Traffic Exchange Trunks, TCG shall provide (in accordance with Section 10.3.1) and, Verizon will generally utilize, a non-binding trunk forecast (for both inbound and outbound traffic) to assist Verizon in determining the timing and sizing of the Verizon Traffic Exchange Trunks used to terminate traffic to TCG, provided, that TCG’s forecast is based on reasonable engineering criteria.

                    10.3.3 Monitoring and Adjusting Forecasts

                              10.3.3.1 For those LATAs where the Parties have previously provisioned Traffic Exchange Trunks, if the volume of traffic exchanged (i.e., the actual number of minutes exchanged in a particular month) between the Parties is out of balance (which, for the purposes of this Section 10.3.3 shall be defined as the volume of such traffic originating on one Party’s network being greater than three times the volume of such traffic originated on the other Party’s network), then the Party originating the lesser volume of traffic (“Party A”) shall provide the other Party (“Party B”) a non-binding trunk forecast in accordance with Section 10.3.1 for traffic in the inbound direction (i.e., terminating to Party A’s network).

11.0 UNBUNDLED ACCESS

          Subject to the conditions set forth in Section 11, Verizon shall offer to TCG nondiscriminatory access to Network Elements and Combinations as set forth below on an unbundled basis at any technically feasible point pursuant to, and in accordance with the terms and provisions of this Agreement and Applicable Law (including, without limitation, as set forth in the FCC’s Third Report and Order and Fourth Further Notice of Proposed Rulemaking in CC Docket No. 96-98, released November 5, 1999, and in FCC Rule 51.315(b), as each may be in effect from time to time); but, notwithstanding any other provision of this Agreement, only to the extent provision of such Network Elements and Combinations on an unbundled basis is required by Applicable Law. Such access to Network Elements and Combinations shall include all of the Network Element’s features, functions and capabilities in a manner that allows TCG to provide any Telecommunications Service that can be offered by means of the Network Element consistent with Applicable Law.

          11.1 Verizon’s Provision of Network Elements

          Subject to the conditions set forth in Section 11, Verizon shall provide TCG access to the following:

                    11.1.1 Loops, Sub-Loops, Dark Fiber, Line Sharing, Line Splitting, and House and Riser, as set forth in Section 11.2;

                    11.1.2 The Network Interface Device, as set forth in Section 11.3;

                    11.1.3 Switching Capability, as set forth in Section 11.4;

                    11.1.4 Interoffice Transmission Facilities, as set forth in Section 11.5;

                    11.1.5 Signaling Links and Call-Related Databases, as set forth in Section 11.5A and Section 17;

                    11.1.6 Operations Support Systems, as set forth in Section 11.6;

                    11.1.7 Other Network Elements in accordance with Section 11.8 below.

          11.2 Loops, Sub-Loops, Dark Fiber, Line Sharing, Line Splitting, and House and Riser

                    11.2.1 Subject to the conditions set forth in Section 11, Verizon shall allow TCG to access Loops unbundled from local switching and local transport as required by Applicable Law, in accordance with the rates, terms and conditions set forth in Verizon’s PSC NY No. 10 Tariff, as amended from time to time. To the extent required by Applicable Law, Verizon shall provide access to the unbundled Sub-Loop Network Element in accordance with the rates, terms and conditions set forth in Verizon’s PSC NY No. 10 Tariff, as amended from time to time.

                    11.2.2 Dark Fiber. Subject to the conditions set forth in Section 11 and upon request, Verizon shall provide to TCG access to unbundled Dark Fiber Loops (as such term is hereinafter defined) in accordance with, and subject to, the rates, terms and provisions of Verizon’s PSC NY No. 10 Tariff, as amended from time to time.

                    11.2.3 House and Riser. Subject to the conditions set forth in Section 11 and upon request, Verizon shall provide to TCG access to a House and Riser Cable (as such term is hereinafter defined) in accordance with, and subject to, the rates, terms and provisions of Verizon’s PSC NY No. 10 Tariff, as amended from time to time.

                    11.2.4 Line Sharing. Subject to the conditions set forth in Section 11 and upon request, Verizon shall make Line Sharing available to TCG in accordance with, and subject to, the rates, terms and provisions of Verizon’s PSC NY No. 10 Tariff, as amended from time to time.

                    11.2.5 Line Splitting. Subject to the conditions set forth in Section 11 and upon request, Verizon shall make Line Splitting available to TCG in accordance with, and subject to, the rates, terms and provisions of Verizon’s PSC NY No. 10 Tariff, as amended from time to time.

          11.3 Network Interface Device

                    Subject to the conditions set forth in Section 11 and at the request of TCG, Verizon shall permit TCG to connect a carrier’s Loop to the Inside Wiring of a Customer’s premises through Verizon’s Network Interface Device (NID) at the rates, terms and conditions set forth in Verizon’s PSC NY No. 10 Tariff, as amended from time to time.

          11.4 Unbundled Switching Elements

                    Subject to the conditions set forth in Section 11 and at the request of TCG, Verizon shall make available to TCG the Local Switching Element and Tandem Switching Element unbundled from shared interoffice transport and local Loop transmission, or other services, in accordance with Applicable Law, at the rates, terms and conditions set forth in Verizon’s PSC NY No. 10 Tariff, as amended from time to time. Additionally, TCG may request and shall pay Verizon for the development, activation, and any associated fees and charges relating to any latent switch features that it orders under the terms of this Agreement (i.e., via the BFR process).

                    11.4A Packet Switching

                    11.4A.1 The Packet Switching capability network element is defined as the basic packet switching function of routing or forwarding packets, frames, cells or other data units based on address or other routing information contained in the packets, frames, cells or other data units, and the functions performed by Digital Subscriber Line Access Multiplexers (DSLAMs), including but not limited to:

(i)	the ability to terminate copper customer loops (which includes both a low band voice channel and a high-band data channel, or solely a data channel);

(ii)	the ability to forward the voice channels, if present, to a circuit switch or multiple circuit switches;

(iii)	the ability to extract data units from the data channels on the loops, and

(iv)	the ability to combine data units from multiple loops onto one or more trunks connecting to a packet switch or packet switches.

                    11.4A.2 To the extent required by Applicable Law (including without limitation F.C.C. Rule 51.319 (c)(5) as amended from time to time) and subject to the conditions set forth in Section 11, Verizon shall provide access to unbundled Packet Switching capability only where each of the following conditions are satisfied:

(i)

Verizon has deployed digital loop carrier systems, including but not limited to, integrated digital loop carrier or universal digital loop carrier systems; or has deployed any other system in which fiber optic facilities replace copper facilities in the distribution section, (e.g., end office to remote terminal, pedestal or environmentally controlled vault);

(ii)	There are no spare copper loops capable of supporting xDSL services TCG seeks to offer;

(iii)

Verizon has not permitted TCG to deploy a Digital Subscriber Line Access Multiplexer in the remote terminal, pedestal or environmentally controlled vault or other interconnection point, nor has TCG obtained a virtual collocation arrangement at these subloop interconnection points; and

(iv)	Verizon (the ILEC) or Verizon Advanced Data Inc. (“VADI”), an affiliated ILEC in New York, has deployed packet switching capability for its own use.

                    11.4A.3 To the extent Verizon is required by Applicable Law to provide Packet Switching capability to TCG, Verizon shall provide access to Packet Switching capability subject to charges based on rates and/or rate structures that are consistent with Applicable Law (“Packet Switching Rates”). TCG acknowledges that the Packet Switching Rates are not set forth in Exhibit A as of the Effective Date. At such time that Verizon is required to provide access to Packet Switching capability, Verizon shall develop Packet Switching Rates and shall notify TCG in writing of such Packet Switching Rates in accordance with, and subject to, the notices provision of this Agreement and thereafter shall bill TCG, and TCG shall pay to Verizon, for Packet Switching capability provided under this Agreement in accordance with such Packet Switching Rates. In addition, such Packet Switching Rates shall be superseded, on a prospective basis (unless the Commission, the FCC or other governmental body of competent jurisdiction orders that such new Packet Switching Rates be applied on other than a prospective basis (e.g., retroactive true-up), in which case the Parties shall comply with the terms of such order, to the extent that it is effective), by any new Packet Switching Rates when such new rates are required by any order of the Commission, the FCC or other governmental body of competent jurisdiction, approved by the Commission, the FCC or other governmental body of competent jurisdiction, or otherwise allowed to go into effect, provided such new Packet Switching Rates are not subject to a stay issued by any court of competent jurisdiction. Any notice provided by Verizon to TCG pursuant to this Section 11.4A.3 shall be deemed to be a part of Exhibit A immediately upon receipt of such notice by TCG and thereafter.

          11.5 Unbundled InterOffice Transmission Facilities

                              11.5.1.1 Subject to the conditions set forth in Section 11, where facilities are available, Verizon shall make available to TCG unbundled interoffice transmission facilities in accordance with Applicable Law, at the rates, terms and conditions set forth in Verizon’s PSC NY No. 10 Tariff, as amended from time to time.

          11.5A Call Related Databases and AIN

                    11.5A.1 Verizon shall provide access to call related databases to the extent required by Applicable Law, including but not limited to, FCC Rule 51.319(e). Verizon shall provide such access in accordance with Section 17 of this Agreement. Call related databases include, but are not limited to: Line Information Database, Calling Name Database, Toll Free Number Database, and Advanced Intelligent Network Databases.

                    11.5A.2 [Intentionally deleted.]

                    11.5A.3 [Intentionally deleted.]

                    11.5A.4 Line Information Data Base (LIDB)

                              11.5A.4.1 Verizon shall permit TCG access to the validation data in the Verizon LIDB database for use in TCG’s provision of local exchange services. To the extent TCG provides local switching utilizing its own switch, TCG may request that Verizon store its calling card, toll billing exception and payphone number validation data in the Verizon LIDB database pursuant to a separate agreement or an amendment to this Agreement negotiated by the Parties.

                              11.5A.4.2 Upon reasonable request by TCG, Verizon shall provide TCG with a list of the end user data which TCG is required to provide in order to support toll billing exception and calling card validation.

                              11.5A.5 Calling Name Database

                                        11.5A.5.1 Verizon shall permit TCG to transmit a query to Verizon’s CNAM database for the purpose of obtaining the name associated with a line number for delivery to TCG’s local exchange customers. To the extent TCG provides local switching utilizing its own switch, TCG may request that Verizon provide CNAM database storage and validation services pursuant to a separate agreement or an amendment to this Agreement negotiated by the Parties.

                    11.5A.6 Toll Free Number Database

                              11.5A.6.1 Verizon shall provide access to Verizon’s toll free number database to allow TCG to transmit a query to determine the carrier selection and other routing instructions (e.g., POTS translation, time of day, day of week, originating call number).

                    11.5A.7 Advanced Intelligent Network (AIN) Access, Service Creation Environment and Service Management System (SCE/SMS) Advanced Intelligent Network Access.

                              11.5A.7.1 Verizon shall provide access to any and all non-proprietary Verizon service applications resident in Verizon’s SCP. Such access may be from TCG’s switch or Verizon’s unbundled Local Switching element. SCE/SMS AIN access shall provide TCG the ability to create service applications in the Verizon SCE and deploy those applications via the Verizon SMS to the Verizon SCP consistent with the way Verizon creates and deploys such applications. Verizon shall make SCE hardware, software, testing and technical support (e.g., help desk, system administrator) resources available to TCG. The Verizon SCE/SMS shall allow for multi-user access by TCG personnel. AIN service applications and process flow design developed in the SCE by an TCG service designer/creator to provide AIN based services will be provided to TCG. Verizon shall provide management and other logical security functions. When TCG selects SCE/SMS AIN access, Verizon shall provide for a secure, controlled access environment on-site as well as via remote data connections (i.e., ISDN circuit switched data) and shall allow TCG to transfer data forms and/or tables to the Verizon SCP via the ILEC SMS (e.g., service customization and subscriber subscription) in a manner consistent with how Verizon provides that capability to itself.

          11.6 Operations Support Systems

          Subject to the conditions set forth in Section 11 and Schedule 11 of this Agreement, Verizon shall provide TCG with access via electronic interfaces to databases required for pre-ordering, ordering, provisioning, maintenance and repair, and billing. All such transactions shall be submitted by TCG through such electronic interfaces unless otherwise agreed to by the Parties.

                    11.6A Operator Service and Directory Assistance Service

                              11.6A.1 To the extent required by Applicable Law and pursuant to FCC Rule 51.319(f) and the rates, terms and conditions set forth in Verizon’s PSC NY No. 10 Tariff, as amended from time to time, Verizon shall provide nondiscriminatory access to Operator Services and Directory Assistance on an unbundled basis to TCG for the provision of a Telecommunications Service only where Verizon does not provide, upon request by TCG, customized routing or a compatible signaling protocol of OS/DA. Operator Services (“OS”) are any automatic or live assistance to a consumer to arrange for billing or completion, or both, of a telephone call. Directory Assistance (“DA”) is a service that allows subscribers to retrieve telephone numbers of other subscribers.

          11.7 Limitations on Unbundled Access

                    11.7.1 Notwithstanding any other provision of this Agreement:

                              (a) To the extent that Verizon is required by a change in Applicable Law to provide a Network Element on an unbundled basis or a Combination to TCG, the terms, conditions and prices for such Network Element or Combination (including, but not limited to, the terms and conditions defining the Network Element or Combination and stating when and where the Network Element or Combination will be available and how it will be used, and terms, conditions and prices for pre-ordering, ordering, provisioning, repair, maintenance and billing) shall be as provided in an applicable Tariff of Verizon (a “Verizon UNE Tariff”) or, in the absence of such a Tariff, as mutually agreed to by the Parties pursuant to Section 27.4 hereof.

                    11.7.2 Without limiting Verizon’s rights pursuant to Applicable Law or this Agreement to terminate its provision of a Network Element or a Combination, if Verizon provides a Network Element or Combination to TCG, and the Commission, the FCC, a court or other governmental body of appropriate jurisdiction determines or has determined that Verizon is not required by Applicable Law to provide such Network Element or Combination, Verizon may terminate its provision of such Network Element or Combination to TCG. If Verizon terminates its provision of a Network Element or a Combination to TCG pursuant to this Section 11.7.2 and TCG elects to purchase other services offered by Verizon in place of such Network Element or Combination, then: (a) Verizon shall reasonably cooperate with TCG to coordinate the termination of such Network Element or Combination and the installation of such services to minimize the interruption of service to customers of TCG; and, (b) TCG shall pay all applicable charges for such services.

                    11.7.3 Nothing contained in this Agreement shall be deemed to constitute an admission by Verizon that any item identified in this Agreement as a Network Element is (i) a Network Element under Applicable Law, or (ii) a Network Element Verizon is required by Applicable Law to provide to TCG on an unbundled basis. Nothing contained in this Agreement shall limit either Party’s right to appeal, seek reconsideration of, or otherwise seek to have stayed, modified, reversed or invalidated any order, rule, regulation, decision, ordinance, or statute issued by the Commission, the FCC, any court, or any other governmental authority related to, concerning or that may affect a Party’s rights or obligations under this Agreement or under Applicable Law.

                    11.7.4 Except as otherwise required by Applicable Law (including, without limitation, Verizon Communications, Inc. v. F.C.C., 122 S.Ct. 1646 (2002)): (a) Verizon shall be obligated to provide a UNE or Combination pursuant to this Agreement only to the extent such UNE or Combination, and the equipment and facilities necessary to provide such UNE or Combination, are available in Verizon’s network; (b) Verizon shall have no obligation to construct or deploy new facilities or equipment to offer any UNE or Combination.

               11.8 Availability of Other Network Elements on an Unbundled Basis

                    11.8.1 Verizon shall, upon request of TCG and to the extent required by Applicable Law, provide to TCG access to its Network Elements on an unbundled basis for the provision of TCG’s Telecommunications Service. Any request by TCG for access to a Verizon Network Element not provided pursuant to this Agreement or pursuant to another interconnection agreement in accordance with the terms and conditions of Section 28.13 hereof shall be treated as a Network Element Bona Fide Request.

                    11.8.2 A Network Element obtained by TCG from Verizon under this Section 11.8 may be used in combination with the facilities of TCG only to provide a Telecommunications Service.

                    11.8.3 Notwithstanding anything to the contrary in this Section 11.8, Verizon shall not be required to provide a proprietary Network Element to TCG under this Section 11.8 except as required by Applicable Law.

          11.9 Conversion of Live Telephone Exchange Service to Analog 2W Loops

          The following coordination procedures shall apply to “live” cutovers of Verizon Customers who are converting their Telephone Exchange Services to TCG Telephone Exchange Services provisioned over Analog 2W unbundled Local Loops (“Analog 2W Loops”) to be provided by Verizon to TCG.

                    11.9.1 Coordinated cutover charges, including but not limited to outside dispatch charges, where applicable, shall apply to conversions of live Telephone Exchange Services to Analog 2W Loops, as set forth in Exhibit A. If TCG does not request a coordinated cutover, Verizon will process TCG’s order as a new installation subject to applicable standard provisioning intervals.

                    11.9.2 TCG shall request Analog 2W Loops for coordinated cutover from Verizon by delivering to Verizon a valid Local Service Request (“LSR”) in accordance with the terms of Section 11.6. TCG shall designate the requested date and time for conversion on the LSR (“Scheduled Conversion Time”) subject to Verizon standard provisioning intervals, as may be revised from time to time. Subject to the immediately preceding sentence, Verizon agrees to accept from TCG the Scheduled Conversion Time, provided that such designation is within the regularly scheduled operating hours of the Verizon Regional CLEC Control Center (“RCCC”) and subject to the availability of Verizon’s work force. In the event that Verizon’s work force is not available, TCG and Verizon shall mutually agree on a New Conversion Time, as defined below. Within three (3) business days of Verizon’s receipt of a valid LSR, except as otherwise required by Applicable Law, Verizon shall provide TCG the scheduled due date by which the Analog 2W Loops covered by such LSR will be converted.

                    11.9.3 TCG shall provide dial tone at the TCG Collocation site prior to the Scheduled Conversion Time such that Verizon may verify dial tone as provided herein. Verizon shall verify dial tone on the loop scheduled to be migrated to TCG and shall also verify TCG dial tone from the TCG Collocation cage. If Verizon is unable to verify such dial tone, Verizon shall take appropriate steps to address the problem, including promptly notifying TCG, as may be required.

                    11.9.4 Either Party may contact the other Party to negotiate a new Scheduled Conversion Time (the “New Conversion Time”), provided, however, that each Party shall use commercially reasonable efforts to provide four (4) business hours’ advance notice to the other Party of its request for a New Conversion Time. Any Scheduled Conversion Time or New Conversion Time may not be rescheduled more than one (1) time in a business day, and any two New Conversion Times for a particular Analog 2W Loops shall differ by at least eight (8) hours, unless otherwise agreed to by the Parties.

                              11.9.4.1 If the New Conversion Time is more than one (1) business hour from the original Scheduled Conversion Time or from the previous New Conversion Time, the Party requesting such New Conversion Time shall be subject to the following:

          (i) If Verizon requests to reschedule outside of the one (1) hour time frame above, the Analog 2W Loops Service Order Charge for the original Scheduled Conversion Time or the previous New Conversion Time shall be waived, and

          (ii) If TCG requests to reschedule outside the one (1) hour time frame above, TCG shall be charged an additional Analog 2W Loops Service Order Charge for rescheduling the conversion to the New Conversion Time.

                    11.9.5 If TCG is not ready to accept service at the Scheduled Conversion Time or at a New Conversion Time, as applicable, an additional Service Order Charge shall apply. If Verizon is not available or ready to perform the conversion within thirty (30) minutes of the Scheduled Conversion Time or New Conversion Time, as applicable, Verizon and TCG will reschedule and Verizon will waive the Analog 2W Loop Service Order Charge for the original Scheduled Conversion Time.

                    11.9.6 Conversions involving LNP will be completed according to North American Numbering Council (“NANC”) standards, via the regional Number Portability Administration Center (“NPAC”).

                    11.9.7 If TCG requires Analog 2W Loop conversions outside of the regularly scheduled Verizon RCCC operating hours, such conversions shall be separately negotiated. Additional charges (e.g., overtime labor charges) may apply for desired dates and times outside of regularly scheduled RCCC operating hours.

                    11.9.8 After receiving notification of completion of the hot cut by Verizon, TCG will confirm operation of the loop. In the event the loop is not functional, TCG may submit the necessary trouble ticket to initiate a request for repair.

                    11.9.9 If TCG and Verizon cannot isolate and fix the problem, TCG may request that the Customer be restored to service on the Verizon network. Such restoration shall occur within a commercially reasonable time period.

          11.10 Testing, Trouble Isolation and Dispatch Associated with Maintenance of Unbundled Network Elements

          If (a) TCG reports to Verizon a Customer trouble, (b) TCG requests a dispatch, (c) Verizon dispatches a technician, and (d) such trouble was not caused by Verizon’s facilities or equipment in whole or in part, then TCG shall pay Verizon a charge set forth in Exhibit A for time associated with said dispatch. In addition, this charge also applies when the Customer contact as designated by TCG is not available at the appointed time. TCG accepts responsibility for initial trouble isolation (except where technically infeasible) and providing Verizon with appropriate dispatch information based on test results resulting from such initial trouble isolation. For the purposes of this Section 11.10 only, “technically infeasible” trouble isolation (i.e., when TCG is absolved of this responsibility) is defined as follows: (a) those situations where TCG, as a result of circumstances beyond its control (i.e., a Force Majeure Event) is unable to gain access to TCG physical collocation arrangements; (b) those situations where Verizon is unable to provide testing capability pursuant to Section 11.10.1 below; or (c) those situations for which Verizon and TCG mutually agree upon. In those instances identified in (a), (b) and (c) preceding where trouble isolation is technically infeasible for TCG, Verizon shall, where technically feasible, perform testing at TCG’s request, and supply the test results to TCG. If, as a direct result of TCG instructions, Verizon erroneously dispatches to a site on Verizon company premises (“dispatch in”), a charge set forth in Exhibit A will be assessed per occurrence to TCG by Verizon. If as a direct result of TCG instructions, Verizon erroneously dispatches to a site outside of Verizon company premises (“dispatch out”), a charge set forth in Exhibit A will be assessed per occurrence to TCG by Verizon. TCG will not be subject to such charges if Verizon dispatches its technicians to an incorrect location not designated by TCG. Verizon agrees to respond to TCG trouble reports on a non-discriminatory basis consistent with the manner in which it provides service to its own retail Customers or to any other similarly situated Telecommunications Carrier.

                              11.10.1 Verizon shall provide TCG access to the mechanized loop test (“MLT”), where such capability is available, for testing of the UNE-Platform. Where access to MLT is not available for UNE-Platform, Verizon shall perform such testing at TCG’s request, and supply the test results to TCG.

                              11.10.2 To the extent the initial trouble isolation activities have been completed pursuant to this Section 11.10 and, TCG requires additional assistance from Verizon to complete a maintenance request of unbundled Network Elements (e.g., cooperative testing, vendor meet), and such assistance is reasonably determined by Verizon to be within its normal effort with respect to testing, maintenance or repair of unbundled Network Elements, Verizon shall cooperatively work with TCG to complete such reasonable request for assistance in accordance with the terms set forth in this Section 11.10.

          11.11 Rates

                    11.11.1 Verizon shall charge, and TCG shall pay, the non-recurring and monthly recurring rates for Network Elements set forth in the applicable Verizon Tariff or, if not set forth in a Verizon Tariff, as set forth in Exhibit A. If the Commission adopts permanent rates consistent with the requirements of the FCC Regulations (to the extent it has not already done so), then such permanent rates shall be applied in the manner described in Exhibit A and Section 20.2 below.

          11.12 Combinations

                    11.12.1 Subject to the conditions set forth in Section 11, Verizon shall be obligated to provide combinations of unbundled Network Elements

(“Combinations”) in accordance with Applicable Law, at the rates, terms and conditions set forth in Verizon’s PSC NY No. 10 Tariff, as amended from time to time.

          11.13 Demand Management Forecasts

                    In addition to any other forecasts required by this Agreement, upon reasonable request by Verizon, TCG shall provide to Verizon non-binding good faith demand management forecasts regarding the services that TCG expects to purchase from Verizon, including, but not limited to, forecasts regarding the types and volumes of services that TCG expects to purchase and the locations where such services will be purchased. Such forecasts shall be requested by Verizon no more frequently than semi-annually and shall be subject to the confidentiality provisions set forth in Section 28.5.2 of this Agreement and the information contained in such forecasts will only be used to provide services pursuant to this Agreement. Such forecasts shall not be a commitment by TCG to order any specified amount of services. Nor do such forecasts expand or otherwise increase (i) Verizon’s obligations to provide services pursuant to this Agreement or (ii) any performance standards, measurements, or remedies, if any, that may apply pursuant to Section 26 of this Agreement.

          11.14 Enhanced Cooperative Testing

                    11.14.1 For the purposes of this Agreement, “Enhanced Cooperative Testing” is defined as additional testing, maintenance or repair of unbundled Network Elements which is in addition to normal effort required to test, maintain or repair such unbundled Network Elements or comparable facilities or equipment used by Verizon when providing Tariffed services to its retail Customers.

                    11.14.2 Pursuant to methods and procedures developed as part of the DSL Provisioning Process in New York, at TCG’s request, TCG and Verizon shall perform cooperative testing (as such testing is defined in the New York DSL Collaborative) of DSL-capable Loops.

                    11.14.3 To the extent TCG requires Enhanced Cooperative Testing of unbundled Network Elements (with the exception of DSL-capable Loops which are addressed in Section 11.14.2 above) and methods and procedures to perform such Enhanced Cooperative Testing have not been developed by other industry forums or collaborative proceedings in New York, the Parties, upon written request of TCG, shall enter into good faith negotiations to determine appropriate rates, if any, terms and conditions applicable to such Enhanced Cooperative Testing.

12.0 RESALE - SECTIONS 251(C)(4) AND 251(B)(1)

          12.1 Availability of Retail Services/Wholesale Rates for Resale

          As and to the extent required by Applicable Law, Verizon, directly or (at Verizon’s option, in the case of Advanced Services — as such term is defined by the FCC) through Verizon Advanced Data Inc. (“VADI”), a New York affiliate subject to

Section 251(c) of the Act, will make available to TCG, for resale, Verizon’s Telecommunications Services (As Defined in the Act) (collectively, “Resold Services”), subject to and in accordance with the terms and conditions, including discount rates, of Verizon P.S.C. Resale Tariff No. 9 (the “Resale Tariff”) and, in the case of Advanced Services, VADI’s federal and state tariffs (the “VADI Tariff”)(as such tariffs are amended or otherwise in effect from time to time); and the terms and conditions of this Section 12. To the extent required by Applicable Law, Verizon or VADI, as applicable, shall make available such Resold Services at the retail prices set forth in Verizon’s or VADI’s tariffs, as applicable, less the wholesale discount set forth in Exhibit A.

          12.2 Customer Specific Offerings

          To the extent required by Applicable Law, Verizon Resold Services shall include contract and other Customer-specific offerings. Upon written request by TCG, Verizon shall promptly provide TCG with summaries of contracts and Customer-specific offerings describing prices, terms and conditions that TCG may make available for resale to its Customers. In the event that there is a change in Applicable Law, such that Verizon’s obligation to provide TCG with resale of contracts and other Customer-specific offerings is reduced or eliminated, TCG will promptly comply with such change in Applicable Law.

          12.3 Availability of Branding for Resale

          To the extent required by Applicable Law, upon request by TCG and at prices, terms and conditions to be negotiated by TCG and Verizon, Verizon shall provide Verizon Resold Services that are identified by TCG’s trade name, or that are not identified by trade name, trademark or service mark.

          12.4 Customer of Record

                    12.4.1 TCG shall establish telephone numbers at which TCG’s customers may communicate with TCG and shall make reasonable efforts to advise TCG’s Customers who may wish to communicate with TCG of these telephone numbers.

                    12.4.2 Verizon employees who are reasonably likely to communicate, either by telephone or face-to-face, with TCG’s Customers of Resold Services during the service provisioning or maintenance processes shall or have received such training as reasonably necessary for those employees to conform to the requirements of this Agreement with regard to their contact with TCG Customers.

          12.5 Discontinuance of Verizon Services

                    To the extent required by Applicable Law, where Verizon discontinues a Verizon Resale Telecommunications Service, TCG shall be subject to the same limitations and rights (e.g. if Verizon allows for any transition or grandfathered period) that Verizon’s own retail Customers may be subject to with respect to any

Telecommunications Service that Verizon may, in its discretion and to the extent not prohibited by Applicable Law, discontinue offering.

          12.6 Additional Terms Governing Resale and Use of Verizon Services

                    12.6.1 TCG shall not be eligible to participate in any Verizon plan or program under which Verizon end user retail Customers may obtain products or merchandise, or services which are not Telecommunications Services, in return for TCG’s trying, agreeing to purchase, purchasing, or using Telecommunications Services.

                    12.6.2 Neither Verizon nor TCG may offer services to its end users or others under any of the brand names of the other Party or any of its parents, subsidiaries or affiliates, regardless of whether or not such brand names are registered trademarks or servicemarks, without the other Party’s written authorization. Notwithstanding the foregoing, Verizon shall not be required to remove (or remove references to) the brand name or logo “Verizon” or similar names or connotations of brand identifying Verizon or its parents, subsidiaries or affiliates from any items or services which it provides, except insofar as Verizon’s obligation, pursuant to Applicable Law, to re-brand (with the TCG identification) and except that (x) Verizon shall not provide to TCG’s end user Customer a copy of its branded time and material rates authorization form, (y) to the extent Verizon provides a “left in dial tone” recording (applicable to inactive telephone lines that have access solely to 8YY, local business office or 911 service) it shall provide a statement that the end-user should contact its local service provider (without reference to Verizon) to activate service and (z) Verizon may include on the “no access” cards left by Verizon personnel at Customer premises responding to activation or maintenance service requests the following statement:

               “Verizon was here on behalf of your service provider to address your activation or maintenance request. Please re-contact your service provider to arrange for a future appointment.”

          or such other substantially similar statement as will not bear the logo or brand name of Verizon other than to simply identify the personnel leaving such card. The brand name of Verizon shall appear on any “no access” card with no greater prominence than the remainder of the printed statement.

                    12.6.3 Upon rendering of a final bill by Verizon to its end-user Customer who has switched from Verizon and now subscribes to services TCG provides using Resold Services, Verizon shall remove any Verizon-assigned telephone calling card number from the LIDB for such Customer’s Verizon calling card issued in connection with that Customer’s local exchange service. Nothing contained in this Agreement shall preclude the marketing of Verizon calling cards to these end-user Customers, subject to the restrictions set forth in Section 28.5 of this Agreement.

                    12.6.4 Alternate Billing to Third Numbers

                              12.6.4.1 Calls on Verizon resold Lines using Verizon’s Operator Services. The following procedures shall apply for Alternately Billed Calls which are local calls or IntraLATA toll calls carried by Verizon and originating or terminating over a Verizon line (a) which has been resold by TCG pursuant to the terms of this Agreement and (b) for which Verizon is providing operator and directory assistance services.

                                        12.6.4.1.1 In the case of a call which originates from an TCG Customer being served by a resold line in Verizon territory (hereinafter “TCG Customer Resold Line”) which is charged to a retail Customer served by a Verizon line including a resold line in Verizon territory within New York (hereinafter “Verizon New York Territory”), Verizon shall record and process such call, and transmit to TCG an unrated call record. TCG shall rate such call for purposes of charging the retail Customer and send such rated record to Verizon or a resale carrier designated by Verizon in billable form for billing and collection purposes, at which point TCG shall have no further responsibility for billing or collecting for such call for Verizon retail Customers. Verizon, for Verizon retail Customers only, shall pay TCG for such call the billed amount less the billing and collection fee specified in Exhibit A. TCG shall pay Verizon for the call at the wholesale discount rate set forth in Exhibit A as billed on the wholesale bill.

                                        12.6.4.1.2 Verizon Originating Call charged to TCG Customer.

                                        In the case of a call which originates from a Verizon retail Customer within New York and is charged to an TCG Customer Resold Line, Verizon shall record and process such call and rate such call for purposes of charging TCG’s Customer. Verizon shall send such rated record to TCG in billable form for billing and collection purposes, at which point Verizon shall have no further responsibility for billing or collecting for such call. TCG shall pay Verizon for such call the billed amount less the billing and collection fee specified in Exhibit A.

                                        12.6.4.1.3 TCG Originating Call charged to Other Carrier.

                                        In the case of a call which originates from an TCG Customer Resold Line which is charged to a customer of a third party telecommunications carrier outside of Verizon New York Territory, Verizon may record and process such call and transmit to TCG an unrated call record, at which point Verizon shall have no further responsibility for rating, billing, or collecting for such call. TCG shall pay Verizon for such call at the wholesale discount rate set forth in Exhibit A as billed on the wholesale bill.

                              12.6.4.2 Calls on Verizon Resold Lines Not Using Verizon Operator Services. The following procedures shall apply for Alternately Billed calls which are local calls or IntraLATA toll calls carried by Verizon and originating or terminating over a Verizon line (a) which has been resold by TCG pursuant to the terms of this Agreement and (b) for which Verizon is not providing operator and directory assistance services:

                                        12.6.4.2.1 TCG Originating Call Charged to Verizon Customer. In the case of a call which originates from an TCG Customer Resold Line and is charged to a Verizon retail Customer within Verizon New York Territory, TCG shall record and process such call at its OSPS and rate such call for purposes of charging Verizon’s Customer and send such rated record to Verizon in billable form for billing and collection purposes, at which point TCG shall have no further responsibility for billing or collecting for such call. Verizon shall pay TCG for such call the billed amount less the billing and collection fee as specified in Exhibit A.

                                        12.6.4.2.2 Verizon Originating Call charged to TCG Customer. In the case of a call which originates from a Verizon retail Customer within New York and is charged to an TCG Customer Resold Line, Verizon shall record and process such call and rate such call for purposes of charging TCG’s Customer. Verizon shall send such rated record to TCG in billable form for billing and collection purposes, at which point Verizon shall have no further responsibility for billing or collecting for such call. TCG shall pay Verizon for such call the billed amount less the billing and collection fee specified in Exhibit A.

                                        12.6.4.2.3 TCG Originating Call charged to Other Carrier. In the case of a call which originates from an TCG Customer Resold Line which is charged to a customer of a third party telecommunications carrier providing services outside of Verizon New York Territory, TCG shall record and process such call.

                              12.6.4.3 Calls Billed to Verizon Resold Lines and Carried through CMDS and CATS. The following procedures shall apply for Alternately Billed Calls which are local calls or IntraLATA toll calls billed through the Centralized Message Distribution System (“CMDS”) and originating or terminating over a third company’s line and charged to a Verizon line which has been resold by TCG pursuant to the terms of this Agreement.

                                        12.6.4.3.1 Calls Carried through CMDS and CATS. For a call which originates and terminates outside of Verizon New York Territory and is charged to an TCG Customer Resold Line, Verizon shall provide to TCG the information and charges with respect to such call received from the out-of-region telecommunications carrier via the daily usage feed. Verizon shall have no further responsibility for rating, billing and collecting for such call. TCG shall pay Verizon for such call an amount equal to the amount charged to Verizon through the CATS settlement process by such out-of-region telecommunications carrier with respect to such call as billed on the wholesale bill and a Call Usage Detail record processing charge in accordance with Exhibit A.

                              12.6.4.4 Administrative Matters

                              All other matters relating to the rating, billing, payments and transmission of records with respect to Alternately Billed Calls which are not set forth above, including, without limitation, the timing of payments and billings, the frequency of transmission of records and the eligibility of messages for billing, shall be governed by the other applicable provisions of this Agreement.

                              12.6.5 E911/911 Services

                                        12.6.5.1 Where and to the extent that Verizon provides E911/911 call routing to a Public Safety Answering Point (“PSAP”) to Verizon’s own end user retail Customers, Verizon will provide to TCG, for resold Verizon Retail Telecommunications Service dial tone lines, E911/911 call routing to the appropriate PSAP. Verizon will provide TCG Customer information for resold Verizon Retail Telecommunications Service dial tone lines to the PSAP as that information is provided to Verizon by TCG where and to the same extent that Verizon provides Verizon end user retail Customer information to the PSAP. Verizon will update and maintain, on the same schedule that Verizon uses with Verizon’s own end user retail Customers, for TCG Customers served by resold Verizon Retail Telecommunications Service dial tone lines, TCG Customer information in Verizon’s E911/911 databases.

                                        12.6.5.2 TCG shall provide to Verizon the name, telephone number and address, of all TCG Customers, and such other information as may be requested by Verizon, for inclusion in E911/911 databases. Any change in TCG Customer name, address or telephone number information (including addition or deletion of an TCG Customer, or a change in TCG’s Customer name, telephone number or address), or in other E911/911 information supplied by TCG to Verizon, shall be reported to Verizon by TCG within one (1) day after the change.

                                        12.6.5.3 To the extent that it is necessary (whether as a requirement of Applicable Law or otherwise) for TCG to enter into any agreements or other arrangements with governmental entities (or governmental entity contractors) related to E911/911 in order for TCG to provide Telecommunications Services, TCG shall at TCG’s expense enter into such agreements and arrangements.

                              12.6.6 Emergency Listings Service

                                        12.6.6.1 Verizon, upon receipt of written request from TCG, shall negotiate a separate agreement with TCG to set forth the rates, terms and conditions for the provision by Verizon to TCG of emergency listings service (i.e., emergency public agency (e.g., police, fire, ambulance) telephone numbers linked to NPA-NXXs in New York State), provided that Verizon offers such emergency listings service in New York State.

                              12.6.7 Pal Lines

                                        12.6.7.1 The Parties agree that TCG may only purchase Verizon Public Access Line (“PAL”) services in the form in which such services are offered under Verizon’s applicable retail tariffs. TCG as a Telecommunications Carrier may purchase PAL service for resale to Independent Public Payphone Providers (“IPPPs”), including affiliates of TCG, provided that such affiliates purchase PAL service on the same terms and conditions as are offered by TCG to non-affiliate IPPPs.

                              12.6.8 Vertical Features, Voice Mail and Voice UNE-Platform

                              12.6.8.1 The vertical features that Verizon makes available under its retail tariffs to its end user Customers shall be available to TCG to purchase for resale (at the appropriate wholesale discount set forth in Exhibit A) to TCG Customers who are being provided voice service through the use of the UNE-Platform; provided, however, that, except as otherwise may be provided by Applicable Law, any TCG request for Verizon voice mail service as a Resold Service for use by TCG voice UNE-Platform Customers shall be treated as a Bona Fide Request.

                    12.7 Demand Management Forecasts

                              12.7.1 In addition to any other forecasts required by this Agreement, upon reasonable request by Verizon, TCG shall provide to Verizon non-binding good faith demand management forecasts regarding the services that TCG expects to purchase from Verizon, including, but not limited to, forecasts regarding the types and volumes of services that TCG expects to purchase and the locations where such services will be purchased. Such forecasts shall be requested by Verizon no more frequently than semi-annually and shall be subject to the confidentiality provisions set forth in Section 28.5.2 of this Agreement and the information contained in such forecasts will only be used to provide services pursuant to this Agreement. Such forecasts shall not be a commitment by TCG to order any specified amount of services. Nor do such forecasts expand or otherwise increase (i) Verizon’s obligations to provide services pursuant to this Agreement or (ii) any performance standards, measurements, or remedies, if any, that may apply pursuant to Section 26 of this Agreement.

13.0	COLLOCATION — SECTION 251(C)(6)

          13.1 To the extent required by Applicable Law, Verizon shall provide Collocation for the purpose of facilitating TCG’s Interconnection with facilities or services of Verizon or access to unbundled Network Elements of Verizon, except as otherwise mutually agreed to in writing by the Parties. Such Collocation shall be provided pursuant to Verizon’s applicable federal and state Tariffs as amended from time to time.

          13.2 [Intentionally omitted]

          13.3 In the course of implementing a Collocation project, Verizon shall:

          (a) identify the Collocation project manager assigned to the project;

          (b) develop a written comprehensive “critical tasks” timeline detailing the work (and relative sequence thereof) that is to be performed by each Party or jointly by both Parties; and

          (c) provide TCG with the relevant engineering requirements.

          13.4 TCG shall purchase Cross Connection to Verizon services or facilities as described in Verizon’s applicable Tariffs.

          13.5 Intentionally Deleted.

          13.6 Verizon shall allow TCG to collocate equipment in a Verizon remote terminal equipment enclosure in accordance with, and subject to, the rates, terms and conditions set forth in applicable Verizon tariffs, as amended from time to time, and Verizon shall do so regardless of whether or not such rates, terms and conditions are effective. Notwithstanding anything else set forth in this Agreement, Verizon shall allow TCG to collocate equipment in a Verizon remote terminal equipment enclosure in accordance with, but only to the extent required by, Applicable Law.

          13.7 When TCG and Verizon are located in a Verizon Wire Center building that includes an TCG/Verizon “condominium” arrangement, i.e., where both Parties have a switch or, in the case of TCG, a facility point of presence within the Verizon Wire Center building, TCG may use, to the extent that Verizon is required to permit such use under Applicable Law, any equipment that it may locate in the TCG Wire Center in that building to interconnect with Verizon for the exchange of the Parties’ traffic under this Agreement and/or to access Verizon’s unbundled Network Elements for TCG’s own use, via intra-building cabling (as and where technically feasible), to be terminated at a point of termination (“POT”) bay designated by Verizon in its generally available collocation space. Such equipment located in the TCG Wire Center in the condominium arrangement interconnected via intra-building cabling shall be treated as collocated equipment in accordance with Applicable Law. TCG shall perform such intra-building cabling in accordance with Verizon’s applicable Collocation tariffs, including paying Verizon’s generally applicable Collocation tariff rates and charges for any services provided in connection with the foregoing intra-building cabling.

14.0	NUMBER PORTABILITY - SECTION 251(B)(2)

          14.1 Scope

          The Parties shall provide Number Portability (“NP”) in accordance with the requirements of the Act and applicable rules and regulations as from time to time prescribed by the FCC and/or the Commission to the extent such Commission has jurisdiction over the subject matter.

          14.2 Procedures for Providing LNP (Long-term Number Portability)

          The Parties will follow the LNP provisioning process and procedures recommended by the North American Numbering Council (NANC) and adopted by the FCC, as well as those established by the East Coast Local Number Portability Operations Team. In addition, the Parties agree to follow the NP ordering procedures established at the Ordering and Billing Forum (OBF). The Parties shall provide LNP on a reciprocal basis.

                    14.2.1 A Customer of one Party (“Party A”) elects to become a Customer of the other Party (“Party B”). The Customer elects to utilize the original telephone number(s) corresponding to the Telephone Exchange Service(s) it previously received from Party A, in conjunction with the Telephone Exchange Service(s) it will now receive from Party B. After Party B has received appropriate authorization in accordance with Applicable Law from an end user customer and sends an LSR to Party A, Parties A and B will work together to port the customer’s telephone number(s) from Party A’s network to Party B’s network. It is Party B’s responsibility to maintain a file of all such authorizations and Party A may request, upon reasonable notice, verification of the applicable authorization.

                    14.2.2 When a telephone number is ported out of Party A’s network, Party A will remove any non-proprietary line based calling card(s) associated with the ported number(s) from its Line Information Database (“LIDB”). Reactivation of the line-based calling card in another LIDB, if desired, is the responsibility of Party B or Party B’s customer.

                    14.2.3 When a customer of Party A ports their telephone numbers to Party B and the customer has previously secured a reservation of line numbers from Party A for possible activation at a future point, these reserved but inactive numbers may be ported along with the active numbers to be ported provided the numbers have been reserved for the customer. Party B may request that Party A port all reserved numbers assigned to the customer or that Party A port only those numbers listed by Party B. As long as Party B maintains reserved but inactive numbers ported for the customer, Party A shall not reassign those numbers. Party B shall not reassign the reserved numbers to another end user customer.

                    14.2.4 When a customer of Party A ports their telephone numbers to Party B, in the process of porting the customer’s telephone numbers, Party A shall implement the 10-digit unconditional trigger feature where it is available. When Party A receives the porting request, the 10-digit unconditional trigger shall be applied to the customer’s line no later than 11:59 p.m. (local time) on the business day preceding the scheduled port date and Party A shall leave the 10-digit unconditional trigger in place until 11:59 p.m. (local time) of the confirmed due date. Such use of the 10-digit unconditional trigger is considered a non-coordinated number port and will enable Party B to satisfy its customers’ requests for weekend or off-business hours porting without coordinated assistance from Party A.

                    14.2.5 When the 10-digit unconditional trigger is not available, Party A and Party B must coordinate the disconnect activity. For the purposes of such coordination and in response to a specific Customer request for special handling where issues of public safety are involved, either Party may request weekend or off-business hour coordination of LNP. In such instances and subject to the limitations identified in Subsection 14.2.5.1 below, either Party, as applicable, will process LNP orders, port numbers during off-business hours on weekdays, Saturdays, and Sundays, and provide off-business hours technical and operational support to resolve problems that may occur during such coordinated number porting activity as it would do so for its own Customers that are similarly situated.

                              14.2.5.1 The availability of weekend and/or off-business hours coordination of LNP is subject to each of the following limitations:

(i)	Weekend and/or off-business hour porting will only be considered on orders that require coordination, i.e., where no 10-digit unconditional trigger is available.

(ii)	Requests for weekend and non-business hour due dates on number portability orders must be negotiated in advance of submitting the LSR.

(iii)

Both Parties shall maintain personnel to perform the tasks required during the weekend and off-business hour porting to which they agree, including the removal of the telephone number translations at a specified time and restoration of original service if the problems occur during the porting process.

(iv)	Number porting may not be available certain hours on Sundays due to NPAC maintenance down time as reported by NPAC.

(v)

If either Party schedules system maintenance during off-business hours that impacts the ability to complete the work involved for a scheduled porting event, such Party will advise the other of the system down time and reschedule the porting activity to a mutually agreeable date.

                    14.2.6 The Parties shall furnish each other with the Jurisdiction Information Parameter (JIP) in the Initial Address Message (IAM), containing a Local Exchange Routing Guide (LERG)-assigned NPA-NXX (6 digits) identifying the originating switch on calls originating from LNP capable switches.

                    14.2.7 Where LNP is commercially available, the NXXs in the office shall be defined as portable, except as noted in 14.2.8, and translations will be changed in the Parties’ switches to open those NXXs for database queries in all applicable LNP capable offices within the LATA of the given switch(es). On a prospective basis, all newly deployed switches will be equipped with LNP capability and so noted in the LERG.

                    14.2.8 All NXXs assigned to LNP capable switches are to be designated as portable unless a NXX(s) has otherwise been designated as non-portable. Non-portable NXXs include NXX codes assigned to paging, cellular and wireless services; codes assigned for internal testing and official use and any other NXX codes required to be designated as non-portable by the rules and regulations of the FCC. NXX codes assigned to mass calling on a choked network may not be ported using LNP technology but are portable using methods established by the NANC and adopted by the FCC. On a prospective basis, newly assigned codes in switches capable of porting shall become commercially available for porting with the effective date in the network.

                    14.2.9 Both Parties’ use of LNP shall meet the performance criteria specified by the FCC. Both Parties will act as the default carrier for the other Party in the event that either Party is unable to perform the routing necessary for LNP.

                    14.2.10 TCG and Verizon may mutually agree to additional or different terms for the use of the LRN 10-digit unconditional trigger.

          14.3 Procedures for Providing NP Through Full NXX Code Migration

          Where a Party has activated an entire NXX for a single Customer, activated a portion of the NXX for a single customer with the remaining numbers in that NXX reserved for future use by that Customer, or activated at least eighty percent (80%) of an NXX for a single Customer, with the remaining numbers in that NXX unused, if such Customer chooses to receive Telephone Exchange Service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movements of NXXs from one switch to another. Neither Party shall charge the other in connection with this coordinated transfer.

          14.4 Transition from Interim Number Portability (INP) to LNP

          To the extent that, notwithstanding the foregoing, LNP is not available with respect to a particular Verizon Central Office, the Parties shall promptly negotiate in good faith terms and conditions governing the provision of Interim Number Portability with respect to such Central Office which shall apply until such time as LNP is available.

          14.5 Pricing

          Charges for LNP are set forth in Exhibit A.

15.0	DIALING PARITY — SECTION 251(B)(3)

          15.1 Verizon and TCG shall each provide the other with Dialing Parity, and with nondiscriminatory access to such services and information as are necessary to allow the other Party to implement Dialing Parity, for Telephone Exchange Service, operator services, directory assistance, and directory listing information, with no unreasonable dialing delays, as required under Section 251(b)(3) of the Act.

16.0	ACCESS TO RIGHTS-OF-WAY — SECTION 251(B)(4)

          To the extent required by Applicable Law and where facilities are available, each Party (“Licensor”) shall provide the other Party (“Licensee”) access for purposes of making attachments to the poles, ducts, rights-of-way and conduits it owns or controls, pursuant to any existing or future license agreement between the Parties. Such access shall be in conformance with 47 U.S.C. § 224 and on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party’s applicable Tariffs (including generally available license agreements).

17.0	DATABASES AND SIGNALING

          17.1 Subject to the terms and conditions set forth in Section 11.5A above, each Party shall provide the other Party with access to databases and associated signaling necessary for call routing and completion by providing SS7 Common Channel Signaling (CCS) Interconnection in accordance with existing Tariffs and the terms of this Agreement, and Interconnection and access to 8YY databases, LIDB, and any other necessary databases in accordance with existing Tariffs and the terms of this Agreement and/or agreements with other unaffiliated carriers, at the rates set forth in Exhibit A. Alternatively, either Party may secure CCS Interconnection from a commercial SS7 hub provider, and in that case the other Party will permit the purchasing Party to access the same databases as would have been accessible if the purchasing Party had connected directly to the other Party’s CCS network. In either case, TCG shall comply with Verizon’s SS7 certification requirements prior to establishing CCS interconnection with Verizon. Within a commercially reasonable period of time after TCG requests the CCS certification requirements from Verizon with respect to a particular TCG switch(es), Verizon shall provide TCG with written updates identifying any material changes to Verizon’s SS7 certification requirements since the last SS7 certification conducted by the Parties in the Verizon service territory.

          17.2 The Parties will provide CCS Signaling to each other, where and as available, in conjunction with all Reciprocal Compensation Traffic, Internet Traffic, Toll Traffic, Meet Point Billing Traffic, and Transit Traffic. The Parties will cooperate on the exchange of TCAP messages to facilitate interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its Customers. All CCS Signaling parameters will be provided upon request (where available), including called party number, calling party number, originating line information, calling party category, and charge number. All privacy indicators will be honored. The Parties will follow all Ordering and Billing Forum-adopted standards pertaining to CIC/OZZ codes. TCG may order in-band multi-frequency (MF) wink start signaling for their trunk groups only where CCS signaling is not available. In such an arrangement, each Party will outpulse the full ten-digit telephone number of the called party to the other Party. MF and CCS signaling trunk groups may not be combined or receive traffic from each other.

          17.3 The following publications describe the practices, procedures and specifications generally utilized by Verizon for signaling purposes and are listed herein to assist the Parties in their respective Interconnection responsibilities related to Signaling:

          (a) The Telcordia Technologies document GR-905-CORE, Common Channel Signaling Network Interface Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network

(ISDN) User Part (ISUP) provide a detailed description of current industry practices regarding CCS Network architecture, and defines specifications relating to CCS Network Interconnection.

          (b) Verizon Supplement Common Channel Signaling Network Interface Specification (Verizon-905) which describes Verizon’s specific requirements in providing interface capabilities to ICNs (Interconnecting Networks, i.e., Interexchange, Independent, Reseller, etc.) for connecting to Verizon’s CCS network for those capabilities and optional parameters which GR-905-CORE defines as being negotiable between a BOC and the ICN.

          The Parties may also utilize other industry documents to assist each of them in their respective interconnection responsibilities related to Signaling.

          17.4 Each Party shall charge the other Party rates for CCS signaling, 8YY and access to databases in accordance with the charges set forth in Exhibit A.

18.0	COORDINATED SERVICE ARRANGEMENTS

          18.1 Intercept and Referral Announcements

          When a Customer changes its service provider from Verizon to TCG, or from TCG to Verizon, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement (“Referral Announcement”) on the abandoned telephone number which provides details on the Customer’s new number or provide other appropriate information to the extent known. When a Customer changes its local service provider from TCG to Verizon or from TCG to a CLEC, where TCG was providing service to the Customer through unbundled Local Switching, and the Customer does not retain its original telephone number, TCG shall order the Referral Announcement from Verizon on behalf of the Customer. Referral Announcements shall be provided reciprocally, free of charge to either the other Party or the Customer to the extent the providing Party does not charge its own Customers for such service, for the time period required under Applicable Law, but in no event less than six (6) months after the date the Customer changes its telephone number in the case of business Customers and not less than thirty (30) days after the date the Customer changes its telephone number in the case of residential Customers. However, if either Party provides Referral Announcements for different periods than the above respective periods when its Customers change their telephone numbers, such Party shall provide the same level of service to Customers of the other Party. The periods for referral announcement may be shorter if a number shortage condition is in effect for a particular NXX code and any such shorter periods are not precluded by Applicable Law.

          18.2 Customer Contact, Coordinated Repair Calls and Misdirected Inquiries

                    18.2.1 Verizon will recognize TCG as the customer of record of all Services ordered by TCG under this Agreement. TCG shall be the single point of contact for TCG Customers with regard to all services, facilities or products provided by Verizon to TCG and other services and products which they wish to purchase from TCG or which they have purchased from TCG. Communications by TCG Customers with regard to all services, facilities or products provided by Verizon to TCG and other services and products which they wish to purchase from TCG or which they have purchased from TCG, shall be made to TCG, and not to Verizon. TCG shall instruct TCG Customers that such communications shall be directed to TCG.

                    18.2.2 Requests by TCG Customers for information about or provision of products or services which they wish to purchase from TCG, requests by TCG Customers to change, terminate, or obtain information about, assistance in using, or repair or maintenance of, products or services which they have purchased from TCG, and inquiries by TCG Customers concerning TCG’s bills, charges for TCG’s products or services, and, if the TCG Customers receive dial tone line service from TCG, annoyance calls, shall be made by the TCG Customers to TCG, and not to Verizon.

                    18.2.3 TCG and Verizon will employ the following procedures for handling misdirected repair calls:

                              18.2.3.1 TCG and Verizon will educate their respective Customers as to the correct telephone numbers to call in order to access their respective repair bureaus.

                              18.2.3.2 To the extent Party A is identifiable as the correct provider of service to Customers that make misdirected repair calls to Party B, Party B will immediately refer the Customers to the telephone number provided by Party A, or to an information source that can provide the telephone number of Party A, in a courteous manner and at no charge. In responding to misdirected repair calls, neither Party shall make disparaging remarks about the other Party, its services, rates, or service quality.

                              18.2.3.3 TCG and Verizon will provide their respective repair contact numbers to one another on a reciprocal basis.

                    18.2.4 In addition to section 18.2.3 addressing misdirected repair calls, the Party receiving other types of misdirected inquiries from the other Party’s Customer shall not in any way disparage the other Party.

          18.3 Customer Authorization

                    18.3.1 Without in any way limiting either Party’s obligations under Subsection 27.1, each Party shall comply with Applicable Laws with regard to Customer selection of a primary Telephone Exchange Service provider. Until the Commission and/or FCC adopts regulations and/or orders applicable to Customer selection of a primary Telephone Exchange Service provider, each Party shall adhere to the rules and procedures set forth in Section 64.1100 through 1190 of the FCC Rules, 47 CFR § 64.1100 through 1190, in effect on the Effective Date hereof when ordering, terminating, or otherwise changing Telephone Exchange Service on behalf of the other Party’s or another carrier’s Customers.

                    18.3.2 In the event either Party requests that the other Party install, provide, change, or terminate a Customer’s Telecommunications Service (including, but not limited to, a Customer’s selection of a primary Telephone Exchange Service Provider) and (a) fails to provide documentary evidence of the Customer’s primary Telephone Exchange Service Provider selection upon reasonable request, or (b) fails to obtain authorization from the Customer for such installation, provision, selection, change or termination in accordance with Applicable Law, then in addition to any other rights or remedies available to the other Party, the requesting Party shall be liable to the other Party for all charges that would be applicable to the Customer for the initial change in the Customer’s Telecommunications Service and any charges for restoring the Customer’s Telecommunications Service to its Customer-authorized condition, including to the appropriate primary Telephone Exchange Service provider.

                    18.3.3 Without in any way limiting either Party’s obligations under Subsection 27.1, both Parties shall comply with Applicable Laws with regard to Customer Proprietary Network Information, including, but not limited to, 47 U.S.C. § 222. TCG shall not access (including, but not limited to, through Verizon OSS as defined in Schedule 11), use, or disclose Customer Proprietary Network Information made available to TCG by Verizon pursuant to this Agreement unless TCG has obtained any Customer authorization for such access, use and/or disclosure required by Applicable Laws. By accessing, using or disclosing Customer Proprietary Network Information, TCG represents and warrants that it has obtained authorization for such action from the applicable Customer in the manner required by Applicable Law and this Agreement. TCG shall, upon reasonable request by Verizon, provide proof of such authorization (including a copy of any written authorization). In the event TCG makes available an TCG operations support system for access and use by Verizon, Verizon agrees that the same conditions that apply to TCG in this Subsection 18.3.3 for accessing, using or disclosing Customer Proprietary Network Information made available to TCG shall apply to Verizon when accessing, using or disclosing CPNI made available to Verizon.

                    18.3.4 Verizon shall have the right to monitor and/or audit TCG’s access to and use and/or disclosure of Customer Proprietary Network Information that is made available by Verizon to TCG pursuant to this Agreement to ascertain whether TCG is complying with the requirements of Applicable Law and this Agreement with regard to such access, use, and/or disclosure. Verizon may exercise this right to audit once annually upon reasonable written notice to TCG. Verizon may also employ such assistance as it deems desirable to conduct such audits (such as an outside auditor) so long as the party providing assistance agrees to be bound by a confidentiality agreement containing terms substantially similar to the terms in Section 28.5 of this Agreement. To the extent permitted by Applicable Law, the foregoing rights shall include, but not be limited to, the right to electronically monitor TCG’s access to and use of Customer Proprietary Network Information that is made available by Verizon to TCG pursuant to this Agreement. The results of any audit and/or monitoring of TCG’s access to and/or use of CPNI pursuant to this Section 18.3.4 shall be subject to the confidentiality provisions (Section 28.5) of this Agreement and shall not be used by Verizon for any marketing purposes, except as permitted by Applicable Law.

                    18.3.5 At such time that TCG provides access to TCG Customer Proprietary Network Information, TCG shall have the right to monitor and/or audit Verizon’s access to and use and/or disclosure of TCG’s Customer Proprietary Network Information, on the same terms as provided in Section 18.3.4 above.

          18.4 Cooperation With Law Enforcement

                    18.4.1 Each Party may cooperate with law enforcement authorities to the full extent required or permitted by Applicable Law in matters related to services provided by each Party hereunder, including, but not limited to, the production of records; the establishment of new lines or the installation of new services on an existing line in order to support law enforcement operations; and the installation of wiretaps, trap-or-trace devices and pen registers. Neither Party shall have the obligation to inform the other Party nor the other Party’s Customers of such law enforcement requests, except to the extent required by Applicable Law Where a law enforcement request relates to the establishment of new lines (including, but not limited to, lines established to support interception of communications on other lines), or the installation of services on existing lines, either Party may take measures to prevent other LECs from obtaining access to information concerning such lines or services through operations support system interfaces, whenever an appropriate governmental authority so requests. A request that the existence of the lines or services not be disclosed shall be interpreted as including a request to block access to information concerning the lines or services through operations support system interfaces. Neither Party will be liable to any person for any economic harm, personal injury, invasion of any right of privacy, or any other harm, loss or injury, caused or claimed to be caused, directly or indirectly, by actions taken by that Party to block, or by its failure to block, access to information concerning particular lines or services through operations support systems interfaces or otherwise.

                    18.4.2 Each Party shall bill the appropriate law enforcement agency for these services under its customary practices. Where the law enforcement agency will not reimburse the Party for its compliance with a court order or other request for information, each Party shall be responsible for its own costs associated with compliance or assisting the other Party to comply.

                    18.4.3 Each Party shall provide the other Party with a Single Point of Contact (“SPOC”) with whom to interface on a twenty-four (24) hour, seven (7) days a week basis on law enforcement issues. A Party may designate a SPOC at one or more centers that such Party utilizes for purposes of law enforcement inquiries.

                    18.4.4 Where one Party requests the assistance of the other Party in responding to a request from law enforcement authorities, the Parties shall cooperate in responding to such request to the extent permitted by Applicable Law.

          18.5 Resolution of Annoyance/Harassing Calls

          Each Party will work cooperatively and jointly with the other Party in resolving annoyance/harassing calls to a Party’s Customer where the services or information of one or both Parties is needed to resolve the annoyance/harassing calls.

          18.6 Customer Credit History

          Nothing in this Agreement shall preclude disclosure between the Parties of information on end user customer credit histories consistent with Applicable Law.

19.0	DIRECTORY SERVICES ARRANGEMENTS

          Upon request, Verizon will provide certain directory services to TCG in accordance with the terms as set forth herein. In this Section 19 of this Agreement, references to TCG Customer’s “primary listing” shall mean such Customer’s primary name, address, and telephone number, which number falls within the NXX code directly assigned to TCG or is retained by TCG on the Customer’s behalf pursuant to Number Portability arrangements with Verizon or any other carrier within the geographic area covered in the relevant Verizon directory.

          19.1 Directory Listings and Directory Distributions

                    19.1.1 Verizon will include, at such rates permitted by Applicable Law, TCG’s Customer’s primary listing in the appropriate “White Pages” directories (residence and business listings) and “Yellow Pages” directories (business listings), as well as in electronic directories in which Verizon’s own customers are ordinarily included and directory assistance databases. Verizon will distribute such directories, at such rates permitted by Applicable Law, to such Customers, in an identical manner in which it provides those functions for its own Customers. Listings of TCG’s Customers will be interfiled with listings of Verizon’s Customers and the Customers of other LECs included in the Verizon directories. Where required, TCG will pay Verizon such rates permitted by Applicable Law for providing, as the case may be, for additional and foreign white page listings and other white pages services for TCG’s Customers. Verizon will not require a minimum number of listings per order.

                    19.1.2 Upon request by TCG, Verizon will make available to TCG a directory list of relevant NXX codes, the close dates, publishing data, yellow page headings and call guide close dates on the same basis as such information is provided to Verizon’s own business offices.

                    19.1.3 TCG shall provide Verizon with daily listing information on all new TCG Customers in the format required by Verizon or a mutually-agreed upon industry standard format, at no charge. The information shall include the Customer’s name, address, telephone number, the delivery address and number of directories to be delivered, and, in the case of a business listing, the primary business heading under which the business Customer desires to be placed, and any other information necessary for the publication and delivery of directories. TCG will also provide Verizon with daily listing information showing Customers that have disconnected or terminated their service with

TCG. Verizon will promptly provide TCG with confirmation of listing order activity, either through a verification report or a query on any listing which was not acceptable.

                    19.1.4 Verizon will accord TCG’s directory listing information the same level of confidentiality which Verizon accords its own directory listing information, and Verizon shall ensure that access to TCG’s directory listing information will be used solely for the purpose of providing directory services; provided, however, that should it determine to do so, Verizon may use or license information contained in its directory listings for direct marketing purposes so long as the TCG Customers are not separately identified as such; and provided further that TCG may identify those of its Customers that request that their names not be sold for direct marketing purposes, and Verizon will honor such requests to the same extent as it does for its own Customers.

                    19.1.5 Both Parties shall use commercially reasonable efforts to ensure the accurate listing of TCG Customer listings. At TCG’s request, Verizon shall provide TCG with a report of all TCG Customer listings normally no more than ninety (90) days and no less than thirty (30) days prior to the service order close date for the applicable directory. Verizon will process any corrections made by TCG with respect to its listings, provided such corrections are received prior to the close date of the particular directory. Verizon will provide appropriate advance notice of applicable close dates.

                    19.1.6 Verizon’s liability to TCG in the event of a Verizon error in or omission of a listing shall be the same as Verizon’s liability to its own end user Customers for such errors in or omissions of listings. In addition, TCG agrees to take, with respect to its own Customers, all reasonable steps to ensure that its and Verizon’s liability to TCG’s Customers in the event of a Verizon error in or omission of a listing shall be subject to the same limitations that Verizon’s liability to its own Customers are subject to.

                    19.1.7 TCG will adhere to all practices, standards, and ethical requirements of Verizon with regard to listings, and, by providing Verizon with listing information, warrants to Verizon that TCG has the right to place such listings on behalf of its Customers. Verizon will provide TCG, upon request, a copy of the Verizon listings standards and specifications manual. TCG agrees to release, defend, hold harmless and indemnify Verizon from and against any and all claims, losses, damages, suits, or other actions, or any liability whatsoever, suffered, made, instituted, or asserted by any person arising out of Verizon’s listing of the listing information provided by TCG hereunder, except for any actions arising from Verizon’s willful misconduct.

          19.2 Service Information Pages

Verizon will include all TCG NXX codes associated with the areas to which each directory pertains, to the extent it does so for Verizon’s own NXX codes, in any lists of such codes which are contained in the general reference portions of the directories. TCG’s NXX codes shall appear in such lists in the same manner as Verizon’s NXX information. In addition, when TCG is authorized to, and is offering, local service to end-users located within the geographic region covered by a specific directory, at TCG’s request, Verizon will include in the “Customer Guide” or comparable section of the applicable white pages directories: listings provided by TCG for TCG’s installation; repair and customer service; and other local service oriented information (including appropriate identifying logo) as agreed to by the Parties. Such contact information shall appear alphabetically by local exchange carrier and in accordance with Verizon’s generally applicable policies. TCG will be responsible for providing the necessary information to Verizon by the applicable close date for the particular directory. Verizon will provide TCG with the close dates and reasonable notice of any changes in said dates. Verizon shall not charge TCG for inclusion of this local service oriented information, but reserves the right to impose charges on other information TCG may elect to submit and Verizon may elect to accept for inclusion in Verizon’s white pages directories.

          19.3 Directory Publication

Nothing in this Agreement shall require Verizon to publish a directory where it would not otherwise do so.

          19.4 Other Directory Services

TCG acknowledges that if TCG desires directory services in addition to those described herein, such additional services must be obtained under separate agreement with Verizon’s directory publishing company.

          19.5 Directory Assistance (DA) and Operator Services (OS)

                    19.5.1 Either Party may request that the other Party provide the requesting Party with nondiscriminatory access to the other Party’s directory assistance services (DA), IntraLATA operator call completion services (OS) and/or directory assistance listings database. If either Party makes such a request, the Parties shall enter into a mutually acceptable written agreement or a mutually acceptable amendment to this Agreement for such access.

                    19.5.2 TCG shall arrange, at its own expense, the trunking and other facilities required to transport traffic to and from the designated DA and OS switch locations.

20.0	RATES AND CHARGES; ASSURANCE OF PAYMENT

          20.1 Except as provided in Sections 11 and 20 hereof, the rates and charges set forth in Exhibit A hereto shall apply to the services, facilities, and arrangements provided hereunder.

          20.2 Where there is an applicable Tariff, the rates and charges contained in that Tariff shall apply except if the Parties agree in writing that other rates and charges shall apply or if the Commission issues an effective order that other rates and charges shall apply. In addition, the rates and charges set forth in Exhibit A shall be superseded, on a prospective basis (unless the Commission, the FCC or other governmental body of competent jurisdiction orders that such new rates or charges be applied on other than a prospective basis (e.g., retroactive true-up), in which case the Parties shall comply with the terms of such order, to the extent that it is effective), by any new rate or charge when such new rate or charge is required by any order of the Commission, the FCC or other governmental body of competent jurisdiction, approved by the Commission, the FCC or other governmental body of competent jurisdiction, or otherwise allowed to go into effect, provided such new rates or charges are not subject to a stay issued by any court of competent jurisdiction.

          20.3 Notwithstanding any other provision of this Agreement, TCG may not charge Verizon a rate higher than the Verizon rates and charges for the comparable services, facilities and arrangements (and, for the avoidance of any doubt and for purposes of this Section, space license arrangements that Verizon uses at an TCG premises in accordance with Section 4.2.2.3 are considered comparable to collocation arrangements that TCG uses at a Verizon Wire Center), except if and, to the extent that, TCG has submitted a cost study for the subject rate(s), the Commission has approved such higher rate(s) and the higher rate(s) is not subject to a stay issued by a court of competent jurisdiction.

          20.4 If rates and charges for a service provided under this Agreement are not specified in this Agreement (including, without limitation, by the absence of such rates and charges in a Party’s Tariffs), the rates and charges for the service shall be as mutually agreed to by the Parties in writing, subject to the requirements, if any, of Applicable Law; provided, however, that if the Parties are unable to mutually agree to a rate or charge, the matter shall be subject to Dispute Resolution under Section 28.11 of this Agreement.

          20.5 Notwithstanding any other provision of this Agreement, each Party reserves its respective rights to institute an appropriate proceeding with the FCC, the Commission or other governmental body of appropriate jurisdiction: (a) with regard to the rates and charges for its services (including, but not limited to, a proceeding to change the rates and charges for its services, whether provided for in any of its Tariffs, in Exhibit A or otherwise); and (b) with regard to the rates and charges of the other Party (including, but not limited to, a proceeding to obtain a reduction in such rates and charges and a refund of any amounts paid in excess of any rates and charges that are reduced).

          20.6 Upon request by Verizon, TCG shall, at any time and from time to time, provide to Verizon adequate assurance of payment of amounts due (or to become due) to Verizon hereunder. Assurance of payment of charges may be requested by Verizon if TCG (a) in Verizon’s reasonable judgment, at the Effective Date or at any time thereafter, is unable to demonstrate that it is creditworthy, (b) fails to timely pay a bill (in respect of amounts not subject to a bona fide dispute) rendered to TCG by Verizon, (c) in Verizon’s reasonable judgment, at the Effective Date or at any time thereafter, does not have established credit with Verizon or (d) admits its inability to pay its debts as such debts become due, has commenced a voluntary case (or has had a case commenced against it) under the U.S. Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up, composition or adjustment of debts or the like, has made an assignment for the benefit of creditors or is subject to a receivership or similar proceeding. Unless otherwise agreed by the Parties, the assurance of payment shall, at Verizon’s option, consist of (i) a cash security deposit in U.S. dollars held in an account by Verizon or (ii) an unconditional, irrevocable standby letter of credit naming Verizon as the beneficiary thereof and otherwise in form and substance satisfactory to Verizon from a financial institution acceptable to Verizon, in either case in an amount equal to two (2) months anticipated charges (including, without limitation, both recurring and non-recurring charges), as reasonably determined by Verizon, for the services, facilities or arrangements to be provided by Verizon to TCG in connection with this Agreement. To the extent that Verizon opts for a cash deposit, the Parties intend that the provision of such deposit shall constitute the grant of a security interest pursuant to Article 9 of the Uniform Commercial Code as in effect in any relevant jurisdiction. If required by an applicable Verizon Tariff or by Applicable Law, interest will be paid on any such deposit held by Verizon at the higher of the stated interest rate in such Tariff or in the provisions of Applicable Law. Verizon may (but is not obligated to) draw on the letter of credit or funds on deposit in the account, as applicable, upon notice to TCG in respect of any amounts billed hereunder that are not paid within thirty (30) days of the date of the applicable statement of charges prepared by Verizon. The fact that a security deposit or a letter of credit is requested by Verizon hereunder shall in no way relieve TCG from compliance with Verizon’s regulations as to advance payments and payment for service, nor constitute a waiver or modification of the terms herein pertaining to the discontinuance of service for nonpayment of any sums due to Verizon for the services, facilities or arrangements rendered.

21.0	INSURANCE

          21.1 Each Party shall secure and maintain at its expense during the term of this Agreement all insurance and/or bonds required to satisfy its obligations under this Agreement (including, without limitation, its obligations set forth in Section 24 hereof) and all insurance and/or bonds required by Applicable Law. At a minimum and without limiting the foregoing covenant, each Party shall maintain the following insurance:

          (a) Commercial General Liability Insurance, on an occurrence basis, including but not limited to, premises-operations, broad form property damage, products/completed operations, contractual liability, independent contractors, and personal injury, with limits of at least $2,000,000 combined single limit for each occurrence.

          (b) Commercial Automobile Liability insurance covering all owned, non-owned and hired vehicles for a minimum combined single limit of $1,000,000 per occurrence,

          (c) Excess Liability, in umbrella form, with limits of at least $10,000,000 for each occurrence.

          (d) Worker’s Compensation Insurance as required by Applicable Law and Employer’s Liability Insurance with limits of not less than $2,000,000 per occurrence.

          21.2 TCG shall name Bell Atlantic Corporation and Verizon as additional insureds on the foregoing insurance, except with respect to Workers’ Compensation Insurance.

          21.3 All insurers must be licensed to do business in the state in which the work is to be performed and/or services rendered, and must have an A.M. Best Rating AX or better. TCG shall, within two (2) weeks of the date hereof and on a semi-annual basis thereafter, furnish ACORD certificates or other proof of the foregoing insurance acceptable to Verizon. The certificates or other proof of the foregoing insurance shall be sent to: Director - Contract Performance and Administration; Verizon Wholesale Markets; 600 Hidden Ridge; HQEWMNOTICES; Irving, TX 75038. In addition, TCG shall require its agents, representatives, and contractors, if any, that may enter upon the premises of Verizon or Verizon’s affiliated companies to maintain similar and appropriate insurance and, if requested, to furnish Verizon certificates or other adequate proof of such insurance acceptable to Verizon. Certificates furnished by TCG or TCG’s agents, representatives, or contractors shall contain a clause stating: “Verizon New York Inc. shall be notified in writing at least thirty (30) days prior to cancellation of, or any material change in, the insurance.”

          21.4 No Limitation. Each Party is responsible for determining whether the above minimum insurance coverages are adequate to protect its interests. The above minimum coverages do not constitute limitations upon either Party’s liability.

          21.5 Verizon and TCG agree that each Party may satisfy the requirements of this Section 21 through self-insurance; provided that, upon request from one Party to the self-insuring Party, the self-insuring Party shall provide to the requesting Party a letter of self insurance or other documentation of self insurance satisfactory to the requesting Party.

          21.6 Upon request from TCG, Verizon shall provide a certificate of insurance or other acceptable proof of the foregoing insurance which shall be sent to:

Risk Management Department
295 N. Maple Avenue
Room 7146K2
Basking Ridge, NJ 07920-1002

22.0	TERM AND TERMINATION; DEFAULT

          22.1 This Agreement shall be effective as of the date first above written and, unless terminated earlier in accordance with the terms hereof, shall continue in effect until June 23, 2005 (the “Initial Term”), and thereafter the Agreement shall continue in force and effect on a month-to-month basis unless and until terminated as provided herein.

          22.2 [Intentionally deleted]

          22.3 Either TCG or Verizon may terminate this Agreement, effective upon the expiration of the Initial Term or effective upon any date after expiration of the Initial Term, by providing written notice of termination at least ninety (90) days, but not greater than nine (9) months, in advance of the date of termination. In the event of such termination, if neither Party has requested renegotiation of a successor interconnection agreement pursuant to Section 22.4, the service arrangements made available under this Agreement and existing at the time of termination shall, unless otherwise agreed to by the Parties, continue without interruption under (a) standard Interconnection terms and conditions approved and made generally effective by the Commission, (b) Tariff terms and conditions generally available to CLECs or (c) if none of the above is available, under the terms of this Agreement on a month-to-month basis until such time as a new agreement is entered into, or if no agreement is entered into, until (a) or (b) becomes available.

          22.4 TCG (i) may make, at its option, nine (9) months prior to the expiration of the Initial Term, or (ii) shall make, at Verizon’s request, but no earlier than nine (9) month prior to the end of the Initial Term, a written request to Verizon to renegotiate the terms of this Agreement pursuant to Section 251(c)(1) of the Act (“Request for Renegotiation”). The date of receipt of such Request for Renegotiation shall be the “Renegotiation Request Date”. Any such Request for Renegotiation shall be deemed by both Parties to be notice of termination of this Agreement and a good faith request for Interconnection pursuant to Section 252 of the Act (or any successor provision). The terms and conditions of this Agreement shall remain in effect during the period of renegotiations; provided, however, if the Parties do not execute a new interconnection agreement within one hundred and sixty (160) days after the Renegotiation Request Date, the terms and conditions of this Agreement shall continue in full force and effect only if TCG files an arbitration petition pursuant to Section 252(b) of the Act, in which case, this Agreement shall remain in effect until the Parties execute a successor agreement.

                    22.4.1 If either Party defaults in the payment of any amount due hereunder, except for amounts subject to a bona fide dispute pursuant to Section 28.9 hereof with respect to which the disputing party has complied with the requirements of Section 28.9 in its entirety or if either Party materially violates any other material provision of this Agreement, and such default or violation shall continue for sixty (60) days after written notice thereof, the other Party may terminate this Agreement or suspend the provision of any or all services hereunder by providing written notice to the defaulting Party. At least twenty-five (25) days prior to the effective date of such termination or suspension, the other Party must provide the defaulting Party and the appropriate federal and/or state regulatory bodies with written notice of its intention to terminate the Agreement or suspend service if the default is not cured. Notice shall be posted by overnight mail, return receipt requested. If the defaulting Party cures the default or violation within the sixty (60) day period, the other Party shall not terminate the Agreement or suspend service provided hereunder but shall be entitled to recover all reasonable costs, if any, incurred by it in connection with the default or violation, including, without limitation, costs incurred to prepare for the termination of the Agreement or the suspension of service provided hereunder.

                    22.4.2 If a good faith dispute arises between the Parties as to whether the breaching Party has materially violated a material provision of this Agreement (other than an obligation to make payment of any amount billed under this Agreement, in which case, Section 28.9 shall apply) and the dispute resolution process identified in Section 28.11 applies to the subject matter of such dispute, the alleged breach or violation shall not constitute cause for termination of this Agreement or suspension of the provision of services hereunder, if: (a) within thirty (30) days of the date that the other Party gives the breaching Party written notice of such alleged breach or violation, the breaching Party gives the other Party written notice of the dispute, including the basis therefor, and initiates the process for resolution of disputes identified in Section 28.11; (b) the breaching Party complies with and completes the process identified in Section 28.11 for resolution of the dispute; and, (c) within thirty (30) days after the completion of such process for resolution of the dispute identified in Section 28.11 (or such longer period as may be agreed to by the Parties or allowed pursuant to the dispute resolution process), the breaching Party cures any breach that has been determined in the dispute resolution process to have occurred, and takes any other action to resolve the dispute agreed upon by the Parties or as directed in accordance with the dispute resolution process. The existence of such a dispute shall not relieve the breaching Party of its duty to otherwise comply with this Agreement and to perform all of its other obligations under this Agreement.

          22.5 Upon the termination or expiration of this Agreement, TCG may itself provide or retain another vendor to provide Resold Services, Network Elements, Combinations or other services comparable to those furnished under the terms of this Agreement. Verizon agrees to cooperate with TCG and to use commercially reasonable efforts to effect an orderly and efficient transition to TCG or TCG’s new vendor.

23.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

          EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT (OR AS MAY BE PROVIDED UNDER APPLICABLE LAW), NEITHER PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FACILITIES OR ARRANGEMENTS PROVIDED HEREUNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM ANY OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

24.0 INDEMNIFICATION

          24.1 Each Party (“Indemnifying Party”) shall indemnify, defend and hold harmless the other Party (“Indemnified Party”) from and against any and all Losses that arise out of bodily injury to or death of any person, or damage to, or destruction or loss of, tangible real and/or personal property of any person, to the extent such injury, death, damage, destruction or loss, was proximately caused by the negligent or otherwise tortious acts or omissions in connection with this Agreement of the Indemnifying Party, or the directors, officers, employees, agents, or contractors (excluding the Indemnified Party), of the Indemnifying Party.

          24.2 Nothing in Section 24.0 shall affect or limit any claims, remedies, or other actions the Indemnifying Party may have against the Indemnified Party under this Agreement, any other contract, any applicable Tariff(s), or Applicable Law, relating to the Indemnified Party’s provision of services, facilities or arrangements to the Indemnifying Party under this Agreement.

          24.3 An Indemnifying Party’s obligation to indemnify, defend and hold harmless the Indemnified Party as provided in this Section 24.0 shall be conditioned upon the following:

          a) The Indemnified Party shall promptly notify the Indemnifying Party of any action taken against the Indemnified Party relating to the Indemnifying Party’s obligations under this Section 24.0. However, the failure to give such notice shall release the Indemnifying Party from its obligations under this Section 24.0 only to the extent the failure to give such notice has prejudiced the Indemnifying Party.

          b) The Indemnifying Party shall have sole authority to defend any such action, including the selection of legal counsel, and the Indemnified Party may engage separate legal counsel only at the Indemnified Party’s sole cost and expense.

          c) In no event shall the Indemnifying Party settle or consent to any judgment in an action without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. However, in the event the settlement or judgment requires a contribution from or affects the rights of the Indemnified Party, the Indemnified Party shall have the right to refuse such settlement or judgment and, at its own cost and expense, take over the defense against such Loss, provided that in such event the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the Indemnified Party against, the Loss for any amount in excess of such refused settlement or judgment.

          d) The Indemnified Party shall, in all cases, assert any and all provisions in its Tariffs that limit liability to third parties as a bar to any recovery by the third party claimant in excess of such limitation of liability.

          e) The Indemnified Party shall offer the Indemnifying Party all reasonable cooperation and assistance in the defense of any such action.

          24.4 Each Party agrees that it will not implead or bring any action against the other Party or its affiliates, or any of their respective directors, officers, agents or employees, based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by the other Party and that arises out of performance of this Agreement.

          24.5 In addition to the other obligations under this Section 24.0, each Party shall, to the extent allowed by Applicable Law, provide in its Tariffs that, except for gross negligence or willful misconduct, in no case shall such Party or any of its agents, contractors or others retained by such Party be liable to any Customer or third party for (i) any loss relating to or arising out of the services, facilities or arrangements obtained or provided under this Agreement, whether in contract or tort, that exceeds the amount such Party would have charged the applicable Customer for the service(s) or function(s) that gave rise to such loss, and (ii) Consequential Damages.

          24.6 Notwithstanding any other provision of this Agreement, with respect to Verizon’s provision of Line Sharing to TCG hereunder, each Party shall release, indemnify, defend and hold harmless the other Party for any Loss suffered, made, instituted, or asserted by the other Party’s Customer(s) that arise from disruptions to that Customer’s service or from any violation of Applicable Law governing the privacy of the Customer’s communications, and that are proximately caused by the grossly negligent or willful acts or omissions of the Indemnifying Party in connection with a Line Sharing arrangement.

25.0 LIMITATION OF LIABILITY

          25.1 As used in this Section 25, “Service Failure” means a failure to comply with a direction to install, restore or terminate Services under this Agreement, a failure to provide Services under this Agreement, and failures, mistakes, omissions, interruptions, delays, errors, defects or the like, occurring in the course of the provision of any Services under this Agreement.

          25.2 Except as otherwise stated in Section 25.5, the liability, if any, of a Party, a Party’s Affiliates, and the directors, officers and employees of a Party and a Party’s Affiliates, to the other Party, the other Party’s Customers, and to any other person, for Claims arising out of a Service Failure shall not exceed an amount equal to the pro rata applicable monthly charge for the Services that are subject to the Service Failure for the period in which such Service Failure occurs.

          25.3 Except as otherwise stated in Section 25.5, a Party, a Party’s Affiliates, and the directors, officers and employees of a Party and a Party’s Affiliates, shall not be liable to the other Party, the other Party’s Customers, or to any other person, in connection with this Agreement (including, but not limited to, in connection with a Service Failure or any breach, delay or failure in performance, of this Agreement) for special, indirect, incidental, consequential, reliance, exemplary, punitive, or like damages, including, but not limited to, damages for lost revenues, profits or savings, or other commercial or economic loss, even if the person whose liability is excluded by this Section has been advised of the possibility of such damages.

          25.4 The limitations and exclusions of liability stated in Sections 25.1 through 25.3 shall apply regardless of the form of a claim or action, whether statutory, in contract, warranty, strict liability, tort (including, but not limited to, negligence of a Party), or otherwise.

          25.5 Nothing contained in Sections 25.1 through 25.4 shall exclude or limit liability:

                    25.5.1 under Sections 24, Indemnification or 28.7, Taxes.

                    25.5.2 for any obligation to indemnify, defend and/or hold harmless that a Party may have under this Agreement.

                    25.5.3 for damages arising out of or resulting from bodily injury to or death of any person, or damage to, or destruction or loss of, tangible real and/or personal property of any person, or Toxic or Hazardous Substances, to the extent such damages are otherwise recoverable under Applicable Law;

                    25.5.4 for a claim for infringement of any patent, copyright, trade name, trade mark, service mark, or other intellectual property interest;

                    25.5.5 under Section 258 of the Act or any order of FCC or the Commission implementing Section 258;

                    25.5.6 under the financial incentive or remedy provisions of any service quality plan required by the FCC or the Commission;

                    25.5.7 for bill credit remedies and damages in connection with failure to meet the carrier-to-carrier service quality standards set forth in Schedule 26.0 to this Agreement;

                    25.5.8 for remedies, relief or sanctions that are ordered pursuant to Section 28.11 (Dispute Resolution) of this Agreement;

                    25.5.9 for any liability Verizon may have under Section 5.8.3.1 of this Agreement; or

                    25.5.10 for a Party’s willful misconduct.

          25.6 In the event that the liability of a Party, a Party’s Affiliate, or a director, officer or employee of a Party or a Party’s Affiliate, is limited and/or excluded under both this Section 25 and a provision of an applicable Tariff, the liability of the Party or other person shall be limited to the larger of the amounts for which such Party or other person would be liable under this Section or the Tariff provision.

          25.7 Each Party shall, in its Tariffs provide that in no case shall the other Party, the other Party’s Affiliates, or the directors, officers or employees of the other Party or the other Party’s Affiliates, be liable to such Customers or other third-persons for any special, indirect, incidental, consequential, reliance, exemplary, punitive or other damages, arising out of a Service Failure.

          25.8 For purposes of this Agreement, “Claims” shall mean any and all claims, demands, suits, actions, settlements, judgments, fines, penalties, liabilities, injuries,

damages, losses, costs (including, but not limited to court costs), and expenses (including, but not limited to, reasonable attorney’s fees).

26.0 SERVICE QUALITY MEASUREMENT REPORTS, STANDARDS AND REMEDIES

          26.1 Verizon shall provide services, facilities and arrangements under this Agreement in accordance with the performance standards required by Applicable Law, including, but not limited to, Section 251(c) of the Act.

                    26.1.1 Schedule 26.0, “Unbundled Network Element Performance Standard Categories and Remedies” is made a part of this Agreement.

          26.2 To the extent required by Applicable Law, Verizon shall provide performance measurement reports and remedies payments to TCG in accordance with the Performance Assurance Plan filed by Verizon with the Commission pursuant to the Commission’s orders in Case 99-C-0949, Petition Filed by Bell Atlantic-New York for Approval of a Performance Assurance Plan and Change Control Assurance Plan, filed in C 97-C-0271 (and successor proceedings before the Commission), as such Performance Assurance Plan may be modified from time-to-time. In addition to the foregoing, Verizon shall comply with its reporting and bill credit requirements set forth in Schedule 26.0.

27.0 COMPLIANCE WITH LAWS; REGULATORY APPROVAL

          27.1 Each Party shall remain in compliance with all Applicable Law in the course of performing this Agreement. Each Party shall promptly notify the other Party in writing of any governmental action that suspends, cancels, withdraws, limits, or otherwise materially affects its ability to perform its obligations hereunder.

          27.2 Each Party shall reasonably cooperate with the other in obtaining and maintaining any required regulatory approvals for which the Party is responsible in connection with the performance of its obligations under this Agreement.

          27.3 Each Party covenants and agrees to fully support approval of this Agreement by the Commission or the FCC under Section 252 of the Act without modification, subject to the rights of the Parties to appeal or challenge arbitrated provisions or arbitration decisions. The Parties also reserve the right to seek regulatory relief and otherwise seek redress from each other regarding performance and implementation of this Agreement. In the event the Commission, the FCC or any court rejects this Agreement in whole or in part, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the rejected portion(s).

          27.4 In the event that any legislative, regulatory, judicial or other legal action materially affects any material term of this Agreement or the rights or obligations of either TCG or Verizon hereunder or the ability of TCG or Verizon to perform any material provision hereof, the Parties shall renegotiate in good faith such affected provisions with a view toward agreeing to acceptable new terms as may be required or permitted as a result of such legislative, regulatory, judicial or other legal action. Either Party may request such renegotiation by written notice to the other Party. The Parties shall thereafter renegotiate in good faith such mutually acceptable new or revised terms as may be required. Unless otherwise agreed to by the Parties, if, within thirty (30) days of the receipt of the request for renegotiation, the Parties have not agreed on mutually acceptable new or revised terms, or if at any time during such 30-day period the Parties shall have ceased to negotiate such new or revised terms for a continuous period of fifteen (15) days, either Party may pursue any remedies available to it under this Agreement, at law, in equity, or otherwise, including, but not limited to, instituting an appropriate proceeding before the Commission, the FCC, or a court of competent jurisdiction.

                    27.4.1 During the pendency of any renegotiation or dispute resolution pursuant to Section 27.4 above, the Parties shall continue to perform their obligations in accordance with the terms and conditions of this Agreement, unless the Commission, the Federal Communications Commission, or a court of competent jurisdiction determines that modifications to this Agreement are required to bring it into compliance with the Act, in which case the Parties shall perform their obligations in accordance with such determination or ruling.

          27.5 The Parties understand and agree that this Agreement will be filed with the Commission.

28.0 MISCELLANEOUS

          28.1 Authorization

                    28.1.1 Verizon represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of New York and has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.

                    28.1.2 TCG represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          28.2 Independent Contractor

          Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each Party and each Party’s contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers’ compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

          28.3 Force Majeure

                    28.3.1 Neither Party shall be responsible for delays or failures in performance of any part of this Agreement resulting from acts or occurrences beyond the reasonable control of such Party, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this Agreement, including, without limitation: acts of nature, unusually severe weather conditions, riot, sabotage, volcano, military authority, fire, explosion, power failure, acts of God, war, revolution, civil commotion, or acts of public enemies; any law, order, regulation, ordinance or requirement of any government or legal body; labor unrest, including, without limitation, strikes, slowdowns, picketing or boycotts; or delays caused by the other Party or by other service or equipment vendors; or any other acts or occurrences beyond the Party’s reasonable control (any of the foregoing, a “Force Majeure Event”). In such event, the non-performing Party shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interferences (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such Party’s obligations relate to the performance so interfered with). The non-performing Party shall use commercially reasonable efforts to avoid or remove the cause(s) of non-performance (which, in the case of a Force Majeure Event due to a delay caused by a service or equipment vendor, includes, but is not limited to, retaining replacement vendor(s)) and both Parties shall proceed to perform with dispatch once the cause(s) are removed or cease. Notwithstanding the above, in no case shall a Force Majeure Event excuse either Party from the obligation to pay money when due under this Agreement, nor require the non-performing Party to settle any labor dispute except as the non-performing Party, in its sole discretion, determines appropriate.

                    28.3.2 [Intentionally omitted.]

                    28.3.3 The Parties shall cooperate to limit the impact of a Force Majeure Event. Such cooperation shall include taking such actions as agreed in the Joint Grooming Process and providing notification of a Force Majeure Event, if possible and commercially reasonable.

          28.4 Good Faith Performance

          In the performance of their obligations under this Agreement, the Parties shall act in good faith and consistently with the intent of the Act. Except as otherwise expressly stated in this Agreement (including, but not limited to, where consent, approval, agreement or a similar action is stated to be within a Party’s sole discretion), where consent, approval, mutual agreement or a similar action is required by any provision of this Agreement, such action shall not be unreasonably withheld, conditioned or delayed.

          28.5 Confidentiality

                    28.5.1 Confidential Information means all information, including but not limited to specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data, furnished or made available by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”): (i) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as “Confidential” or “Proprietary,” (ii) communicated orally and declared to the Receiving Party at the time of delivery, and by written notice given to the Receiving Party within ten (10) days after delivery, to be “Confidential” or “Proprietary”, or (iii) which contains Customer specific, facility specific, or usage specific information, other than Customer information communicated for the purpose of publication or directory database inclusion (any of the foregoing, “Confidential Information”). Each Party shall have the right to correct an inadvertent failure to identify information as Confidential Information pursuant to (i) above by giving written notification to the Receiving Party within ten (10) days after the information is disclosed. The Receiving Party shall, from that time forward, treat such information as Confidential Information.

                    28.5.2 Verizon shall not use any information provided by TCG regarding TCG’s customers for any marketing purpose or disclose such information to anyone in a marketing capacity except to the extent permitted by Applicable Law. Each Party shall keep all of the other Party’s Confidential Information confidential in the same manner it holds its own Confidential Information confidential (which in all cases shall be no less than in a commercially reasonable manner) and shall use the other Party’s Confidential Information only for the purpose of performing under this Agreement. Neither Party shall use the other Party’s Confidential Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing or to enforce its rights hereunder (provided that the Party wishing to disclose the other Party’s Confidential Information submits the same to the Commission or courts of competent jurisdiction, as applicable, under a request for a protective order). The Receiving Party agrees to restrict disclosure of the Disclosing Party’s Confidential Information to the directors, officers, agents, contractors, and employees of the Receiving Party and the Receiving Party’s Affiliates having a need to know the Confidential Information for the purpose of performing under this Agreement. If the Receiving Party wishes to disclose the Disclosing Party’s Confidential Information to a third party agent or contractor, such agent or contractor shall be required by the Receiving Party to comply with the provisions of this Section 28.5 in the same manner as the Receiving Party.

                    28.5.3 Unless otherwise agreed, the obligations of confidentiality and non-use set forth in this Agreement do not apply to such Confidential Information that:

                              (a) was, at the time of receipt, already known to the Receiving Party free of any obligation to keep it confidential as evidenced by written records prepared prior to delivery by the Disclosing Party; or

                              (b) is or becomes publicly known through no wrongful act of or breach of this Agreement by the Receiving Party or the Receiving Party’s affiliates, or the directors, officers, agents, employees, or contractors of the Receiving Party or the Receiving Party’s affiliates; or

                              (c) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the Disclosing Party with respect to such information; or

                              (d) is independently developed by an employee, agent, or contractor of the Receiving Party that is not involved in any manner with the provision of services pursuant to this Agreement and does not have any direct or indirect access to the Confidential Information; or

                              (e) is approved for release by written authorization of the Disclosing Party; or

                              (f) is required to be made public by the Receiving Party pursuant to any governmental authority or by Applicable Law, provided that the Receiving Party shall have made commercially reasonable efforts to give adequate notice of the requirement prior to the disclosure of the Confidential Information to the Disclosing Party to enable the Disclosing Party to seek protective orders.

                    28.5.4 In addition to any requirements imposed by Applicable Law, including, but not limited to, 47 U.S.C. § 222, the Parties shall maintain in confidence all Confidential Information for a period of three (3) years from the date of disclosure of such Confidential Information. Each Party’s obligations to safeguard Confidential Information disclosed prior to the expiration, cancellation or termination of this Agreement shall survive such expiration, cancellation or termination.

                    28.5.5 All Confidential Information shall remain the property of the Disclosing Party. Following the expiration or termination of this Agreement and upon request by the Disclosing Party, the Receiving Party shall return or destroy within sixty (60) days of such a request, all Confidential Information, whether written, graphic, electromagnetic or otherwise.

                    28.5.6 Each Party agrees that the Disclosing Party may be irreparably injured by a breach of this Section 28.5 by the Receiving Party, the Receiving Party’s Affiliates, or the directors, officers, employees, agents or contractors of the Receiving Party or the Receiving Party’s Affiliates, and that the Disclosing Party may be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Section 28.5.

                    28.5.7 The provisions of this Section shall not be construed to be in derogation of, or to constitute a waiver by a Party of, any right with regard to protection of the confidentiality of information of the Party or its customers provided by Applicable Law, including but not limited to 47 U.S.C. Section 222 and any FCC Regulations issued pursuant thereto. Each Party will comply fully with its obligations under Applicable Law (i) to protect the confidentiality of CPNI, and (ii) to disclose CPNI to the other Party.

          28.6 Choice of Law

          The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the United States of America and the laws of the State of New York, except for its conflicts of laws provisions.

          28.7 Taxes

                    28.7.1 In General. With respect to any purchase hereunder of services, facilities or arrangements, if any federal, state or local tax, fee, surcharge or other tax-like charge (a “Tax”) is required or permitted by Applicable Law to be collected from the purchasing Party by the providing Party, then (i) the providing Party, as a separately stated item on the applicable bill, shall properly bill the purchasing Party for such Tax, (ii) the purchasing Party shall timely remit such Tax to the providing Party and (iii) the providing Party shall timely remit such collected Tax to the applicable taxing authority.

                    28.7.2 The purchasing Party will provide to the providing Party notice of its intent to pay taxes based on receipts (“Receipts Taxes”) on services which it provides to end users which services incorporate, resell or otherwise utilize services provided by the providing Party under this agreement.

                    28.7.3 Taxes Imposed on Customers. With respect to any purchase hereunder of services, facilities or arrangements that are resold to a third party, if any federal, state or local Tax is imposed by Applicable Law on the subscriber, end-user, Customer or ultimate consumer (“Subscriber”) of the purchasing Party in connection with any such purchase, which a Telecommunications Company is required to impose and/or collect from a Subscriber, then the purchasing Party (i) shall be required to impose and/or collect such Tax from the Subscriber and (ii) shall timely remit such Tax to the applicable taxing authority.

                    28.7.4 If the providing Party has not received an exemption certificate and fails to collect any Tax as required by Subsection 28.7.1, then, as between the providing Party and the purchasing Party, (i) the purchasing Party shall remain liable for such uncollected Tax and (ii) the providing Party shall be liable for any interest assessed thereon and any penalty assessed with respect to such uncollected Tax by such authority. Notwithstanding this section 28.7, however, the purchasing Party’s liability for uncollected surcharges intended to allow the providing Party to recover tax expense associated with a Receipts Tax imposed upon the providing Party shall not extend beyond the time limitations provided in Section 28.9.2 of this agreement. If the providing Party, in compliance with Applicable Law, properly bills the purchasing Party for a Tax but the purchasing Party fails to remit such Tax to the providing Party as required by Subsection 28.7.1, then, as between the providing Party and the purchasing Party, the purchasing Party shall be liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. If the providing Party does not collect any Tax as required by Subsection 28.7.1 because the purchasing Party has provided such providing Party with an exemption certificate that is later found to be inadequate by the applicable taxing authority, then, as between the providing Party and the purchasing Party, the purchasing Party shall be liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. Except as provided in Subsection 28.7.6, if the purchasing Party fails to pay the Receipts Tax which it has given notice of its intent to pay pursuant to Subsection 28.7.2 then, as between the providing Party and the purchasing Party, (x) the providing Party shall be liable for any Tax imposed on its receipts and (y) the purchasing Party shall be liable for any interest assessed thereon and any penalty assessed upon the providing Party with respect to such Tax by such authority. If the purchasing Party fails to impose and/or collect any Tax from Subscribers as required by Subsection 28.7.3, then, as between the providing Party and the purchasing Party, the purchasing Party shall remain liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. With respect to any Tax that the purchasing Party has agreed to pay, is responsible for because the purchasing party received a discount in price on services attributable to related Tax savings by the providing Party, or is required to impose on and/or collect from Subscribers, the purchasing Party agrees to indemnify and hold the providing Party harmless on an after-tax basis for any costs incurred by the providing Party as a result of actions taken by the applicable taxing authority to recover the Tax from the providing Party due to the failure of the purchasing Party to timely pay, or collect and timely remit, such Tax to such authority. In the event either Party is audited by a taxing authority, the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting controversy may be resolved expeditiously.

                    28.7.5 Tax Exemptions and Exemption Certificates. If Applicable Law exempts a purchase hereunder from a Tax, and if such Law also provides an exemption procedure, such as an exemption-certificate requirement, then, if the purchasing Party complies with such procedure, the providing Party shall not collect such Tax during the effective period of such exemption. Such exemption shall be effective upon receipt of the exemption certificate or affidavit in accordance with the terms set forth in Subsection 28.7.6. If Applicable Law exempts, or excludes, a purchase hereunder from a Tax, but does not also provide an exemption procedure, then the providing Party shall not collect such Tax if the purchasing Party (i) furnishes the providing Party with a letter signed by an officer of the purchasing Party claiming an exemption or exclusion, and citing the provision in the Law which allows such exemption or exclusion, and (ii) supplies the providing Party with an indemnification agreement, reasonably acceptable to the providing Party (e.g., an agreement commonly used in the industry), which holds the providing Party harmless on an after-tax basis with respect to its forbearing to collect such Tax.

                    28.7.6 If any discount or portion of a discount in price provided to the purchasing Party under this Agreement (including, but not limited to, a wholesale discount provided for in Exhibit A) represents Tax savings to the providing Party which it was assumed the providing Party would receive, because it was anticipated that receipts from sales of services (that would otherwise be subject to a Tax on such receipts) could be excluded from such Tax under Applicable Law, either because the services would be sold (i) for resale or (ii) to a Telecommunications Services provider, and the providing Party is, in fact, required by Applicable Law to pay such Tax on receipts from sales of services to the purchasing Party then, as between the providing Party and the purchasing Party, the purchasing Party shall be liable for, and shall indemnify and hold harmless the providing Party against (on an after tax basis), any such Tax and any interest and/or penalty assessed by the applicable taxing authority on either the purchasing Party or the providing Party with respect to the Tax on the providing Party’s receipts.

                    28.7.7 All notices, affidavits, exemption-certificates or other communications required or permitted to be given by either Party to the other, for purposes of this Subsection 28.7, shall be made in writing and shall be delivered in person or sent by certified mail, return receipt requested, or registered mail, or a courier service providing proof of service, and sent to the addressees set forth in Subsection 28.12 as well as to the following:

To Verizon:
Tax Administration
Verizon Communications
1095 Avenue of the Americas
Room 3109
New York, NY 10036
To TCG:
Tax Vice-President
State and Local Taxes
TCG
Room S284
412 Mt. Kemble Avenue
Morristown, New Jersey 07960

          Either Party may from time to time designate another address or other addressees by giving notice is accordance with the terms of this Subsection 28.7. Any notice or other communication shall be deemed to be given when received.

          28.8 Assignment and Delegation

                    28.8.1 Neither Party may assign this Agreement or any of its rights or interests hereunder, nor delegate any of its obligations under this Agreement, to a third party without the prior written consent of the other Party, which consent will not be unreasonably withheld; provided, however, that either Party may assign this Agreement to an affiliate, with the other Party’s prior written consent, upon the provision of reasonable evidence by the proposed assignee that it has the resources, ability, and authority to provide satisfactory performance under this Agreement and that the proposed assignee is in good standing with Verizon or TCG, as applicable. Any assignment or delegation in violation of this subsection 28.8 shall be void and ineffective and constitute a default of this Agreement. For the purposes of this Section, the term “affiliate” shall mean any entity that controls, is controlled by, or is under common control with the assigning Party.

          28.9 Billing and Payment; Disputed Amounts

                    28.9.1 Except as may otherwise be provided in this Agreement, each Party shall submit on a monthly basis an itemized statement of charges incurred by the other Party during the preceding month(s) for services rendered hereunder. Payment of billed amounts under this Agreement, whether billed on a monthly basis or as otherwise provided herein, shall be due, in immediately available U.S. funds, within thirty (30) days of the date of such statement unless the billed Party is able to establish that the bill was not timely received (i.e., at least twenty (20) days prior to the payment date) in which case the payment date shall be twenty (20) calendar days from the receipt of the bill. If such payment date would cause payment to be due on a Saturday, Sunday or Legal Holiday, payment for such bills will be due from the billed Party as follows: (i) if such payment date falls on a Sunday or on a Legal Holiday which is observed on a Monday, the payment date shall be the first non-Holiday day following such Sunday or Legal Holiday; (ii) if such payment date falls on a Saturday or on a Legal Holiday which is observed on Tuesday, Wednesday, Thursday or Friday, the payment date shall be the last non-Holiday day preceding such Saturday or Legal Holiday. For purposes of this section, a “Legal Holiday” is defined as a day other than Saturday or Sunday on which Verizon is normally closed.

                    28.9.2 Although it is the intent of both Parties to submit timely and accurate statements of charges, failure by either Party to present statements to the other Party in a timely manner shall not constitute a breach or default, or a waiver of the right to payment of the incurred charges, by the billing Party under this Agreement, and, except for assertion of a provision of Applicable Law that limits the period in which a suit or other proceeding can be brought before a court or other governmental entity of appropriate jurisdiction to collect amounts due, the billed Party shall not be entitled to dispute the billing Party’s statement(s) based on the billing Party’s failure to submit them in a timely fashion. Upon request by either Party, the Parties shall participate in good faith negotiations to establish bill closure procedures unless, at the time of such request, an industry forum has been established to address such requested bill closure, in which event each of the Parties shall participate in such forum.

                    28.9.3 If any portion of an amount due to a Party (the “Billing Party”) under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the “Non-Paying Party”) shall within sixty (60) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes (“Disputed Amount”) and include in such notice the specific details and reasons for disputing each item. Subject to Section 28.9.3.1 below, the Non-Paying Party shall pay when due (i) all undisputed amounts to the Billing Party and (ii) all Disputed Amounts into an interest bearing escrow account with a third party escrow agent mutually agreed upon by the Parties. Nothing herein shall limit the time under Applicable Law within which either Party may dispute any bill, it being understood that payment of any amounts under this Section, unless otherwise indicated, does not constitute a waiver of either Party’s rights under Applicable Law to contest its obligation to pay any amounts allegedly owed under this Agreement.

                              28.9.3.1 The Non-Paying Party shall not be required to place a Disputed Amount in escrow, as required by Section 28.9.3 above, if the Non-Paying Party: (a) does not have a proven history of late payments; and (b) has established a minimum of twelve (12) consecutive months good credit history with the Billing Party (prior to the date it notifies the Billing Party of its current billing dispute) (including without limitation and for the avoidance of any doubt, that the Non-Paying Party has not failed to pay any amounts during such twelve (12) month period that were not the subject of a bona fide dispute).

                    28.9.4 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within sixty (60) days after delivery to the Billing Party of notice of the Disputed Amount, each of the Parties shall appoint a designated representative that has authority to settle the dispute and that is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

                    28.9.5 If the Parties are unable to resolve issues related to the Disputed Amount within forty-five (45) days after the Parties’ appointment of designated representatives pursuant to Subsection 28.9.4, or if either Party fails to appoint a designated representative within thirty (30) days of the end of the sixty (60) day period referred to Section 28.9.4, then either Party may pursue dispute resolution pursuant to Section 28.11.

                    28.9.6 The Parties agree that all negotiations pursuant to this Subsection 28.9 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

                    28.9.7 Charges which are not paid by the payment date as set forth in Section 28.9.1 above, shall be subject to a late payment charge. The late payment charge shall be an amount specified by the Billing Party which shall not exceed a rate of one and one half percent (1 1/2%) of the overdue amount (including any unpaid previously billed late payment charges) per month. If the Non-Paying Party disputes charges in accordance with this Section 28.9, and the dispute is finally resolved in favor of such Party, the Billing Party shall credit the account of the Non-Paying Party for the subject amount (including any applicable late payment charges assessed thereon) finally adjudged in its favor and, if the Non-Paying Party in any case paid to the Billing Party some or all of such subject amount (including any applicable late payment charges assessed thereon) finally adjudged in its favor, the Billing Party shall refund such amount to the Non-Paying Party.

          28.10 Audits

                    28.10.1 Except as may be otherwise specifically provided in this Agreement, either Party (“Auditing Party”) may audit the other Party’s (“Audited Party”) books, records, documents, facilities and systems for the purpose of evaluating the accuracy of the Audited Party’s bills. Such audits may be performed once in each Calendar Year; provided, however, that audits may be conducted more frequently (but no more frequently than once in each Calendar Quarter) if the immediately preceding audit found previously uncorrected net inaccuracies in billing in favor of the Audited Party having an aggregate value of at least $1,000,000.

                    28.10.2 The audit shall be performed by the Auditing Party, at its sole option, either with or without independent certified public accountants (“Accountants “) selected and paid by the Auditing Party. If the Auditing Party chooses to use Accountants, they shall be reasonably acceptable to the Audited Party. Prior to commencing the audit, the Accountants shall execute an agreement with the Audited Party in a form reasonably acceptable to the Audited Party that protects the confidentiality of the information disclosed by the Audited Party to the Accountants. The audit shall take place at a time and place agreed upon by the Parties; provided, that the Auditing Party may require that the audit commence no later than sixty (60) days after the Auditing Party has given notice of the audit to the Audited Party.

                    28.10.3 Each Party shall cooperate fully in any such audit, providing reasonable access to any and all employees, books, records, documents, facilities and systems, reasonably necessary to assess the accuracy of the Audited Party’s bills.

                    28.10.4 Audits shall be performed at the Auditing Party’s expense, provided that there shall be no charge for reasonable access to the Audited Party’s employees, books, records, documents, facilities and systems necessary to assess the accuracy of the Audited Party’s bills.

          28.11 Dispute Resolution

               28.11.1 General

                    1. Purpose This Section is intended to provide for the expeditious resolution of all disputes between Verizon and TCG arising under this Agreement as well as any disputes that are deemed to have arisen under the interconnection agreement between the Parties that this Agreement supercedes, and to do so in a manner that permits uninterrupted high quality services to be furnished to each Party’s Customers.

                    2. Exclusive Remedy

                    (a) Dispute resolution under the procedures provided in this Section 28.11 shall be the exclusive remedy for all disputes between Verizon and TCG arising out of this Agreement or its breach. Verizon and TCG agree not to resort to any court, agency, or private group with respect to such disputes except in accordance with this Section 28.11.

                    (b) If, for any reason, certain claims or disputes are deemed to be non-arbitrable, the non-arbitrability of those claims or disputes shall in no way affect the arbitrability of any other claims or disputes.

                    (c) Nothing in this Section 28.11 shall limit the right of either Verizon or TCG to obtain provisional remedies (including injunctive relief) from a court before, during or after the pendency of any arbitration proceeding brought pursuant to this Section 28.11. However, once a decision is reached by the Arbitrator, such decision shall supersede any provisional remedy.

                    (d) If, for any reason, the Commission or any other federal or state regulatory agency exercises jurisdiction over and decides any dispute related to this Agreement and, as a result, a claim is adjudicated in both an agency proceeding and an arbitration proceeding under this Section 28.11, the following provisions shall apply:

i)	The agency ruling shall be binding upon the Parties.

ii)

If an agency ruling does not cover all the issues raised in an arbitration proceeding under this Section 28.11, the arbitration rulings rendered pursuant to this Section 28.11 shall: (a) be binding upon the Parties for purposes of establishing their respective contractual rights and obligations under this Agreement and (b) survive, in each case to the extent they can be reconciled with the agency decision. Disputes over whether an arbitration decision can be reconciled with an agency decision shall be subject to this Section 28.11.

                    3. Public Service Commission.

                    (a) In the event of a dispute between Verizon and TCG arising under this Agreement, if both Parties agree, the dispute may be submitted for resolution to the Commission. The Commission may determine that it will not exercise its jurisdiction.

                    (b) If a Party does not agree to submit a dispute to the Commission, it must inform the other Party within five days of the other Party’s request to submit the dispute to the Commission.

                    (c) In the event both Parties do not agree to present the dispute to the Commission, or in the event the Parties agree to submit the dispute to the Commission, but the Commission determines not to exercise its jurisdiction at that time, then the provisions described herein shall apply.

                    4. Informal Resolution of Disputes.

                    (a) Prior to initiating an arbitration pursuant to the American Arbitration Association (“AAA”) rules for commercial disputes, as described below, the Parties to this Agreement shall submit any dispute between Verizon and TCG for resolution to an Inter-Company Review Board consisting of one representative each from TCG and Verizon at the vice-president-or-above level (or at such lower level as the Parties agree to designate).

i)	Each Party must designate its initial representative to the Inter-Company Review Board within fifteen days of the Effective Date of this Agreement.

ii)	A representative shall be entitled to appoint a delegate to act in his or her place as a Party’s representative on the Inter-Company Review Board for any specific dispute brought before the Board.

                    (b) From time to time the Parties may also agree to other informal resolution processes for specific circumstances.

                    (c) The Parties may enter into a settlement of any dispute at any time. The settlement agreement shall be in writing, and shall identify how the Arbitrator’s fee for the particular proceeding, if any, will be apportioned.

                    (d) By mutual agreement, the Parties may agree to submit a dispute to mediation prior to initiating arbitration.

                    (e) At no time, for any purposes, may a Party introduce into evidence or inform the Arbitrator of any statement or other action of a Party said or done during any meeting, mediation or negotiation sessions between the Parties pursuant to subsection 4(a) of this Section 28.11.1 without each Party’s consent.

                    5. Initiation of an Arbitration.

                    (a) If the Inter-Company Review Board is unable to resolve a non-service affecting dispute within thirty days (or such longer period as agreed to in writing by the Parties) of such submission, the Parties shall initiate an arbitration in accordance with the AAA rules for commercial disputes. Any dispute over a matter which directly affects the ability of a Party to continue providing high quality services to its Customers, i.e., a service-affecting dispute, will be governed by the procedures described in Section 28.11.2 hereof. In the event the Parties, in good faith, do not agree that a service-affecting dispute exists, the dispute will be assumed to be a service-affecting dispute.

                    (b) In the event the Parties initiate an arbitration, the Parties must notify the Secretary to the Commission of the arbitration proceeding within 48 hours of the determination to arbitrate.

                    6. Governing Rules for Arbitration. Unless the Parties otherwise agree, the rules set forth below and the rules of the AAA shall govern all arbitration proceedings initiated pursuant to this Section 28.11; however, such arbitration proceedings shall not be conducted under the auspices of the AAA unless the Parties mutually agree. This restriction does not affect the rights of any Party to request an Arbitrator from the AAA, pursuant to subsection 28.11.1.7(d) below. Where any of the rules set forth herein conflict with the rules of the AAA, the rules set forth in this Section 28.11 shall prevail.

                    7. Appointment and Removal of Arbitrator.

                    (a) Unless otherwise mutually agreed upon by the Parties, the standard rules for selecting an arbitrator set forth in the Commercial Arbitration Rules of the AAA shall be followed by the Parties for each dispute subject to arbitration under this Section 28.11.

                    (b) The Parties may, by mutual written agreement, remove an Arbitrator at any time, and shall provide prompt written notice of removal to such Arbitrator. Notwithstanding the foregoing, any Arbitrator may be removed unilaterally at any time by either Party as permitted in the rules of the AAA.

                    (c) In the event that an Arbitrator resigns, is removed pursuant to subsection 7(b) of this Section, or becomes unable to discharge his or her duties, the Parties shall, by mutual written agreement, appoint a replacement Arbitrator within thirty days after such resignation, removal, or inability, unless a different time period is mutually agreed upon in writing by the Parties or is required by AAA rules. Any matters pending before the Arbitrator at the time he or she resigns, is removed, or becomes unable to discharge his or her duties, will be assigned to the replacement Arbitrator as soon as the replacement Arbitrator is appointed.

                    (d) In the event that the Parties do not appoint an Arbitrator as set forth in this Section 28.11.1, or a replacement Arbitrator within the time limit set forth in subsection 28.11.1.7(c), either Party may apply to the AAA for appointment of an Arbitrator. Prior to filing an application with the AAA, the Party filing such application shall provide fifteen days prior written notice to the other Party to this Agreement.

                    8. Duties and Powers of the Arbitrator.

                    (a) The Arbitrator shall receive complaints and other permitted pleadings, oversee discovery, administer oaths and subpoena witnesses pursuant to the United States Arbitration Act, hold hearings, issue decisions, and maintain a record of proceedings. The Arbitrator shall have the power to award any remedy or relief that a court with jurisdiction over this Agreement could order or grant, including, without limitation, the awarding of damages, pre-judgment interest, specific performance of any obligation created under the Agreement, issuance of an injunction, or imposition of sanctions for abuse or frustration of the arbitration process except as limited by Section 25 of this Agreement.

                    (b) The Arbitrator shall not have the authority to limit, expand, or otherwise modify the terms of this Agreement.

                    9. Discovery. Verizon and TCG shall attempt, in good faith, to agree on a plan for document and information discovery. Should they fail to agree, either Verizon or TCG may request a joint meeting or conference call with the Arbitrator. The Arbitrator shall resolve any disputes between Verizon and TCG, and such resolution with respect to the scope, manner, and timing of discovery shall be final and binding.

                    10. Privileges. The Arbitrator shall, in all cases, apply the attorney-client privilege and the work product immunity.

                    11. Location of Hearing. Unless both Parties agree otherwise, any hearings shall take place in New York City, New York.

                    12. Decision

                    (a) The Arbitrator’s decision and award shall be in writing.

                    (b) Within thirty days of the decision and award, the Arbitrator’s decision must be submitted to the Commission for review. Each Party must also submit its position on the award and statement as to whether the Party agrees to be bound by it or seeks to challenge it.

                    (c) The Commission will determine whether or not to review the dispute within fifteen days of the date of receipt of the decision submitted for review. If the Commission does not exercise its jurisdiction within fifteen days of receipt, the Arbitrator’s decision and award shall be final and binding on the Parties, except as provided below. Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Either Party may apply to the United States District Court for the district in which the hearing occurred for an order enforcing the decision.

                    (d) A decision of the Arbitrator shall not be final in the event the dispute concerns the misappropriation or use of intellectual property rights of a Party, including, but not limited to, the use of the trademark, tradename, trade dress or service mark of a Party, and the decision and award is appealed by a Party to a federal or state court with jurisdiction over the dispute.

                    (e) Each Party agrees that any permitted appeal must be commenced within thirty days after the Arbitrator’s decision in the arbitration proceeding becomes final and binding.

                    (f) In the event an agency or court agrees to hear the matter on appeal, a Party may request a stay of the effect of the Arbitrator’s decision; absent such a stay, it must comply with the results of the arbitration process during the appeal process.

                    13. Fees

                    (a) The Arbitrator’s fees and expenses that are directly related to a particular proceeding dispute shall be paid by the losing Party. In cases where the Arbitrator determines that neither Party has, in some material respect, completely prevailed or lost in a proceeding, the Arbitrator shall, in his or her discretion, apportion fees and expenses to reflect the relative success of each Party. Those fees and expenses not directly related to a particular proceeding dispute shall be shared equally. In accordance with subsection 4(c) of this Section 28.11.1, in the event that the Parties settle a dispute before the Arbitrator reaches a decision with respect to that dispute, the Settlement Agreement must specify how the Arbitrator’s fees for the particular proceeding will be apportioned.

                    (b) In an action to enforce a decision of the Arbitrator, the prevailing Party shall be entitled to its reasonable attorneys’ fees, expert fees, costs, and expenses without regard to the local rules of the district in which the suit is brought.

                    14. Confidentiality

                    (a) Verizon, TCG, and the Arbitrator will treat the arbitration proceedings, including the hearings and conferences, discovery, or other related events, as confidential, except as necessary in connection with a judicial challenge to, or enforcement of, an award, or unless otherwise required by an order or lawful process of a court or governmental body.

                    (b) In order to maintain the privacy of all arbitration conferences and hearings, the Arbitrator shall have the power to require the exclusion of any person, other than a Party, counsel thereto, or other essential persons.

                    (c) To the extent that any information or materials disclosed in the course of an arbitration proceeding contain proprietary, trade secret or confidential information of either Party, it shall be safeguarded in accordance with an appropriate agreement for the protection of proprietary, trade secret or confidential information that the Parties agree to negotiate. However, nothing in such negotiated agreement shall be construed to prevent either Party from disclosing the other Party’s information to the Arbitrator in connection with or in anticipation of an arbitration proceeding. In addition, the Arbitrator may issue orders to protect the confidentiality of proprietary information, trade secrets, or other sensitive information in the event the Parties cannot agree upon an agreement to govern the handling of such information.

                    15. Service of Process

                    (a) Service may be made by submitting one copy of all pleadings and attachments and any other documents requiring service to each Party and one copy to the Arbitrator. Service shall be deemed made (i) upon receipt if delivered by hand; (ii) after three business days if sent by first class certified U.S. mail; (iii) the next business day if sent by overnight courier service; (iv) upon confirmed receipt if transmitted by facsimile. If service is by facsimile, a copy shall be sent the same day by hand delivery, first class U.S. mail, or overnight courier service.

                    (b) Service by TCG to Verizon and by Verizon to TCG at the address designated for delivery of notices in this Agreement shall be deemed to be service to Verizon or TCG, respectively.

                    (c) The Parties shall notify each other within three days of the Effective Date of the initial address for service of documents pursuant to this Section.

          28.11.2 Expedited Procedure for Resolution of Service-Affecting Disputes

          1. Purpose. This Section 28.11.2 describes the procedures for an expedited resolution of disputes between Verizon and TCG arising under this Agreement which directly affect the ability of a Party to provide uninterrupted, high quality services to its Customers, and which cannot be resolved using the procedures for informal resolution of disputes contained in Section 28.11.1.

          2. Initiation of the Expedited Dispute Resolution Process. If the Inter-Company Review Board is unable to resolve a service-affecting dispute within two business days (or such longer period as agreed to in writing by the Parties) of submission to it of the dispute, and the Parties have not otherwise entered into a settlement of their dispute, a Party may utilize the Commission’s Expedited Dispute Resolution (“EDR”) process as it is described in Case 99-C-1529, Notice Regarding Expedited Dispute Resolution (issued November 18, 1999). Invocation of the EDR process by either Party requires the other Party to participate in good faith. Use of the EDR process shall be limited to service-affecting disputes as defined in Section 28.11.2(1) above. However, nothing in this section precludes either Party from submitting related disputes, including claims for monetary damages, to arbitration in accordance with the general procedures described in Section 28.11.1 rather than through EDR.

          28.12 Notices

          Except as otherwise provided in this Agreement, notices given by one Party to the other Party under this Agreement shall be in writing and shall be (a) delivered personally, (b) delivered by express delivery service, (c) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested, or (d) delivered by telecopy (with a follow up copy promptly sent by first class mail) to the following addresses of the Parties:

To TCG:

Teleport Communications Group Inc.
3033 Chain Bridge Road, Suite D325
Oakton, VA 22185
Attn: Regional Vice President
Facsimile: (703) 277-7902

with a copy to:

Teleport Communications Group Inc.
32 Avenue of the Americas
New York, N.Y. 10013
Attn: Regional V.P. – Law and Government Affairs
Facsimile: (212) 387-6441

To Verizon:

Director - Contract Performance & Administration
Verizon Wholesale Markets
600 Hidden Ridge
HQEWMNOTICES
Irving, TX 75038
Facsimile: 972/719-1519
Telephone Number: 972-718-5988

with a copy to:

Vice President & Associate General Counsel

Verizon Wholesale Markets
1515 North Court House Road
Suite 500
Arlington, VA 22201
Facsimile: 703-351-3664

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified U.S. mail, or (iv) on the date set forth on the confirmation in the case of telecopy.

          28.13 252(i) Obligations

                    28.13.1 To the extent required by Applicable Law, each Party shall comply with Section 252(i) of the Act and Appendix D, Sections 30 through 32, of the Merger Order (“Merger Order MFN Provisions”).

                    28.13.2 If TCG wishes to exercise any rights it may have under Section 252(i), TCG shall provide written notice thereof to Verizon. Upon Verizon’s receipt of said notice, in accordance with Section 252(i), the Parties shall promptly amend this Agreement in writing (“252 Amendment”) to appropriately reflect the Interconnection, services, and Network Elements, that TCG has elected to adopt pursuant to Section 252(i), provided that TCG has a right under Section 252(i) to make such adoption as of the date of Verizon’s receipt of said notice; provided further that, unless otherwise mutually agreed to by the Parties, the 252 Amendment shall be effective as of the date of Verizon’s receipt of effective notice thereof.

                    28.13.3 If TCG wishes to exercise any rights it may have under the Merger Order MFN Provisions, TCG shall provide written notice thereof to Verizon. Upon Verizon’s receipt of said notice, in accordance with the Merger Order MFN Provisions, the Parties shall promptly amend this Agreement in writing (“Merger Amendment”) to appropriately reflect the interconnection arrangements or unbundled Network Elements, that TCG has elected to adopt pursuant to the Merger Order MFN Provisions, provided that TCG has a right under the Merger Order MFN Provisions to make such adoption as of the date of Verizon’s receipt of said notice; provided further that, unless otherwise mutually agreed to by the Parties, the Merger Amendment shall be effective as of the date of Verizon’s receipt of effective notice thereof.

          28.14 Joint Work Product

          This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

          28.15 No Third Party Beneficiaries; Disclaimer of Agency

          This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein expressed or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, expressed or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party’s business.

          28.16 No Licenses

                    28.16.1 Except as may be required by Applicable Law, nothing in this Agreement shall be construed as the grant of a license, either express or implied, with respect to any patent, copyright, trade name, trade mark, service mark, trade secret, or any other proprietary interest or intellectual property, now or hereafter owned, controlled or licensable by either Party. Except as may be required by Applicable Law, neither Party may use any patent, copyrightable materials, trademark, trade name, trade secret or other intellectual property right of the other Party except in accordance with the terms of a separate license agreement between the Parties granting such rights.

                    28.16.2 Except as stated in Section 28.16.4 and/or as otherwise may be required by Applicable Law, neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other Party or its Customers based on or arising from any claim, demand, or proceeding by any third party alleging or asserting that the use of any circuit, apparatus, or system, or the use of any software, or the performance of any service or method, or the provision of any facilities by either Party under this Agreement, alone or in combination with that of the other Party, constitutes direct, vicarious or contributory infringement or inducement to infringe, misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property right of any Party or third party. Each Party, however, shall offer to the other reasonable cooperation and assistance in the defense of any such claim.

                    28.16.3 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT NEITHER PARTY HAS MADE, AND THAT THERE DOES NOT EXIST, ANY WARRANTY, EXPRESS OR IMPLIED, THAT THE USE BY EACH PARTY OF THE OTHER’S FACILITIES, ARRANGEMENTS, OR SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT GIVE RISE TO A CLAIM OF INFRINGEMENT, MISUSE, OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHT.

                    28.16.4 TCG acknowledges that services and facilities to be provided by Verizon hereunder may use or incorporate products, services or information proprietary to third party vendors and may be subject to third party intellectual property rights. In the event that proprietary rights restrictions in agreements with such third party vendors (1) do not permit Verizon to provide to TCG, without additional actions or costs, particular unbundled Network Element(s) otherwise required to be made available to TCG under this Agreement, or (2) limit (without additional actions or costs) TCG’s co-extensive use of such rights in connection with such particular unbundled Network Elements, then, as may be required by Applicable Law:

                    a) Verizon agrees to notify TCG, directly or through a third party, of such restrictions that extend beyond restrictions otherwise imposed under this Agreement or applicable Tariff restrictions; and

                    b) Verizon shall use its best efforts, as commercially practical, to procure rights or licenses to allow Verizon to provide to TCG the particular unbundled Network Element(s), on terms comparable to terms provided to Verizon, directly or on behalf of TCG (“Additional Rights/Licenses”). Costs associated with the procurement of Additional Rights/Licenses shall be recovered as agreed by the Parties and, absent such agreement, pursuant to the Dispute Resolution procedures set forth in Section 28.11 of this Agreement; and

                    c) If, pursuant to Section 28.16.4(b), Verizon is unsuccessful in its attempt to procure Additional Rights/Licenses, then Verizon shall provide prompt written notification to TCG of such results. Such notification shall: (1) identify the specific facilities or equipment (including software) that Verizon is unable to provide pursuant to the license, as well as identify any and all related facilities or equipment affected by the lack of Additional Rights/Licenses; (2) identify the extent to which Verizon asserts TCG’s use has exceeded the scope of the license; and (3) identify the specific circumstances that prevented Verizon from obtaining the Additional Rights/Licenses.

          28.17 Technology Upgrades

          Notwithstanding any other provision of this Agreement, except as may be prohibited or conditioned under Applicable Law, each Party shall have the right to deploy, upgrade, migrate and maintain its network at its discretion, including without limitation through the incorporation of new equipment and/or new software. For the avoidance of any doubt, Verizon’s obligations with respect to OSS under the Change Management Process are not implicated in this Section and accordingly are unaffected by this Section.

          28.18 Survival

          The Parties’ obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement (including, without limitation, the obligation to pay amounts owed hereunder (to include indemnification obligations) and the obligation to protect the other Party’s Confidential or Proprietary Information) shall survive the termination or expiration of this Agreement.

          28.19 Entire Agreement

          The terms contained in this Agreement and any Schedules, Exhibits, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that relate to the subject matter of this Agreement that may appear subsequently in the other Party’s form documents, purchase orders, quotations, acknowledgments, invoices or other communications unless the document otherwise comports with Section 28.21.

          28.20 Counterparts

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          28.21 Modification, Amendment, Supplement, or Waiver

          No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties. A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options.

          28.22 Successors and Assigns

          This Agreement shall be binding on and inure to the benefit of the Parties and their respective legal successors and permitted assigns.

          28.23 Publicity and Use of Trademarks or Service Marks

          Neither Party nor its subcontractors or agents shall use the other Party’s trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party’s prior written consent; provided, however, that nothing herein shall be deemed to preclude either Party from engaging in lawful comparative advertising.

          28.24 Severability

          If any provision of this Agreement shall be invalid or unenforceable under Applicable Law, such invalidity or unenforceability shall not invalidate or render unenforceable any other provision of this Agreement, and this Agreement shall be construed as if it did not contain such invalid or unenforceable provision; provided, that if the invalid or unenforceable provision is a material provision of this Agreement, or the invalidity or unenforceability materially affects the rights or obligations of a Party hereunder or the ability of a Party to perform any material provision of this Agreement, the Parties shall promptly renegotiate in good faith and amend in writing this Agreement in order to make such mutually acceptable revisions to this Agreement as may be required in order to conform the Agreement to Applicable Law.

          28.25 Subcontracting

          If any obligation under this Agreement is performed through a subcontractor, the subcontracting Party shall remain fully responsible for the performance of this Agreement in accordance with its terms, including any obligations it performs through the subcontractor. The subcontracting Party shall be solely responsible for payments due its subcontractors. Except as may be specifically set forth in this Agreement, no subcontractor shall be deemed a third party beneficiary for any purposes under this Agreement.

          28.26 [Intentionally deleted]

          28.27 CLEC Certification

          Notwithstanding any other provision of this Agreement, Verizon shall have no obligation to perform under this Agreement until such time as TCG has obtained a Certificate of Public Convenience and Necessity (CPCN) or such other Commission authorization as may be required by law as a condition for conducting business in New York as a local exchange carrier.

          28.28 Nonexclusive Remedies

          Except as otherwise expressly provided in this Agreement, each of the remedies provided under this Agreement is cumulative and is in addition to any remedies that may be available at law or in equity.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

TELEPORT COMMUNICATIONS GROUP INC.	VERIZON NEW YORK INC.

By: /s/ Bruce W. Cooper	By: /s/ Jeffrey Masoner

Printed: Bruce W. Cooper	Printed: Jeffrey Masoner

Title: Regional Vice President	Title: Vice President,
Wholesale Markets

EXHIBIT A

EXHIBIT A

VERIZON NEW YORK AND TCG

DETAILED SCHEDULE OF ITEMIZED CHARGES

1. VERIZON SERVICES, FACILITIES, AND ARRANGEMENTS:

A.	INTERCONNECTION

I.	Rates for Transport & Termination of Reciprocal Compensation Traffic (Reciprocal Compensation Rates)

1.	Rates for Reciprocal Compensation Traffic pursuant to Section 5.7.3.1 of this Agreement.	Per PSC NY No. 8 Tariff

End Office rate (“Meet Point A arrangement”)

Tandem rate (“Meet Point B arrangement”)

2.	Access charges for termination of intrastate and interstate Toll Traffic	Per Verizon FCC No. 11 interstate and PSC NY No. 11 intrastate access tariffs (charged in conjunction with Reciprocal Compensation Traffic, using PLU and PIU factors, as appropriate)

3.	Entrance facilities, and transport, as appropriate, for Interconnection at Verizon End Office, Tandem Office, or other Point of Interconnection	Per PSC NY No. 8 tariff, Sections 35.6.4 and 35.7.1, Verizon FCC No. 11 interstate and PSC NY No 11 intrastate access Tariffs (using PLU and PIU factors, as appropriate)

EXHIBIT A

II.	Intercarrier Compensation Rates for the Exchange of Internet Traffic[1]

(1)	Intercarrier compensation rates for the exchange of Internet Traffic delivered at the relevant Verizon switch.[2]	Recurring Charges:	Non-Recurring Charges:

	June 14, 2001 through December13, 2001	$0.0015 per minute of use	Not Applicable

	December 14, 2001 through June13, 2003	$0.0010 per minute of use

	June 14, 2003 and thereafter	$0.0007 per minute of use

          [1] The rates for the exchange of Internet Traffic that is compensable pursuant to the FCC Internet Order set out in this Section 1.A.II (1), “Intercarrier Compensation rates for the exchange of Internet Traffic delivered at the relevant Verizon switch”, are included in this Exhibit A as a convenience to the Parties. Notwithstanding any other provision of this Agreement, the Parties’ rights and obligations with respect to any intercarrier compensation that may be due in connection with their exchange of Internet Traffic shall be governed by the FCC Internet Order. Notwithstanding any other provision of the Agreement (but subject to the change of law provisions of this Agreement), Reciprocal Compensation Traffic does not include any Internet Traffic.

          [2] The rates for the exchange of Internet Traffic that is compensable pursuant to the FCC Internet Order set out in this Section 1.A.II (1), “Intercarrier Compensation rates for the exchange of Internet Traffic delivered at the relevant Verizon switch,” are adopted pursuant to Paragraphs 77 through 88 of the FCC’s Order on Remand and Report and Order, In the Matter of Implementation of the Local Competition Provisions in the Telecommunications Act of 1996, Intercarrier Compensation for ISP-Bound Traffic, FCC 01-131, CC Docket Nos. 96-98 and 99-68 (4/18/01). The dates shown in this Exhibit A are not intended to modify the Term of the Agreement or to affect either Party’s right to exercise any right of termination it may have under the Agreement.

EXHIBIT A

II.	Transient Tandem Service

a. Transient Tandem Service

The rate(s) for Transient Tandem Service is based upon the rates set forth in PSC NY No. 8 Tariff, as amended from time to time.

B. UNBUNDLED NETWORK ELEMENTS

I.	Unbundled Database Access

a. 800/888 Database

Reciprocal Compensation (refer to I above) in accordance with the terms of Section 6.4 of this Agreement.

800 Database inquiry: as set forth in the PSC NY No. 10 Tariff, Section 5.7.7 (B) and PSC NY No. 8 Tariff, Section 35.9, as amended from time to time.

b. LIDB

LIDB Database Query as set forth in the PSC NY No. 10 Tariff, Section 5.7.7 (C) and PSC NY No. 8 Tariff, Section 35.10, as amended from time to time.

II.	Unbundled Local Loops

Rates for all ULL types are as set forth in Verizon’s PSC NY No. 10 Tariff, Section 5.5.2, as amended from time to time, subject to the provisions of Section 11 of this Agreement.

III.	Unbundled IOF

Rates for all unbundled IOF elements are as set forth in Verizon’s PSC NY No. 10 Tariff, Section 5.3.4, as amended from time to time, subject to the provisions of Section 11 of this Agreement.

IV.	Unbundled Common Channel Signaling and Call-Related Database Access

Rates for all unbundled Common Channel Signaling and Call-related Database Access are as set forth in Verizon’s PSC NY No. 10 Tariff, Section 5.7.7 and PSC NY No. 8 Tariff, Section 35.8, as amended from time to time, subject to the provisions of Section 11 of this Agreement.

V.	Unbundled Local Switching

EXHIBIT A

Rates for all unbundled local switching elements are as set forth in Verizon’s PSC NY No. 10 Tariff, Section 5.6.1.7, as amended from time to time, subject to the provisions of Section 11 of this Agreement.

VI.	Unbundled Tandem Switching

Rates for all unbundled tandem switching elements are as set forth in Verizon’s PSC NY No. 10 Tariff, Section 5.4.4, as amended from time to time, subject to the provisions of Section 11 of this Agreement.

VII.	Unbundled Network Interface Device and House and Riser Cable

Rates for unbundled network interface device as set forth in Verizon’s PSC NY No. 10 Tariff, Section 5.2.3, as amended from time to time, subject to the provisions of Section 11 of this Agreement.

VIII.	Intrastate Collocation

The rates for Intrastate Collocation are based upon the rates set forth in PSC NY No. 8 Tariff, as amended from time to time.

IX.	Line Sharing

Rates for Line Sharing are as set forth in Verizon’s PSC NY No. 10 Tariff, Section 5.18.4, as amended from time to time, subject to the provisions of Section 11 of this Agreement.

IX(a).	Line Splitting

Rates for Line Splitting are as set forth in Verizon’s PSC NY No. 10 Tariff, Section 5.22.4, as amended from time to time, subject to the provisions of Section 11 of this Agreement.

X.	Combinations of Unbundled Network Elements - Platform, Trunk Port, Link, and Other

Rates for combination types are as set forth in Verizon’s PSC NY No. 10 Tariff, Sections 5.12, 5.13, 5.14 and 5.15, as amended from time to time, subject to the provisions of Section 11 of this Agreement.

XI.	Unbundled Sub-Loop Arrangements (USLA)

Rates for USLA are as set forth in Verizon’s PSC NY No. 10 Tariff, Section 5.19.4, as amended from time to time, subject to the provisions of Section 11 of this Agreement.

XI(a).	Unbundled Feeder Sub-Loops

EXHIBIT A

Rates for unbundled Feeder Sub-Loops are as set forth in Verizon’s PSC NY No. 10 Tariff, Section 5.21.4, as amended from time to time, subject to the provisions of Section 11 of this Agreement.

XII.	Dark Fiber

Rates for Dark Fiber are as set forth in Verizon’s PSC NY No. 10 Tariff, Section 5.20.4, as amended from time to time, subject to the provisions of Section 11 of this Agreement.

C. RESALE

I. Wholesale Discounts

Wholesale discounts are as set forth in the PSC NY Tariff No. 9, Section 10.6.1, as amended from time to time.

Month- to- month discounts:

a. Where TCG purchases Verizon-provided Operator Services

(1) Business

(2) Residence

b. Where TCG does not purchase Verizon Operator Services

(1) Business

(2) Residence

D.	CUSTOMER USAGE DETAIL CHARGES

Rates for Customer Usage Detail are as set forth in Verizon’s PSC NY No. 10 Tariff, Section 5.6.1.7(I) and PSC NY No. 9 Tariff, Section 10.9.1, as amended from time to time.

E.	TIME AND MATERIALS CHARGES

Rates for Time and Materials are as set forth in Verizon’s PSC NY No. 10 Tariff, as amended from time to time.

F.	911/E911 INTERCONNECTION

Rates for interconnection to Verizon 911 or E911 hub tandem and access to subtending PSAPs are as set forth in Verizon’s PSC NY No. 8, Section 35.11.1, as amended from time to time.

G.	OPERATIONS SUPPORT SYSTEMS

a.

Rates for all access to, development, maintenance and use of Operations Support Systems, as related to the provision of unbundled Network Elements, are as set forth in Verizon’s PSC NY No. 10 Tariff, as amended

EXHIBIT A

from time to time, subject to the provisions of Section 11 and Schedule 11 of this Agreement.

b.

Rates for all access to, development, maintenance and use of Operations Support Systems, as related to the provision of Resale, are as set forth in Verizon’s PSC NY No. 9 Tariff, as amended from time to time, subject to the provisions of Section 12 and Schedule 11 of this Agreement.

c.

Rates for all access to, development, maintenance and use of Operations Support Systems, as related to the provision of Interconnection are as set forth in Verizon’s PSC NY No. 8 Tariff, as amended from time to time, subject to the provisions of this Agreement.

H.	BILLING AND COLLECTION FEE

		Recurring Charge:	$0.05/Call
		Non-Recurring Charge:	Not Applicable

EXHIBIT A

2. TCG SERVICES, FACILITIES, AND ARRANGEMENTS:

A.	INTERCONNECTION

I.	Rates for Transport & Termination of Reciprocal Compensation Traffic (Reciprocal Compensation Rates)

Service or Element Description:	Recurring Charges:	Non-Recurring Charges:

(1) Rate for Reciprocal Compensation Traffic pursuant to Section 5.7.3.1 of this Agreement.	Available at TCG’s tariffed or otherwise generally available rates, not to exceed Verizon rates for equivalent services available to TCG pursuant to Section 20.3 of this Agreement.

Tandem Rate (“Meet Point B arrangement”)

(2) Entrance facilities, and transport, as appropriate, for Interconnection at TCG End Office, Tandem Office, or other Point of Interconnection.

Available at TCG’s tariffed or otherwise generally available rates (using PLU and PIU factors, as appropriate), not to exceed Verizon rates for equivalent services available to TCG pursuant to Section 20.3 of this Agreement.

II.	Intercarrier Compensation Rates for the Exchange of Internet Traffic[3]

Service or Element Description:	Recurring Charges:	Non-Recurring Charges:

(1) Intercarrier compensation rates for the exchange of Internet Traffic delivered at the relevant TCG switch.[4]

June 14, 2001 through December 13, 2001	$0.0015 per minute of use

December 14, 2001 through June 13, 2003	$0.0010 per minute of use	Not Applicable

June 14, 2003 and thereafter	$0.0007 per minute of use

          [3] The rates for the exchange of Internet Traffic that is compensable pursuant to the FCC Internet Order set out in this Section 2.A.II (1), “Intercarrier Compensation rates for the exchange of Internet Traffic delivered at the relevant TCG switch”, are included in this Exhibit A as a convenience to the Parties. Notwithstanding any other provision of this Agreement, the Parties’ rights and obligations with respect to any intercarrier compensation that may be due in connection with their exchange of Internet Traffic shall be governed by the FCC Internet Order. Notwithstanding any other provision of the Agreement (but subject to the change of law provisions of this Agreement), Reciprocal Compensation Traffic does not include any Internet Traffic.

EXHIBIT A

III.	Exchange Access Service

Service or Element Description:	Recurring Charges:	Non-Recurring Charges:

Interstate	Per TCG FCC exchange access tariff as amended from time to time (using PLU and PIU factors, as appropriate).

Intrastate	Per TCG NY exchange access tariff as amended from time to time (using PLU and PIU factors, as appropriate).

B. All Other TCG Services Available to Verizon for Purposes of Effectuating Local Exchange Competition	Available at TCG’s tariffed or otherwise generally available rates, not to exceed Verizon rates for equivalent services available to TCG pursuant to Section 20.3 of this Agreement.

C. Billing and Collection Fee	$.05/Call	No Charge

[4] The rates for the exchange of Internet Traffic that is compensable pursuant to the FCC Internet Order set out in this Section 2.A.II (1), “Intercarrier Compensation rates for the exchange of Internet Traffic delivered at the relevant TCG switch,” are adopted pursuant to Paragraphs 77 through 88 of the FCC’s Order on Remand and Report and Order. In the Matter of Implementation of the Local Competition Provisions in the Telecommunications Act of 1996, Intercarrier Compensation for ISP-Bound Traffic, FCC 01-131, CC Docket Nos. 96-98 and 99-68 (4/18/01). Notwithstanding any other provision of this Agreement, the rates for the exchange of Internet Traffic that is compensable pursuant to the FCC Internet Order set out in Section 2.A.II (1) are intended to be the same as the rates that Verizon bills to TCG for the exchange of Internet Traffic that is compensable pursuant to the FCC Internet Order set out in Section 1.A.II (1). Except as may otherwise be required by Applicable law, (i) in the event of any change in the rates for the exchange of Internet Traffic that is compensable pursuant to the FCC Internet Order set out in Section 1.A.II (1), the rates for the exchange of Internet Traffic that is compensable pursuant to the FCC Internet Order set out in this Section 2.A.II (1) shall automatically change to be the same as the rates for the exchange of Internet Traffic that is compensable pursuant to the FCC Internet Order set out in Section 1.A.II (1), and (ii) the per minute of use rates billed by TCG to Verizon for the exchange of Internet Traffic that is compensable pursuant to the FCC Internet Order shall not exceed the same per minute of use rates for the exchange of Internet Traffic that is compensable pursuant to the FCC Internet Order billed by Verizon to TCG. The dates shown in this Exhibit A are not intended to modify the Term of the Agreement or to affect either Party’s right to exercise any right of termination it may have under the Agreement.

EXHIBIT A

APPENDIX A TO EXHIBIT A

LOCAL AND TOLL CALL FLOWS AND USAGE BILLING IN CONJUNCTION WITH UNE-PLATFORM

This Appendix A to Exhibit A includes twenty five (25) specifically identified call flow diagrams which serve as the primary source for pricing purposes of unbundled local usage charges that are billed to TCG by Verizon in respect of the specific call flows included in this Appendix A to Exhibit A. These call flow diagrams are not to be considered determinative of all possible calling scenarios between TCG and Verizon. They represent only some call flows and resulting usage and associated call detail record charges, and as such, they are not intended to control for any other pricing purposes. Notwithstanding any references to Resold Services, nothing in this Appendix A shall govern or otherwise affect the terms and conditions of Verizon’s offering of Resold Services.

The charges described in this Appendix A reflect only applicable unbundled local usage charges and applicable Customer Usage Detail record charges. Flat rated, monthly recurring charges and non-recurring charges for unbundled Network Elements and exchange access services are not noted in these diagrams. Nothing in this Appendix A shall preclude either Party from billing third parties for usage associated with these call scenarios where multiple carriers interact to originate, transmit and terminate a single call.

Appendix A to Exhibit A

CALL FLOWS – ACRONYMS

The following terms, used in this Call Flows Appendix A to Exhibit A, shall have the meanings specified below.

“AEU” means CLEC A End User

“ALP” means CLEC A Line Port

“BEU” means CLEC B End User

“BLIC” means a Busy Line Interrupt Charge

“BLVC” means a Busy Line Verification Charge

“BSC” means Branding Surcharge

“CCSC” means Call Completion Surcharge

“CLBS” means CLEC B owned Switch

“DAC” means Directory Assistance Charge

“EU” means End User

“IXC POP” means Interexchange Carrier Point of Presence

“STP” means Shared Trunk Port

“TTSC” means Transit Tandem Switching Charge

“UCRCC” means Unbundled CLEC Reciprocal Compensation Charge

“UIC” means Unbundled ISUP (ISDN User Part) Charge

“ULCTC” or “UCTC” means Unbundled Local Common Transport Charge (a.k.a. Verizon Shared Transport)

“ULSC-O” means Unbundled Local Switching Charge - Originating

“ULSC-T” means Unbundled Local Switching Charge - Terminating

“UNRCC” means Unbundled Verizon North Reciprocal Compensation Charge

“USTPC” means Unbundled Shared Trunk Port Charge

“UTC” means Unbundled TCAP Charge

“UTTC” means Unbundled Tandem Transport Charge

“VZNEOS” means Verizon North End Office Switch

“VZNEU” means Verizon North End User

“VZNLP” means Verizon North Line Port

“VZNTOPS” means Verizon North TOPS (Traffic Operator Position System)

“VZNTS” means Verizon North Tandem Switch

Appendix A to Exhibit A

Local Calls Originating and Terminating in the Same Verizon NY Switch

Scenario 1

Call Type:	Local Intra-Switch
From:	TCG UNE-P End User
To:	Verizon NY, CLEC UNE, Resale End User

TCG bills the TCG UNE-P end user Customer.

VERIZON bills TCG ULSC-O and Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

Scenario 2

Call Type:	Local Intra-Switch
From:	Verizon NY, CLEC UNE, Resale End User
To:	TCG UNE-P End User

VERIZON bills the Verizon NY end user Customer.

No unbundled local usage charges apply to TCG.

Appendix A to Exhibit A

Local Calls Originating and Terminating in Different Switches

Scenario 4

Call Type:	Local Inter-Switch
From:	TCG UNE-P End User
To:	Verizon NY End User
Call Routing:	Direct or via Verizon NY Tandem

TCG bills the TCG UNE-P end user Customer.

VERIZON bills TCG ULSC-O, UIC, ULCTC, UNRCC and Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

Scenario 7

Call Type:	Local Inter-Switch
From:	TCG UNE-P End User
To:	CLEC B End User served by CLEC B Switch
Call Routing:	Direct or via Verizon NY Tandem

TCG bills the TCG UNE-P end user Customer.

VERIZON bills TCG ULSC-O, UIC, ULCTC, UCRCC and Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

Scenario 8

Call Type:	Local Inter-Switch
From:	Verizon NY End User
To:	TCG UNE-P End User
Call Routing:	Direct or via Verizon NY Tandem

VERIZON bills the VERIZON NY end user Customer.

VERIZON does not bill TCG unbundled local usage charges.

Appendix A to Exhibit A

Scenario 11B

Call Type:	Local Inter-Switch
From:	CLEC B End User served by CLEC B Switch
To:	TCG UNE-P End User
Call Routing:	Tandem

CLEC B bills the CLEC B end user Customer.

VERIZON bills CLEC B Reciprocal Compensation under VERIZON/CLEC B Agreement No unbundled local usage charges apply to TCG UNEP.

Appendix A to Exhibit A

Scenario 11C

Call Type:	Local Inter-Switch
From:	CLEC B End User served by CLEC B Switch
To:	TCG UNE-P End User
Call Routing:	Direct

CLEC B bills the CLEC B end user Customer.

VERIZON bills CLEC B Reciprocal Compensation under VERIZON/CLEC B Agreement No unbundled local usage charges apply to TCG UNEP.

Appendix A to Exhibit A

IntraLATA Toll Calls

Scenario 12A

Call Type:	IntraLATA Toll Call
From:	TCG UNE-P End User
To:	3rd Party Carrier
Call Routing:	Direct
LPIC:	All 3rd Party IntraLATA Carriers*

3rd Party Carrier bills the end user Customer.

VERIZON bills TCG ULSC-O, USTPC, UIC.

TCG bills 3rd Party Carrier State Access Charges.

Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

*NOTE: This diagram does not apply to TCG UNE-P when the LPIC has been designated as a Verizon LPIC (e.g., “0698”). See Call Flow 15NY for an example of when the Verizon LPIC has been selected.

Appendix A to Exhibit A

Scenario 12BB

Call Type:	IntraLATA Toll Call
From:	TCG UNE-P End User
To:	3rd Party Carrier
Call Routing:	Tandem
LPIC:	All 3rd Party IntraLATA Carriers*

3rd Party Carrier bills the end user Customer.

VERIZON bills TCG ULSC-O, UIC, USTPC, UTTC1, TTSC.

TCG bills 3rd Party Carrier State Access Charges.

Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

*NOTE: This diagram does not apply to TCG UNE-P when the LPIC has been designated as a Verizon LPIC (e.g., “0698”). See Call Flow 15NY for an example of when the Verizon LPIC has been selected.

Appendix A to Exhibit A

Scenario 12CC

Call Type:	IntraLATA Toll Call
From:	3rd Party Carrier
To:	TCG UNE-P End User
Call Routing:	Direct

3rd Party Carrier bills the end user Customer.

VERIZON bills TCG UIC, ULSC-T, USTPC.

TCG bills 3rd Party Carrier State Access Charges.

Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

Scenario 12DD

Call Type:	IntraLATA Toll Call
From:	3rd Party Carrier
To:	TCG UNE-P End User
Call Routing:	Tandem

3rd Party Carrier bills the end user Customer.

VERIZON bills TCG ULSC-T, USTPC, UTTC2, TTSC and UIC.

TCG bills 3rd Party Carrier State Access Charges.

Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

Scenario 15 NY

Call Type:	IntraLATA Toll Call
From:	TCG UNE-P End User
To:	Verizon NY End User
Call Routing:	Direct or via Verizon NY Tandem

TCG bills the TCG UNE-P end user Customer.

VERIZON bills TCG ULSC-O, UIC, ULCTC, UNRCC and Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

NOTE: This Call Flow 15NY is an example of when TCG designates Verizon as the LPIC (e.g., “0698”)

Appendix A to Exhibit A

Scenario 17A

Call Type:	IntraLATA Toll Call
From:	Verizon NY End User
To:	TCG UNE-P End User
Call Routing:	Direct or via a Verizon NY Tandem

VERIZON bills the VERIZON NY end user Customer

VERIZON does not bill TCG unbundled local usage charges

Appendix A to Exhibit A

Scenario 18A

Call Type:	IntraLATA Toll Call
From:	TCG UNE-P End User
To:	CLEC B End User served by CLEC B Switch
Call Routing:	Direct or via a Verizon NY Tandem

TCG bills the TCG UNE-P end user Customer.

VERIZON bills TCG ULSC-O, UIC, ULCTC, UCRCC and Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

Scenario 18B

Call Type:	IntraLATA Toll Call
From:	CLEC B End User served by CLEC B Switch
To:	TCG UNE-P End User
Call Routing:	Tandem

CLEC B bills the CLEC B end user Customer.

VERIZON bills CLEC B Reciprocal Compensation under VERIZON/CLEC B Agreement.

No Network Element usage charges apply to TCG UNEP.

Appendix A to Exhibit A

Scenario 18BB

Call Type:	IntraLATA Toll Call
From:	CLEC B End User served by CLEC B Switch
To:	TCG UNE-P End User
Call Routing:	Direct

CLEC B bills the CLEC B end user Customer.

VERIZON bills CLEC B Reciprocal Compensation under VERIZON/CLEC B Agreement.

No Network Element usage charges apply to TCG UNEP.

Appendix A to Exhibit A

InterLATA Toll Calls

Scenario 19A

Call Type:	InterLATA Toll Call
From:	TCG UNE-P End User
To:	IXC
Call Routing:	Direct
PIC:	All InterLATA Carriers

IXC bills the IXC end user Customer.

VERIZON bills TCG ULSC-O, USTPC, UIC.

TCG bills IXC Access Charges.

Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

Scenario 19B

Call Type:	InterLATA Toll Call
From:	TCG UNE-P End User
To:	IXC
Call Routing:	Tandem
PIC:	All InterLATA Carriers

IXC bills the IXC end user Customer.

VERIZON bills TCG ULSC-O, UIC, USTPC, UTTC1, TTSC.

TCG bills IXC Access Charges.

Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

Scenario 21A

Call Type:	InterLATA Toll Call
From:	IXC
To:	TCG UNE-P End User
Call Routing:	Direct
PIC:	All InterLATA Carriers

IXC bills the IXC end user Customer.

VERIZON bills TCG ULSC-T, USTPC and UIC.

TCG bills IXC Carrier Access Charges.

Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

Scenario 21B

Call Type:	InterLATA Toll Call
From:	IXC
To:	TCG UNE-P End User
Call Routing	Tandem
PIC	All InterLATA Carriers

IXC bills the IXC end user Customer.

VERIZON bills TCG ULSC-T, USTPC, TTSC, UTTC2 and UIC.

TCG bills IXC Carrier Access Charges.

Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

PhoneSmart Activation

Scenario 30

Call Type:	Call Trace, Call Return or Repeat Dialing
From:	TCG UNE-P End User dials *57, *69, or *66

In Scenario 30 TCG owns call, receives call record and is billed UTC and Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement. NOTE: A separate unrelated call record will be generated, when PhoneSmart activation results in a regular completed call.

Appendix A to Exhibit A

Directory Assistance and Operator Services

Scenario 33

Call Type:	Directory Assistance
From:	TCG UNE-P End User
To:	Verizon NY TOPS
Trunk Port	Shared
Branding:	Yes
Call Completed:	No

In Scenario 33 TCG owns call, receives call record and is billed ULSC-O, USTPC, DAC (unbranded) and BSC and Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

Scenario 34

Call Type:	Busy Line Verify
From:	TCG UNE-P End User
To:	Verizon NY TOPS
Trunk Port:	Shared
Branding:	Yes

In Scenario 34 TCG owns call, receives call record and is billed ULSC-O, USTPC, BLVC and BSC and Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

Scenario 35

Call Type:	Busy Line Verify & Interrupt
From:	TCG UNE-P End User
To:	Verizon NY TOPS
Trunk Port	Shared
Branding:	Yes

In Scenario 35 TCG owns call, receives call record and is billed ULSC-O, USTPC, BLIC and BSC and Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement.

Appendix A to Exhibit A

Scenario 39

Call Type:	Directory Assistance Call Completion
From:	TCG UNE-P End User
To:	Any End User
Trunk Port:	Shared
Routing:	Verizon NY TOPS

In Scenario 39 TCGowns call, receives call record and is billed ULSC-O, USTPC, UIC, UTTC 1, CCSC, TTSC, UTTC 2 and UNRCC or UCRCC (depending on ownership of terminating end office) and Customer Usage Detail charges apply pursuant to the rates and terms of this Agreement. The above charges are billed in addition to the charges already applicable to the original DA query (Scenario 33).

3 separate call records are generated for Scenario 33 and Scenario 39, as follows:

• DA Query Record (33)

• DA Call Completion Record (39)

• Completed Call Record (39)

Schedule 5.6

SCHEDULE 5.6

Bills

1. Issuance of Bills - General

          1.1 Verizon and TCG will issue all bills in accordance with the terms and conditions set forth in this Agreement. Verizon and TCG will establish monthly billing dates (“Bill Date”) for each Billing Account Number (“BAN”), which Bill Date shall be the same day month to month. Each BAN shall remain constant from month to month, unless changed as agreed to by the parties. Each Party shall provide the other Party at least thirty (30) calendar days written notice prior to changing, adding or deleting a BAN. The Parties will provide one billing invoice associated with each BAN.

          1.2 [Intentionally deleted]

          1.3 Each Party will provide the other Party written notice of which bills are to be deemed the official bills to assist the Parties in resolving any conflicts that may arise between the official bills and other bills received via a different media which purportedly contain the same charges as are on the official bill. If either Party requests an additional copy(ies) of a bill, such Party shall pay the other Party a reasonable fee per additional bill copy, unless such copy was requested due to errors, omissions, or corrections or the failure of the transmission to comply with the specifications set forth in this Agreement.

          1.4 TCG and Verizon shall provide each other reasonable notice if a billing transmission is received and cannot be processed. Such transmission shall be corrected and resubmitted to the other Party, at the resubmitting Party’s sole expense, in a form that can be processed. If the fault in the transmission is due to an error by the billing Party, the payment due date for such resubmitted transmission(s) will be thirty (30) days from the date of the corrected transmission.

2. Electronic Transmissions

          2.1 Verizon and TCG agree that each Party will transmit billing information and data in CABS:BOS format electronically via Connect: Direct to the other Party at the location specified by such Party. The parties agree that a T1.5 or 56kb circuit for Connect: Direct is required. TCG data centers will be responsible for originating the calls for data transmission via switched 56kb or T1.5 lines. If Verizon has an established Connect: Direct link with TCG, that link can be used for data transmission if the location and applications are the same for the existing link. Otherwise, a new link for data transmission must be established. Verizon must provide TCG its Connect: Direct Node ID and corresponding VTAM APPL ID before the first transmission of data via Connect: Direct. TCG will supply to Verizon its RACF ID and password before the first transmission of data via Connect: Direct. Each Party shall provide to the other Party, in written form, all applicable dataset format information. Any changes to either Party’s

Schedule 5.6

Connect: Direct Node ID must be sent to the other Party no later than twenty-one (21) calendar days before the changes take effect.

3. Tape or Paper Transmissions

          3.1 In the event that electronic transmission of billing information and data via Connect: Direct is unavailable due to service outage, or as otherwise mutually agreed to by the Parties, the Parties will transmit billing information and data to each other via cartridge tape, paper or such other medium as agreed to by TCG and Verizon for the duration of the service outage. Within a reasonable time period following service restoration, electronic transmission of billing information and data via Connect: Direct shall resume. Each Party shall notify the other Party of the correct billing address(es).

4. Testing Requirements

          4.1 At least fifteen (15) days prior to either Party sending the other Party a mechanized bill for the first time via electronic transmission, or at least fifteen (15) days prior to changing mechanized formats, Verizon shall send to TCG bill data in the appropriate mechanized format for testing to ensure that the bills can be processed.

          4.2 During the testing period, the billing Party shall transmit to the other Party billing data and information via paper transmission.

5. Additional Requirements

          5.1 The Parties agree that if the billing Party transmits data to the other Party in a mechanized format, the billing Party will also comply with the following specifications:

a.	The BAN shall not contain embedded spaces or low values.

b.	The Bill Date shall not contain spaces or non-numeric values.

c.	Each bill must contain at least one detail record.

d.	Any “From” Date should be less than the associated “Through” Date and neither date can contain spaces.

6. Bill Accuracy Certification

          The Parties agree that in order to ensure the proper performance and integrity of the entire billing process, each Party will be responsible and accountable for transmitting to the other Party an accurate and current bill. The Parties may mutually agree to implement control mechanisms and procedures to render a bill that accurately reflects the Unbundled Network Element, Combination, Interconnection or Resold Service ordered and used by the other Party.

Schedule 5.6.7

SCHEDULE 5.6.7

APPLICABLE FACTORS

          PIU and PLU factors may be reported at the state or LATA level.

FOR TRAFFIC ORIGINATING FROM:	AND TERMINATING TO:	LATA	PIU (%)	PLU (%)

Verizon	TCG	ALL	The percentage currently in use as of the Effective Date of this Agreement.	The percentage currently in use as of the Effective Date of this Agreement.

TCG	Verizon	ALL	The percentage currently in use as of the Effective Date of this Agreement.	The percentage currently in use as of the Effective Date of this Agreement.

Schedule 7.1.4

SCHEDULE 7.1.4

Billing Process for Variable-Rated Information Services Calls

          Verizon offers the following billing process for TCG and Verizon to jointly ensure that the TCG Customers making calls to the information services provider programs on the Verizon platform are billed at correct rates, and that the information services providers they call are reimbursed for the use of their services. Prior to establishing working interconnection to the variable-rated services, TCG must complete acceptance testing with Verizon for the billing process as described below. Where TCG does not establish a billing arrangement, TCG agrees that its Customers will not be able to complete calls to variable-rated Information Service providers on the Bell Atlantic platform, regardless of whether the Customers are served by TCG switching facilities, or by Unbundled Network Element(s) purchased by TCG.

“Information Mass Announcement Service” (“IMAS”) is unique to the New York Metropolitan LATA (132), and is not offered elsewhere in New York State or in any other state. The billing process described below does not apply to IMAS traffic, which is not a variable-rated Information Service.

INFORMATION PROVIDER SERVICES BILLING PROCESS

A. Usage Processing

1a.

TCG, using its own facilities, records originating call detail and delivers Information Services Traffic to Verizon over a dedicated IP trunk. Verizon makes terminating recordings. Using the called number, TCG identifies the call as a variable-rated IP call. TCG sends the call detail record to Verizon in unrated EMI format.

Verizon rates correctly-formatted messages at the price set by the information services provider, and bills TCG for the full value of the call less the Billing and Collection Fee (“B&C Fee”) stated in Exhibit A. Incorrectly formatted records are not rated and no B&C Fee is applied. Rated messages are returned to TCG in rated EMI format.

—or—

1b.

TCG, using Verizon Unbundled Network Elements for Local Switching, receives originating call detail from Verizon in unrated EMI format. Using the called number, TCG identifies the call as a variable-rated IP call. TCG sends the call detail record to Verizon in unrated EMI format.

Verizon rates correctly-formatted messages at the price set by the information services provider, and bills TCG for the full value of the call less the Billing and Collection Fee (“B&C Fee”) stated in Exhibit A.

Schedule 7.1.4

Incorrectly formatted records are not rated and no B&C Fee is applied. Rated messages are returned to TCG in rated EMI format.

2.	Unless otherwise agreed to by the Parties, Verizon will not charge TCG for rating correctly-formatted messages.

3.	Error messages will be returned in either unrated or rated EMI format, depending on the nature of the error. Appropriate indicators in the record will define the error.

“Killer” calls, i.e. calls where the originating end user has disconnected within a Tariff-specified time limit in order to avoid charges, are returned with a special locally defined indicator. A Billing and Collection Fee as set forth in Exhibit A is credited to TCG for these calls, although there are no charges billable to the TCG Customer.

4.	TCG bills its Customer for the full value of the call as shown in the rated EMI record, calculates and collects appropriate state and local taxes.

5.

Verizon uses the rated message to calculate the payment due the information services provider, and remits that amount to the information services provider. The information services provider is charged for “killer” calls according to Tariff regulations.

B. Adjustments

1.	Using the called number, TCG identifies the call as a variable-rated IP call and sends a rated adjustment EMI format record to Verizon.

2.	TCG must provide the following information when requesting an adjustment from Verizon for information service provider call made by one of TCG’s Customers:

•	originating line number

•	the dialed IP subscriber number

•	the amount to be adjusted, not including tax

•	message date

•	connect time

•	conversation time

3.

Verizon will follow its policy of allowing two (2) adjustments per line per year on eligible information service provider calls. Once two adjustments have been made for an originating end user line number, no further adjustments will be made to TCG’s account.

C. Acceptance Testing

Schedule 7.1.4

1.

Acceptance testing between Verizon and TCG will demonstrate that both Parties are ready to deliver, process and receive usage and billing data as required, and that each has a Single Point of Contact (“SPOC”) available to the other.

2.	TCG will provide a sufficient volume of unrated usage data for testing various call scenarios, formatted and delivered to reflect the anticipated production environment.

3.	Verizon will examine, process, and edit such data to produce a return data set of rated records, for delivery to TCG.

4.	TCG will receive and process the Verizon data.

5.	Both Parties will communicate and resolve testing issues until they mutually agree that each is able to format, deliver, receive and process data at an acceptable standard.

Schedule 11

SCHEDULE 11

ACCESS TO OPERATIONS SUPPORT SYSTEMS

1.0 Definitions

          As used in this Schedule 11, the following terms shall have the meanings stated below:

          1.1 “Verizon Operations Support Systems” or “Verizon OSS” means Verizon interfaces for access to pre-ordering, ordering/provisioning, maintenance and repair, and billing generally available to all CLECs.

          1.2 “Verizon OSS Services” means access to Verizon Operations Support Systems functions of Pre-Ordering, Ordering/Provisioning, Maintenance and Repair, and Billing. The term “Verizon OSS Services” includes, but is not limited to: (a) Verizon’s provision of Customer Usage Detail Information to TCG pursuant to this Agreement; and, (b) “Verizon OSS Information”, as defined in Section 1.3 below.

          1.3 “Verizon OSS Information” means any information accessed by, or disclosed or provided to, TCG through or as a part of Verizon OSS Services. The term “Verizon OSS Information” includes, but is not limited to: (a) any Customer Information related to a Verizon Customer or an TCG Customer accessed by, or disclosed or provided to, TCG through or as a part of Verizon OSS Services; and, (b) any TCG Customer Usage Detail Information (as defined in Section 1 of the General Terms and Conditions) accessed by, or disclosed or provided to, TCG.

2.0 General Conditions

          2.1 This Schedule 11 sets forth the terms and conditions under which Verizon will provide electronic access to the following Verizon Operations Support Systems and Verizon OSS Services. Verizon will provide such access to TCG through the interfaces listed below or any other generally available Verizon OSS interfaces (e.g., Web GUI) for pre-ordering, ordering, provisioning, maintenance and repair, and billing in accordance with guidelines published by Verizon and which are consistent with the Change Management Process described below.

Interface	Function

CORBA	Pre-order
EDI	Ordering, Provisioning
EBI	Maintenance & Repair
Connect: Direct	Billing

          2.2 TCG agrees to access the Verizon OSS and utilize Verizon OSS Services, only for the purposes of establishing and maintaining Services provided to TCG by

Schedule 11

Verizon. Except as may be mutually agreed to by the Parties in writing, TCG agrees that such use will comply with the security requirements of Verizon.

          2.3 By accessing customer service records pursuant to this Schedule, TCG represents and warrants that it has obtained any customer authorization or approval (written, verbal or electronic) required by Applicable Law in order to receive such information. TCG shall receive and retain such information in conformance with the requirements of 47 USC 222 (and implementing FCC regulations thereunder) and in accordance with Section 18.3.

          2.4 Verizon will provide TCG with access to Verizon OSS in accordance with Verizon’s published availability schedule, subject to changes to such schedule made in accordance with the Change Management Process.

          2.5 Each Party shall provide designated contacts for technical issues related to this Schedule. Verizon shall also publish or otherwise provide to TCG toll-free nation-wide telephone numbers (and applicable hours of operation) which will be answered by capable staff trained to answer questions and resolve technical problems related to this Schedule or other matters associated with the provision of Verizon OSS Services.

          2.6 Verizon and TCG may, upon mutual agreement jointly establish interface contingency plans for access to Verizon OSS.

          2.7 The Parties agree that the Change Management Process as established between Verizon and participating CLECs, as may be amended from time to time, will be used to manage changes to Verizon OSS interfaces. For purposes of this Schedule, “Change Management Process” means the documented process that Verizon and CLECs follow to facilitate communication about Verizon OSS changes, new interfaces and retirement of old interfaces, as well as the implementation timeframes; which includes such provisions as a developmental view, release announcements, comments and reply cycles, new entrant and new release testing processes and regularly scheduled change management meetings.

          2.8 Notwithstanding any other provision of this Agreement, if any provision contained in this Schedule 11 (and/or Section 11.6 of this Agreement) conflicts with any term or condition of the Application of GTE Corporation, Transferor and Bell Atlantic Corporation, Transferee, Memorandum Opinion and Order, Appendix D, CC Docket No. 98-184, FCC 00-221 (rel. June 16, 2000)(“Merger Conditions”) or otherwise would require Verizon, prior to the time period contained in the Merger Conditions or in a manner inconsistent with the Merger Conditions, to implement any Verizon OSS process, interface, or business rule, including but not limited to the Change Management Process, or any Verizon OSS Services as those terms are defined in this Agreement, the term or condition contained in the Merger Conditions shall prevail. If any provision contained in this Schedule 11 (and/or Section 11.6 of this Agreement) and any provision of the agreement entered into by Verizon and others (including TCG) on August 20, 1999 (in settlement of MCI Worldcom, Inc. and TCG Corp. v. Bell Atlantic Corp., FCC File No. EAD-99-0003), as may be amended from time to time, and any collaborative proceedings

Schedule 11

or arbitrated decisions arising from that settlement agreement (“Settlement Agreement”) cannot be reasonably construed or interpreted to avoid conflict, the terms of the Settlement Agreement shall prevail. Conflicts among this Schedule 11 (and/or Section 11.6 of this Agreement), the Settlement Agreement, and the Merger Conditions shall be resolved in accordance with the following order of precedence, where the document identified in subsection “(a)” shall have the highest precedence: (a) the Settlement Agreement; (b) the Merger Conditions; and (c) this Schedule 11 (and/or Section 11.6 of this Agreement).

          2.9 In ordering Services, TCG and Verizon will utilize standard industry order formats and data elements developed by the Alliance for Telecommunications Industry Solutions (ATIS), including without limitation the Ordering and Billing Forum (OBF); provided, however, Verizon shall not be required to implement a version of an industry standard or may modify its use of such industry standards subject to notice in accordance with the Change Management Process, as may be amended from time to time. Verizon may also modify its use of such industry standards (i) in order to be consistent with the terms of the Settlement Agreement; or (ii) consistent with any collaborative proceedings pursuant to the Merger Conditions. Furthermore, industry standards do not currently exist for the ordering of all Services. Therefore, until such standard industry order formats and data elements are developed by the OBF for a particular Service, TCG and Verizon will use the Change Management Process to agree on a format or data elements to be used to address the specific data requirements necessary for the ordering of those Services. When an OBF standard or format is subsequently adopted, the Parties will use such standard or format in lieu of any other standard or format, unless, pursuant to the Change Management Process, there is agreement to continue to use a non-OBF standard or format. Nothing in this Section 2.9 shall require Verizon to implement an industry standard prior to the time period required by the Merger Conditions or in a manner inconsistent with the Merger Conditions. Verizon reserves the right to establish non-standard Verizon OSS interfaces if required by law, regulation or collaborative proceeding.

          3.0 Access to and Use of Verizon OSS

          3.1 Verizon OSS may be accessed and used by TCG only to the extent necessary for TCG’s access to and use of Verizon OSS Services pursuant to the Agreement.

          3.2 TCG shall restrict access to and use of Verizon OSS to TCG. This Schedule 11 does not grant to TCG any right or license to grant sublicenses to other persons, or permission to other persons (except TCG’s employees, agents and contractors, in accordance with Section 3.6 below), to access or use Verizon OSS.

          3.3 TCG shall not (a) alter, modify or damage the Verizon OSS (including, but not limited to, Verizon software), (b) copy, remove, derive, reverse engineer, or decompile, software from the Verizon OSS, or (c) obtain access through Verizon OSS to Verizon databases, facilities, equipment, software, or systems, which are not offered for TCG’s use under this Schedule 11.

Schedule 11

          3.4 Except as may be otherwise mutually agreed to by the Parties in writing, TCG shall comply with all practices and procedures established by Verizon for access to and use of Verizon OSS (including, but not limited to, Verizon practices and procedures with regard to security and use of access and user identification codes).

          3.5 All practices and procedures for access to and use of Verizon OSS, and all access and user identification codes for Verizon OSS: (a) shall remain the property of Verizon; (b) shall be used by TCG only in connection with TCG’s use of Verizon OSS permitted by this Schedule 11; (c) shall be treated by TCG as Confidential Information of Verizon pursuant to subsection 28.5 of the Agreement; and, (d) shall be destroyed or returned by TCG to Verizon upon the earlier of request by Verizon or the expiration or termination of the Agreement.

          3.6 TCG’s employees, agents and contractors may access and use Verizon OSS only to the extent necessary for TCG’s access to and use of the Verizon OSS permitted by this Agreement. Any access to or use of Verizon OSS by TCG’s employees, agents, or contractors, shall be subject to the provisions of the Agreement, including, but not limited to, subsection 28.5 thereof and Section 3.5 of this Schedule 11.

          4.0 Verizon OSS Information

          4.1 All Verizon OSS Information shall at all times remain the property of Verizon. Except as expressly stated in this Schedule 11, TCG shall acquire no rights in or to any Verizon OSS Information.

          4.2 The provisions of this Section 4.2 shall apply to all Verizon OSS Information, except (a) TCG Customer Usage Detail Information, (b) CPNI of TCG, and (c) CPNI of a Verizon Customer or a TCG Customer, to the extent the Customer has authorized TCG to use the Customer Information.

                    4.2.1 TCG’s employees, agents and contractors may access, use and disclose Verizon OSS Information only to the extent necessary for TCG’s access to, and use and disclosure of, Verizon OSS Information permitted by this Schedule 11. Any access to, or use or disclosure of, Verizon OSS Information by TCG’s employees, agents or contractors, shall be subject to the provisions of this Agreement, including, but not limited to, subsection 28.5 of the Agreement.

                    4.2.2 Unless sooner terminated or suspended in accordance with the Agreement or this Schedule 11 (including, but not limited to, Section 22 of the Agreement and Section 5.1 following), TCG’s access to Verizon OSS Information through Verizon OSS Services shall terminate upon the expiration or termination of the Agreement. All Verizon OSS Information received by TCG shall be destroyed or returned by TCG to Verizon, upon expiration, suspension or termination of this Agreement.

          5.0 Liabilities and Remedies

Schedule 11

          5.1 Any breach by TCG, or TCG’s employees, agents or contractors, of the provisions of Sections 3 or 4 above shall be deemed a material breach of the Agreement. In addition, if TCG or an employee, agent or contractor of TCG at any time breaches a provision of Sections 3 or 4 above and such breach continues for more than ten (10) days after written notice thereof from Verizon, then, except as otherwise required by Applicable Law, Verizon shall have the right, upon notice to TCG, to suspend access to Verizon OSS and the provision of Verizon OSS Services, in whole or in part.

          5.2 TCG agrees that Verizon may be irreparably injured by a breach of Sections 3 or 4 above by TCG or the employees, agents or contractors of TCG, and that Verizon shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any such breach. Such remedies shall not be deemed to be the exclusive remedies for any such breach, but shall be in addition to any other remedies available under this Agreement or at law or in equity.

          6.0 Relation to Applicable Law

          The provisions of Sections 3, 4 and 5 above shall be in addition to and not in derogation of any provisions of Applicable Law, including, but not limited to, 47 U.S.C. § 222, and are not intended to constitute a waiver by Verizon of any right with regard to protection of the confidentiality of the information of Verizon or Verizon Customers provided by Applicable Law.

          7.0 Verizon Access to Information Related to TCG Customers

          7.1 Verizon shall have the right to access, use and disclose information related to TCG Customers that is in Verizon’s possession to the extent such access, use and/or disclosure has been authorized by the TCG Customer in the manner required by Applicable Law.

          8.0 Application-to-Application Interface Testing for Ordering/Provisioning

          8.1 The Parties shall conduct application-to-application interface testing prior to TCG’s initial live access to Verizon OSS. Additionally, the Parties may agree to conduct application-to-application interface testing to test new releases of Verizon OSS software. Any application-to-application interface testing shall be pursuant to Verizon CLEC Test Environment (CTE) guidelines published by Verizon consistent with the Change Management Process. Application-to-application interface testing will allow for the testing of the systems, interfaces, and processes for the Ordering and Provisioning functions. If TCG wishes to conduct Friendlies-type application-to-application testing, the Parties shall negotiate a separate test agreement that addresses the terms and conditions applicable to such testing.

          8.2 Notwithstanding any other provision of this Agreement, TCG shall not send any orders into production until such time that TCG has successfully completed testing in the Verizon CTE in New York except as otherwise mutually agreed to by the Parties. TCG agrees that it will only send orders into production containing features,

Schedule 11

services and/or elements for which it has successfully completed testing in New York in the Verizon CLEC Test Environment except as otherwise mutually agreed to by the Parties.

          8.3 Prior to initial access to Verizon OSS, TCG will complete applicable user education classes, as offered by Verizon, for Verizon-provided interfaces. Such user education classes will be available in accordance with rates published by Verizon.

          8.4 TCG agrees that personnel from other competitive Local Service Providers may be scheduled into any class. Class availability is first-come, first served.

          8.5 Class dates will be in accordance with Verizon’s published schedule. Special classes may be arranged as mutually agreed to by the Parties.

          8.6 TCG agrees that TCG personnel attending classes are to utilize only training databases and training presented to them in class. Attempts to access any other Verizon system are strictly prohibited.

          8.7 Nothing in this Section 8 shall require Verizon to offer non-scheduled user education classes to TCG except as may be mutually agreed to by the Parties or as otherwise generally offered to other CLECs.

9.0 Prices/Rates

          9.1 TCG will pay Verizon for access to the Verizon OSS according to the prices set forth in Exhibit A (Pricing Schedule) of this Agreement or as otherwise determined by the Commission.

10.0 Local Account Maintenance

          10.1 Where Verizon’s existing PIC Change process currently supports the option of either having Verizon reject or process PIC changes requested by intraLATA toll or interLATA (or international, where applicable) carriers (“Carriers”) on TCG’s Customers’ accounts, TCG may make its election regarding this option upon establishing its account with Verizon and on an as needed basis thereafter. In such case, if TCG elects to have Verizon reject these PIC changes under this option, or where Verizon does not currently support this option, Verizon shall so notify Carriers by creating the appropriate reject transaction record pursuant to Customer Account Record Exchange (CARE) record formats approved by the Ordering and Billing Forum (OBF).

Schedule 26.0

SCHEDULE 26.0

Unbundled Network Element
Performance Standard Categories
and Remedies

Schedule 26.0 - Appendix A

SCHEDULE 26.0

APPENDIX A

NOTES

“VZ—NY” and “VERIZON” refer to Verizon New York Inc.

“RVZ-NY1”—Reported by VZ-NY on a statewide basis.

“RVZ-NY2”—Reported by VZ-NY for four regional reporting areas: (1) Manhattan (south of 59th Street); (2) Greater Metro (remaining New York City area—exclusive of Manhattan south of 59th Street); Suburban (Suffolk, Nassau, Westchester, Putnam and Rockland Counties); and, State (remaining New York State).

“RVZ-NY3—Reported by VZ-NY for two regional reporting areas: (1) LATA 132; and, (2) remaining New York State.

“NR”—Not reported by VERIZON. Not included in the calculation of the bill credits provided for in Appendix B. These standards, however, remain in Appendix A so that TCG may invoke other remedies, if appropriate.

“NBC”—Not included in computation of the bill credits provided for in Appendix B.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

Proposed Service Quality Measurement		Standard	NOTES

1. Pre-Order Process:
1.1 OSS Response Time
1.1.1. PERFORMANCE OF OSS SYSTEMS			Reported for CLEC aggregate only.
1.1.1.1 Pre-Order Response Time by Transaction type:		parity to VZ retail plus not more than 4 seconds (applies to application to application interface)

Response time by Transaction type measured in seconds from the time the query hits DCAS system until the data is received back by transaction type.
Methodology: VZ-NY to sample 10 transactions per hour from 8 a.m. to 5 p.m. Monday through Friday via Sentinel system. Sentinel will replicate the transaction of a VZ-NY service representative going directly to the OSS as well as a CLEC representative coming in to DCAS to the OSS.

•	Customer Service Records
•	Due Date Availability
•	Product & Service Availability Information
•	Address Validation
•	Telephone number availability and reservation
RVZ-NY 1

      NOTE: Standard
subject to CORBA development. After CORBA is implemented for pre-order transactions between TCG and VZ-NY, the appropriate subject matter experts from each company will agree to the absolute standard for the difference in response time.

1.1.1.2 Availability of VZ-NY interface to OSS access: RVZ-NY 1		24 hours X 7 days a week access to DCAS gateway	OSS systems will be available to CLEC representatives during the same hours that they are available to VZ-NY representatives.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

1.2 Contact Center Availability
1.2.1 ALL PRE-ORDERING FUNCTIONS:
1.	Availability: (National Market Center [NMC]): a) Center hours of operation: NR	24 hours X 7 days a week access to Call Center for assistance

For VZ-NY, contact with CLECs is designed to take place via direct access systems. Carrier support centers such as the NMC are designed to handle fall-out and not large call volume. Call management system is under development.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

Proposed Service Quality Measurement			Standard	NOTES

2. Ordering Process:

Time from receipt of request electronically to order confirmation or reject. Intervals apply only to orders sent electronically.
NOTE: SR’s received after 3 PM will be considered received at 8 AM the next business day. UNE–Switching assumes switch activation – following joint planning process.

2.1 Order Confirmation / Reject Timeliness:			90% according to schedule below:

2.1.1 Timeliness of Service Request (“SR”) Order Confirmation / Reject:
4.	RVZ-NY 1
a)	Less Than 10 Lines - UNE (POTS Platform, POTS Loop, Pre-Qualified 2 wire xDSL Loop, 2 wire Digital Loop, Pre-Qualified Line Sharing/Line Splitting5):
	•	Flow Through Orders	2 hours
	•	Other Orders	24 hours
b)	Less Than 10 Lines – UNE (Specials):
	•	Flow Through Orders	2 hours
	•	Other Orders	48 hours
c)	10 or greater lines - UNE (POTS /Spec.-includes facility check) (also includes services requiring manual loop qualification):
	•	All Orders	72 hours

          5 For measures in this Appendix A that list more than one UNE, the measure will include and report the combined performance data for all of the UNEs listed for the measure. For example, this measure will include and report the combined performance data for UNE POTS Platform, POTS Loop, Pre-Qualified 2 wire xDSL Loop, 2 wire Digital Loop, and Pre-Qualified Line Sharing/Line Splitting. A measure where the listed UNEs are “UNE Loop – POTS, 2 wire digital & 2 wire xDSL - Loops,” will include and report the combined performance data for POTS Loops, 2 wire Digital Loops, and 2 wire xDSL Loops. A measure where the listed UNEs are “Line Sharing/Line Splitting” will include and report the combined performance data for Line Sharing and Line Splitting.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

2.2 Completions:		95% According to Status Below Completed at turn up next business day by noon	Timeliness of receipt of notice of completion of service order request
2.2.1 Timeliness of Notice of Completion: RVZ – NY 1

Mechanized notification under development acceptance serial # or initials provided by ordering carrier. The performance for Unbundled Element - Hot Cuts and Unbundled Element – Other will be reported on a combined basis.

•	Unbundled Element – Hot Cuts
•	Unbundled Element – Other
2.3 Jeopardy Status:		90% According to Status Below:	Timeliness of receipt of notice of jeopardy of service order request (missed commitment with new date/time)

2.3.1 Timeliness of Notice of jeopardy		2 Hours before commitment time frame	In case where jeopardy situation is identified. Mechanized notification under development.
NR

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

Proposed Service Quality Measurement		Standard	NOTES

3. Provisioning Process
3.1 Completion Intervals:
3.1.1 Completion Interval -UNE POTS Platform - Business:		Parity	Compared to POTS Retail Business Services.
RVZ-NY 2
a) Dispatched Orders:
•	Average interval offered 1-5 lines
•	Average interval offered 6-9 lines
•	Average interval offered > 9 lines
•	Avg. interval completed 1-5 lines
•	Avg. interval completed 6-9 lines
•	Avg. interval completed > 9 lines
•	% completed in 1 day (1-5 lines)
•	% completed in 2 days (1-5 lines)
•	% completed in 3 days (1-5 lines)
b) Non-Dispatched Orders:
•	Average interval offered
•	Average interval completed
•	% completed same day
•	% completed in 1 day
•	% completed in 2 days
•	% completed in 3 days
c) All Orders:
•	% completed in 4 days (1-5 lines)
•	% completed in 5 days (1-5 lines)
•	% completed in 6 days (1-5 lines)

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

3.1.1 Completion Interval –UNE POTS Platform - Residence:		Parity	Compared to POTS Retail Residence Services.
RVZ-NY 2
a) Dispatched Orders:
•	Average interval offered 1-5 lines
•	Average interval offered 6-9 lines
•	Average interval offered > 9 lines
•	Avg. interval completed 1-5 lines
•	Avg. interval completed 6-9 lines
•	Avg. interval completed > 9 lines
•	% completed in 1 day (1-5 lines)
•	% completed in 2 days (1-5 lines)
•	% completed in 3 days (1-5 lines)
b) Non-Dispatched Orders:
•	Average interval offered
•	Average interval completed
•	% completed same day
•	% completed in 1 day
•	% completed in 2 days
•	% completed in 3 days
c) All Orders:
•	% completed in 4 days (1-5 lines)
•	% completed in 5 days (1-5 lines)
•	% completed in 6 days (1-5 lines)

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

3.1.1 Completion Interval -UNE Loop – POTS (Analog) Loop (new)		Parity	Compared to POTS Retail Services. UNE Hot Cuts are not included in these performance measurements.
RVZ-NY 2
a) Dispatched Orders:
•	Average interval offered 1-5 lines
•	Average interval offered 6-9 lines
•	Average interval offered > 9 lines
•	Avg. interval completed 1-5 lines
•	Avg. interval completed 6-9 lines
•	Avg. interval completed > 9 lines
•	% completed in 1 day (1-5 lines)
•	% completed in 2 days (1-5 lines)
•	% completed in 3 days (1-5 lines)
b) All Orders:
•	% completed in 4 days (1-5 lines)
•	% completed in 5 days (1-5 lines)
•	% completed in 6 days (1-5 lines)

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

3.1.1 Completion Interval -UNE Loop – 2 wire Digital & 2 wire xDSL		95%	Excludes 2 wire analog (POTS) Loop
RVZ-NY 2
•	% completed in 6 days (1-5 lines)

3.1.1 Completion Interval -UNE – Line Sharing/Line Splitting:		Parity	Compared to Retail/VADI[6] Line Sharing
RVZ-NY 2
a) Non-Dispatched Orders:
•	Average interval offered
•	Average interval completed
•	% completed in 3 days

          6 VADI is defined as the separate Verizon office/division that provides retail xDSL services through Line Sharing. The Parity comparison is to Line Sharing provided by Verizon to VADI. If Verizon discontinues providing Line Sharing to VADI, then the Parity comparison will be to Verizon Retail Line Sharing.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

Proposed Service Quality Measurement			Standard	NOTES

3.1.2 Completion Interval- UNE Specials			Parity	Compared to Special (Designed) Retail Services
RVZ –NY3

a)	All Dispatched Orders:
	•	Average interval offered
	•	Average interval completed
b)	All Non-Dispatched Orders:
	•	Average interval offered
	•	Average interval completed
10.		c) DS0
	•	Average interval offered
	•	Average interval completed
11.		d) DS1
	•	Average interval offered
	•	Average interval completed
e) DS3
	•	Average interval offered
	•	Average internal completed

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

3.2 On Time Commitment				Measured in Missed Committed Appointments
3.2.1 On Time Commitment –UNE POTS Platform – Business: RVZ – NY 2			Parity	Compared to POTS Retail Business Services.
	a)	% Missed Appointment
	•	Dispatched Orders
	•	Non-Dispatched Orders
	b)	Average Delay Days – All Orders (Dispatched and Non-Dispatched combined)

3.2.1 On Time Commitment –UNE POTS Platform – Residence: RVZ – NY 2			Parity	Compared to POTS Retail Residence Services.
	a)	% Missed Appointment
	•	Dispatched Orders
	•	Non-Dispatched Orders
	b)	Average Delay Days – All Orders (Dispatched and Non-Dispatched combined)

3.2.1 On Time Commitment –UNE Loop – (new) POTS, 2 wire xDSL & 2 wire Digital Loop: RVZ – NY 2			Parity	Compared to POTS Retail Services. UNE Hot Cuts are not included in these performance measurements. (See Section 3.2.3 for “On Time Commitment-UNE Hot Cuts”.)
a)	% Missed Appointment
	•	Dispatched Orders
	•	Non-Dispatched Orders
b)	Average Delay Days – All Orders (Dispatched and Non-Dispatched combined)

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

3.2.1 On Time Commitment – UNE - Line Sharing/Line Splitting: RVZ – NY 2			Parity	Compared to Retail/VADI[7] Line Sharing
a)	% Missed Appointment
	•	Dispatched Orders
	•	Non-Dispatched Orders
b)	Average Delay Days – All Orders (Dispatched and Non-Dispatched combined)

3.2.2 On Time Commitment-UNE Specials RVZ – NY 3			Parity	Compared to Special (Designed) Retail Services.
a)	% Missed Appointment
	•	Dispatched Orders
	•	Non-Dispatched Orders
	•	DS0
	•	DS1
	•	DS3
b)	Average Delay Days
	•	DS0
	•	DS1
	•	DS3

          7 VADI is defined as the separate Verizon office/division that provides retail xDSL services through Line Sharing. The Parity comparison is to Line Sharing provided by Verizon to VADI. If Verizon discontinues providing Line Sharing to VADI, then the Parity comparison will be to Verizon Retail Line Sharing.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

3.2.3 On Time Commitment – UNE Hot Cuts RVZ – NY-2 a) % On Time Performance – Hot Cut

95% completed within window.

Standard for Cut-Over Window: Amount of time from start to completion of physical cut-over of lines:

one (1) to nine (9) lines: one (1) Hour

10 to 49 lines: two (2) Hours

50 to 99 lines: three (3) Hours

100 to 199 lines: four (4) Hours

200 plus lines: eight (8) Hours

If IDLC is involved – Four (4) hour window (8:00AM to 12:00PM (Noon) or 1:00PM to 5:00PM)[8]. Four (4)hour window applies to start time.

Percent of all UNE Loop orders completed within the cut-over window. Start time specified on LSR. For UNE Loops, includes both Loop only and Loop & Number Portability. Orders disconnected early, and orders cancelled during or after a defective cut due to Verizon reasons are considered not met.

Exclusions:
	•	VZ Test Orders
	•	Verizon Administrative orders
	•	Additional segments on orders (parts of a whole order are included in the whole)
	•	Orders that are not complete. (Orders are included in the month that they are complete)
	•	If TCG cancels an order before the start of a Hot Cut window and VZ performs the Hot Cut, this VZ error will result in a retail trouble report and need not be reflected elsewhere.

          8 Only applicable if Verizon New York notified CLEC by 2:30PM Eastern Time on DD-2 that the service was on IDLC.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

Proposed Service Quality Measurement		Standard	NOTES

3.3 Facility Delays Held Orders:			Measured in % of orders missed due to lack of VZ-NY facilities
3.3.1 Facility Delays - UNE – POTS Platform - Business RVZ –NY 2		Parity	Compared to POTS Retail Business Services.
•	% Missed Appointment – Facilities – Dispatched
•	Average Delay Days – Facility Misses

3.3.1 Facility Delays - UNE – POTS Platform – Residence RVZ –NY 2		Parity	Compared to POTS Retail Residence Services.
•	% Missed Appointment – Facilities – Dispatched
•	Average Delay Days – Facility Misses

3.3.1 Facility Delays - UNE Loop – (new) POTS, 2 wire xDSL & 2 wire Digital Loop RVZ –NY 2		Parity	Compared to POTS Retail Services.
•	% Missed Appointment – Facilities – Dispatched
•	Average Delay Days – Facility Misses

3.3.1 Facility Delays - UNE – Line Sharing/Line Splitting: RVZ –NY 2		Parity	Compared to Retail/VADI[9] Line Sharing
•	% Missed Appointment – Facilities – Dispatched
•	Average Delay Days – Facility Misses

3.3.2 Facility Delays - UNE –Specials RVZ-NY 3		Parity	Compared to Special (Designed) Retail Services
•	% Missed Appointment – Facilities – Dispatched
•	Average Delay Days – Facility Misses

          [9] VADI is defined as the separate Verizon office/division that provides retail xDSL services through Line Sharing. The Parity comparison is to Line Sharing provided by Verizon to VADI. If Verizon discontinues providing Line Sharing to VADI, then the Parity comparison will be to Verizon Retail Line Sharing.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

3.4 Installation Quality:			General Comments:

Note: For POTS services, the percent of lines/circuits/trunks installed where a reported trouble was found in the network within seven (7) days. This includes Disposition Codes 03 (Drop Wire), 04 (Cable) and 05 (Central Office). Disposition Code 05 includes translation troubles closed via STARMEM automatically by CLEC.

Exclusions:
• Subsequent reports (additional customer calls while the trouble is pending).
• Troubles closed due to customer action.
• Troubles reported by Verizon employees in the course of performing preventative maintenance, where no customer has reported a trouble.

3.4.1 Installation Quality – UNE – POTS Platform – Residence RVZ – NY2		Parity	Compared to POTS Retail Residence Services
•	% Installation Troubles reported within 30 days
•	% Installation Troubles reported within 7 days

3.4.1 Installation Quality – UNE – POTS Platform – Business RVZ – NY2		Parity	Compared to POTS Retail Business Services
•	% Installation Troubles reported within 30 days
•	% Installation Troubles reported within 7 days

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

3.4.1 Installation Quality – UNE Loop – (new) POTS, 2 wire xDSL & 2 wire Digital RVZ – NY2		Parity	Compared to POTS Retail POTS Dispatched Services
•	% Installation Troubles reported within 30 days
•	% Installation Troubles reported within 7 days

3.4.1 Installation Quality – UNE –Line Sharing/Line Splitting RVZ – NY2		Parity	Compared to Retail/VADI[10] Line Sharing
•	% Installation Troubles reported within 30 days
•	% Installation Troubles reported within 7 days

3.4.1 Installation Quality – UNE Hot Cut Loop RVZ – NY2		≤ 2%
•	% Installation Troubles reported within 7 days
•	% Installation Troubles reported within 30 days

3.4.2 Installation Quality – UNE – Specials RVZ-NY 3		Parity	Compared to Special (Designed) Retail Services
•	% Installation Troubles reported within 30 days

3.5 TC Performance Indicators:

3.5.1 TC Order Quality Performance: RVZ – NY1, NBC			Used as indicators of TC performance and customer communication to identify areas for discussion and possible improvement.
•	% Missed Appointment - Customer Reasons

          [10] VADI is defined as the separate Verizon office/division that provides retail xDSL services through Line Sharing. The Parity comparison is to Line Sharing provided by Verizon to VADI. If Verizon discontinues providing Line Sharing to VADI, then the Parity comparison will be to Verizon Retail Line Sharing.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

4. Trouble Reporting and Maintenance Process

4.1 OSS – Performance
4.1.1 Performance of OSS Systems
4.1.1.1 Response Time by Transaction type: RVZ-NY1

Upon written request by TCG to implement the application to application interface for TCG access to VZ-NY OSS systems for maintenance, the Parties will negotiate in good faith measurements and standards for the response time by transaction type performance of VZ-NY OSS systems for maintenance. If the Parties do not reach agreement in writing on such measurements and /or standards within thirty (30) days after TCG commences regular commercial use of the TCG application to application interface to access VZ-NY’s OSS systems for maintenance, either Party may seek resolution of the dispute pursuant to Section 28.11 of the Agreement.

•	Create Trouble
•	Status Trouble
•	Modify Trouble
•	Request Cancellation of Trouble
•	Trouble Report history (by TN/circuit)
•	Test (POTS only)

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

Proposed Service Quality Measurement	Standard	NOTES

4.1.1.2 Availability of VZ –NY Interface to OSS Access RVZ-NY 1	24 hours X 7 days a week access to gateway	OSS systems will be available to CLEC representatives during the same hours that they are available to VZ-NY repair representatives.
4.2 Contact Center Availability
4.2.1 Availability (Regional CLEC Maintenance Center [RCMC]):	24 hours X 7 days a week access to Call Center for assistance

Contact with CLECs is designed to take place via direct access systems. Carrier support centers, such as the RCMC, are designed to handle fall-out and not large call volume. VZ- NY Call management system is under development.

4.2.1.1 Center hours of operation
NR

4.3 Network/Element Performance	Note: For trouble report rate measures only, the minimum sample size requirement of 10 will apply to the numerator (trouble reports), rather than to the denominator.	General Comments:

This metric measures the total initial customer direct or referred troubles reported, where the trouble disposition was found to be in the network, per 100 lines/circuits/trunks in service. Loop equals Drop wire plus Outside Plant Loop. Network Trouble means a trouble with Disposition Codes of 03 (Drop-wire), 04 (Outside Plant Loop), or 05 (Central Office).

Exclusions:
		•	Report rate excludes subsequent reports (additional customer calls while the trouble is pending)
		•	Troubles reported on VZ official service (administrative lines)
		•	Troubles closed due to customer action
		•	Troubles reported by VZ employees in the course of performing preventative

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

maintenance, where no customer reported a trouble
Excluded from Total and Loop/CO report rates:
• Customer Premises Equipment (CPE) troubles
• Troubles reported but not found (FOK and TOK)

4.3.1Reliability Performance-UNE-POTS – Platform – Residence: RVZ – NY2		Parity	Compared to POTS Retail Residence Services
•	Trouble Report Rate – Loop
•	Trouble Report Rate –Central Office

4.3.1 Reliability Performance-UNE-POTS- Platform - Business: RVZ – NY2		Parity	Compared to POTS Retail Business Services
•	Trouble Report Rate – Loop
•	Trouble Report Rate –Central Office

4.3.1 Reliability Performance- UNE Loop (POTS, 2 wire xDSL & 2 wire Digital): RVZ – NY2		Parity	Compared to POTS Retail Services (combined Residence & Business)
•	Trouble Report Rate – Loop
•	Trouble Report Rate –Central Office

4.3.1 Reliability Performance-UNE-Line Sharing/Line Splitting: RVZ – NY2		Parity	Compared to Retail/VADI[11] Line Sharing
•	Trouble Report Rate – Loop
•	Trouble Report Rate –Central Office

          [11] VADI is defined as the separate Verizon office/division that provides retail xDSL services through Line Sharing. The Parity comparison is to Line Sharing provided by Verizon to VADI. If Verizon discontinues providing Line Sharing to VADI, then the Parity comparison will be to Verizon Retail Line Sharing.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

4.3.2 Reliability Performance- UNE- Specials: RVZ-NY3			Parity	Compared to Special (Designed) Retail Services.

	•	Trouble Report Rate - DS0
	•	Trouble Report Rate – DS1
	•	Trouble Report Rate - DS3

4.3.3 Switching Performance NR			Parity
a)	Switching Performance - PSC Standards			NY PSC Standards
	•	Percent Blockages & Failures	0.0 - 1.0 (weak spot > 2.1)
	•	Percent Incoming Matching Loss	0.0 - 2.1 (weak spot > 2.8)
	•	Percent Dial Tone Speed over 3 Seconds	0.0 - 1.5 (weak spot > 2.6)

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

Proposed Service Quality Measurement			Standard	NOTES

4.3.4 Switching Performance Index Plan –1/1AESS NR

This is an overall measure of switch performance. The switching index takes a number of factors, weighs them and calculates an overall score. The overall objective is 95.5 and up for each switch. Individual performances may fall below threshold, but not necessarily drop the index below.
Thresholds based on industry standard guidelines.
The performance is grouped into two categories, machine access and machine switching.

          Machine access measurements are designed to reflect difficulties experienced by the customer in obtaining service from the switching equipment.
          Machine switching measurements measure customers’ call attempts (or incoming call attempts from another switch) that failed during call processing.

			Threshold
a)	Machine Access
	•	Cust. Receiver Digit Overflow	1.00
	•	Blocked Dial Tone	8.00
	•	Receiver Attachment Delay Receiver	0.20
b)	Machine Switching
	•	Cutoff Call Failures	0.15
	•	F-SCAN Failure	0.65
	•	Hardware Lost Calls	22.00
	•	Load Balance	90.00
	•	Matching Loss	1.80
	•	Maintenance Interrupts	0.40
	•	Equipment Outage	0.60
	•	Trunk to Trunk Memory Overflow	0.01

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

4.3.5 Switching Performance -Index Plan 5ESS NR
a)	Machine Access		Threshold	(See explanation in Section 4.3.4 notes above) 16.
	•	Tone Decoder Overflow	1.00
	•	Tone Decoder Attached Delay	0.10
	•	Dial Tone Speed	33.34
b)	Machine Switching
	•	Facility Cutoff Calls	2.00
	•	Remote Module Stand Alone Time	0.50
	•	Initializations SM/RSM	1.00
	•	Interrupts (AM)	80.00
	•	Maintenance Usage	50.00
	•	Audits	10.00
	•	Equipment Outage	1.00
	•	Equal Access	100.00

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

Proposed Service Quality Measurement			Standard	NOTES

4.3.6 Switching Performance –Index Plan DMS100 NR
a)	Machine Access		Threshold	(See explanation in Section 4.3.4 notes above)
	•	Dial Tone Speed	33.34
	•	Receiver Queue	0.00
b)	Machine Switching
	•	Transmitter Time-outs	16.00
	•	Errors	50.00
	•	Equal Access	100.00
	•	Equipment Outage	1.00
	•	RLCM RSC Emergency Stand Alone	5.00
4.4 Time to Restore

General Comments:

This metric measures trouble duration intervals.

Mean Time to Repair: (MTTR) For Network Trouble reports, the average duration time from trouble receipt to trouble clearance. Includes Disposition Codes 03 (Drop Wire), 04 (Cable) and 05 (Central Office).

Out of Service Intervals: The percent of Network Troubles that indicate an Out-Of- Service (OOS) condition which was repaired and cleared more than “y” hours after receipt of trouble report. OOS means that there is no dial tone, the customer cannot call out, or the customer cannot be called. The OOS period commences when the trouble is entered into VZ’s designated trouble-reporting interface either directly by TCG or by a VZ representative upon notification. OOS intervals are measured

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

using the same duration calculations that apply to Mean Time to Repair metrics for the applicable product. Includes Disposition Codes 03 (Drop Wire), 04 (Cable) and 05 (Central Office). Note: “y” equals hours OOS (4, 12 or 24 hours).

Excludes:
•	Subsequent reports (additional customer calls while the trouble is pending)
•	Customer Premises Equipment (CPE) troubles
•	Troubles reported but not found (Found OK and Test OK).
•	Troubles closed due to customer action.
•	Troubles reported by Verizon employees in the course of performing preventative maintenance, where no customer reported a trouble.
•

For the Sub-metric Time to Restore –UNE Loop – POTS - Loops, Mean Time to Repair - Central Office Only: exclude redirected troubles. A trouble ticket is considered a redirect if it was dispatched IN once and OUT once, and the trouble was found on the second dispatch (due to a CLEC error in the initial dispatch direction).

For troubles where the stop clock is used: the time period from when the stop clock is initiated until the time when the clock resumes.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

4.4.1Time to Restore - UNE – POTS Platform – Residence: RVZ – NY 2		Parity	Compared to POTS Retail Residence Services
•	Mean Time to Repair – Loop
•	Mean Time to Repair – Central Office		For UNE Platform, trouble duration intervals are measured on a running clock basis. Run clock includes weekends and holidays.
•	% Out of Service >4 hours
•	% OOS >12 hours
•	% OOS >24 hours
•	% All Troubles Cleared w/in 24 hours

4.4.1Time to Restore - UNE – POTS Platform – Business: RVZ – NY 2		Parity	Compared to POTS Retail Business Services
•	Mean Time to Repair – Loop		For UNE Platform, trouble duration intervals are measured on a running clock basis. Run clock includes weekends and holidays.
•	Mean Time to Repair – Central Office
•	% Out of Service >4 hours
•	% OOS >12 hours
•	% OOS >24 hours
•	% All Troubles Cleared w/in 24 hours

4.4.1Time to Restore - UNE Loop– POTS, 2 wire digital & 2 wire xDSL - Loops: RVZ – NY 2		Parity	Compared to POTS Retail (Business & Residence Combined) Services
•	Mean Time to Repair – Loop
•	Mean Time to Repair – Central Office

For UNE Loop, trouble duration intervals are measured on a limited stop clock basis. A stop clock is used when the customer premises access, provided by TCG and its end user, is after the offered repair interval. For example, if customer premises access is not available on a weekend, the clock stops at 5:00PM Friday, and resumes at 08:00AM Monday. This applies to dispatched out tickets only.

•	% Out of Service >4 hours - Loop
•	% OOS >12 hours
•	% OOS >24 hours
•	% All Troubles Cleared w/in 24 hours

Verizon uses a single ticket process for

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

misdirected troubles on UNE POTS voice loops (only). This process enables Verizon to redirect a trouble to the opposite end of the circuit after TCG made an error in the initial dispatch direction.

4.4.1Time to Restore - UNE – Line Sharing/Line Splitting: RVZ – NY 2		Parity	Compared to Retail/VADI[12] Line Sharing
•	Mean Time to Repair – Loop
•	Mean Time to Repair – Central Office
•	% Out of Service >4 hours
•	% OOS >12 hours
•	% OOS >24 hours
•	% All Troubles Cleared w/in 24 hours

          12 VADI is defined as the separate Verizon office/division that provides retail xDSL services through Line Sharing. The Parity comparison is to Line Sharing provided by Verizon to VADI. If Verizon discontinues providing Line Sharing to VADI, then the Parity comparison will be to Verizon Retail Line Sharing.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

4.4.2 Time to Restore – UNE – Specials RVZ – NY 3		Parity	Compared to Special (Designed) Retail Services.
•	Mean Time to Repair – DS0
•	Mean Time to Repair –DS1		For Special Services type services, this is measured on a stop clock basis (e.g., the clock is stopped when TCG testing is occurring, VZ is awaiting carrier acceptance, or VZ is denied access).
•	Mean time to Repair – DS3

•	% OOS > 4 hours - DS0
•	%OOS > 4 hours - DS1
•	% OOS > 4 hours - DS3

For Special Services: An OOS condition is defined as follows: Troubles where, in the initial contact with the customer, it is determined that the circuit is completely OOS and not just an intermittent problem (osi = ‘y’), and the trouble completion code indicated that a trouble was found within the Verizon network.

•	% OOS > 24 hours – DS0
•	% OOS > 24 hours – DS1
•	% OOS > 24 hours – DS3

4.5 On Time Commitment			General Comments:

These metrics measure the percent of reported Network Troubles not repaired and cleared by the date and time committed. Also referred to as percent of customer troubles not resolved within estimate. Appointment intervals vary with force availability in the POTS environment. Includes Disposition Codes 03 (Drop Wire), 04 (Cable) and 05 (Central Office). Loop is defined as Disposition Codes 03 plus 04. These troubles are always dispatched.

Verizon uses a single ticket process for misdirected troubles on UNE POTS voice loops (only). This process enables Verizon to redirect a trouble to the opposite end of the circuit after

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

TCG made an error in the initial dispatch direction.

Exclusions:
•	Missed appointments where the CLEC or end-user causes the missed appointment or required access was not available during appointment interval
•	Excludes subsequent reports (additional customer calls while the trouble is pending)
•	Customer Premises Equipment (CPE) troubles
•	Troubles reported but not found (Found OK (FOK) and Test OK (TOK)).
•	Troubles closed due to customer action.
•	Troubles reported by Verizon employees in the course of performing preventative maintenance, where no customer reported a trouble.
•

Sub-metric On Time Commitment – UNE Loop - POTS – Loops,% Missed Repair Appointments-CO Only: exclude redirected troubles. A trouble ticket is considered a redirect if it was dispatched IN once and OUT once, and the trouble was found on the second dispatch (due to a TCG error in the initial dispatch direction).

Note: The following No Access Rule applies to Missed Repair Appointments sub-metrics: Exclude records where Verizon dispatches a technician prior to the appointment date, and encounters a No Access situation.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

4.5.1 On Time Commitment- UNE –POTS Platform – Residence RVZ – NY 2		Parity	Compared to POTS Retail Residence Services
•	% Missed Repair Appointments - Loop
•	% Missed Repair Appointments – CO

4.5.1 On Time Commitment- UNE – POTS Platform – Business RVZ – NY 2		Parity	Compared to POTS Retail Business Services
•	% Missed Repair Appointments - Loop
•	% Missed Repair Appointments – CO

4.5.1 On Time Commitment- UNE Loop– POTS, 2 wire digital & 2 wire xDSL - Loops RVZ – NY 2		Parity	Compared to POTS Retail Services (Business & Residence Combined)
•	% Missed Repair Appointments – Loop
•	% Missed Repair Appointments – CO

4.5.1 On Time Commitment- UNE – Line Sharing/Line Splitting RVZ – NY 2		Parity	Compared to Retail/VADI[13] Line Sharing
•	% Missed Repair Appointments – Loop
•	% Missed Repair Appointments - CO

[13] VADI is defined as the separate Verizon office/division that provides retail xDSL services through Line Sharing. The Parity comparison is to Line Sharing provided by Verizon to VADI. If Verizon discontinues providing Line Sharing to VADI, then the Parity comparison will be to Verizon Retail Line Sharing.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

Proposed Service Quality Measurement	Standard	NOTES

4.6 Maintenance Quality:		General Comments:

This metric measures the percent of troubles cleared that have an additional trouble reported/cleared within 30 days for which a network trouble (Disposition Codes 03, 04, or 05) is found. A repeat trouble report is defined as a trouble on the same line/circuit/trunk as a previous trouble report that occurred within the last 30 calendar days of the previous trouble. Any trouble, regardless of the original Disposition Code, that repeats as a Disposition Code 03, 04, or 05 will be classified as a repeat report with the exception of those exclusions listed in Section A below.

The identification of a repeat report and the scoring (number of days since original report) is based on the Close Date of the original report (often referred to as the “OR”) to the Close Date of the repeater.

Exclusions:
Section A:
A report is not scored as a repeat when the original reports are:
• For Loop troubles (e.g. analog loop, 2 wire digital loops and 2 wire xDSL loops) a repeat is not scored when the original report is no access or misdirected.
• An initial trouble may only be closed to a No Access disposition code if access is not

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

available within the appointment window.[14]
•

An original report that was closed to No Trouble Found (NTF), Found OK (FOK), or Customer Premises Equipment (CPE) is deemed to have been misdirected if the trouble is found in a second report that was dispatched in the opposite direction.

Section B:
Excluded from the repeat reports are:
			•	Subsequent reports (additional customer calls while the trouble is pending)
			•	CPE troubles
			•	Troubles reported but not found upon dispatch (Found OK and Test OK).
			•	Troubles closed due to customer action.
			•	Troubles reported by Verizon employees in the course of performing preventative maintenance, where no customer reported a trouble.
			•	Troubles that are reported in the % Installation Troubles Reported within 30 and/or 7 Days metric.

4.6.1 Maintenance Quality - UNE – POTS Platform-Residence: RVZ-NY 2		Parity	Compared to POTS Retail Residence Services.
•	Repeat Reports w/in 30 days

4.6.1 Maintenance Quality - UNE – POTS Platform-Business: RVZ-NY 2		Parity	Compared to POTS Retail Business Services.
•	Repeat Reports w/in 30 days

[14] Verizon will provide, at TCG’s request, analysis and supporting detail of no access troubles excluded from performance.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

4.6.1 Maintenance Quality - UNE Loop– POTS, 2 wire digital & 2 wire xDSL Loops: RVZ-NY 2			Parity	Compared to POTS Retail Services (Business & Residence Combined)
	•	Repeat Reports w/in 30 days

4.6.1 Maintenance Quality - UNE – Line Sharing/Line Splitting: RVZ-NY 2			Parity	Compared to Retail/VADI[15] Line Sharing
	•	Repeat Reports w/in 30 days

4.6.2 Maintenance Quality - UNE –Specials RVZ-NY 3			Parity	Compared to Special (Designed) Retail Services.
	•	Repeat Reports w/in 30 days – DS0
	•	Repeat Reports w/in 30 days – DS1
	•	Repeat Reports w/in 30 days – DS3

4.7	Completions/Jeopardy Reports:		90% According to Schedule Below:

4.7.1 Timeliness of Notice of Trouble Closure - Interim Process: NR
	a)	Trouble Closure Status: Trouble Management System updated by technician. CLEC must monitor status. Additionally, Trouble Closure Status via call to CLEC from VZ-NY RCMC	% within 2 hours of clearing trouble

[15] VADI is defined as the separate Verizon office/division that provides retail xDSL services through Line Sharing. The Parity comparison is to Line Sharing provided by Verizon to VADI. If Verizon discontinues providing Line Sharing to VADI, then the Parity comparison will be to Verizon Retail Line Sharing.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

4.7.2 Timeliness of Notice of Trouble Closure - Under Development: NR
a)	Trouble Closure Status: Trouble Management System updated by technician. Secure WEB page updated with closed Troubles - Every 2 hrs.	% within 2 hours of clearing trouble
b)	Jeopardy Reports: Summary of Troubles that may not be cleared by the commitment Time. Secure WEB page updated at least every 2 hours.	% within 2 hours of commitment time

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

Proposed Service Quality Measurement	Standard	NOTES

5. Billing Process:
5.1 Timeliness of Delivery 5.1.1. Timeliness of Carrier Bill Delivery
5.1.1.1 Timeliness of Carrier Bill Delivery RVZ-NY 1	10 Business Days after the bill closure date	Bill ready for distribution. Carrier bill includes CSRs, Recurring and Non-Recurring charges (including Time & Material charges) as well as total usage billed to carrier.
5.2 Timeliness of Usage Information
5.2.1 Timeliness of Usage Information - Switching Elements
RVZ-NY1
                    •          % Usage sent in 3 business days
                    •          % Usage sent in 4 business days
                    •          % Usage sent in 5 business days
                    •          % Usage sent in 8 business days
parity

Pursuant to the interconnection agreement, the appropriate local and Interexchange access usage records (both end user usage records and carrier minutes of use usage records) will be provided to CLECs each business day. The EMI usage process starts with collection of usage information from the switch. Most offices have this information teleprocessed to VZ-NY’s data center. Other offices transport usage over the road to the data center. Not all offices poll usage every business day. Weekend and holiday usage is captured on the next business day. VZ-NY collects CLEC usage for all CLECs at the same time and will measure all CLECs compared to VZ-NY usage processing. Usage ready for distribution.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

5.3. Accuracy
5.3.1 Billing Accuracy: NR

Accuracy of billing information will be measured by monitoring 8 control points for UNE. VZ-NY created these control points (similar to the way access information is assured) in a collaborative process with AT&T, MCI, Sprint and Worldcom in June 1996. No accuracy reports will be created. CLECs will be kept informed of problems and related fixes.

	1.	VZ-NY monitors the level of service order errors with the potential of delaying usage feeds.
	2.	VZ-NY monitors the timeliness of the usage feed to the process on a daily basis.
	3.	VZ-NY offers its Reseller and CLEC customers the option of receiving EMI usage feeds through the Network Data Mover (NDM) process to increase the timeliness of delivery.

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

Proposed Service Quality Measurement	Standard	NOTES

6. Operator Services Processes and Databases:
6.1Operator Timeliness
6.1.1 Operator Assistance Calls (Call Completion Services)	Regulatory Standard

VZ-NY’s Operator Call Distribution Systems handle all traffic on a first come first serve basis, regardless of VZ or CLEC or originating trunk group. (Identification of CLEC for branding and billing does not impact call distribution.) VZ-NY measures Average speed of answer for Operator Services and utilizes individual state standards for Speed of Answer.

NR	NY < 2.8 seconds
6.1.1.1 Average Speed of Answer

6.1.2.1 Directory Assistance Call NR	Regulatory Standard	(See explanation in 6.1.1 notes above.)
6.1.2.1 Average Speed of Answer	NY < 6.3 seconds

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

6.1.3 Performance LIDB, routing, OS/DS platforms NR
6.1.3.1 LIDB performance	Bellcore produced standard

VZ-NY’s LIDB is engineered to be unavailable for a maximum of 12 hours a year as per GR-1158-CORE. The LIDB is designed to respond to all query attempts if properly formatted and overload conditions are not invoked. Since VZ-NY’s network does not originate all query attempts, VZ-NY can not be held responsible for external networks query formatting and network transport. VZ-NY’s LIDB does not prioritize query messages.

a) LIDB reply rate to all query attempts

Schedule 26.0 - Appendix A
UNE Performance Standards – Verizon New York

b) LIDB query time-out	Bellcore produced standard

LIDB query timeouts are setable at the operator services switch. VZ-NY’s OSSs use two seconds as the time out. GR-954-CORE sets an objective of 144 milliseconds for one way internetwork signaling as an objective. GR-1158-CORE sets the mean processing time at the LIDB to be no more than .25 - .5 second and not to exceed 1 second for 99% of all messages during normal operating conditions. Since LIDB queries can leave the VZ-NY network, this is somewhat out of VZ-NY’s control. VZ-NY’s LIDB does not prioritize query messages.

c) Unexpected data values in replies for all LIDB queries	2%	Acceptable at 2%

d) Group troubles in all LIDB queries Delivery to OS platform -	2%	Acceptable at 2%

Schedule 26.0 - Appendix A

DEFINITIONS

Metrics:		Definition:

•	Number of Installation Orders	Total orders received and completed. Note: there may be multiple orders per TC Purchase Order Number.

•	Average Interval - Offered

Average number of days between application date and committed due date. For orders received after 3 p.m., the next business day is considered the Day 0 application date. The application date is the date that a valid service request is received. Separate reporting by volume of lines for POTS service. The denominator excludes Hot Cuts and lines on orders where the customer requests service beyond the offered interval (“x” dated orders).

•	Average Interval - Completed

Average number of days between application date and completed date. Completion date is the date noted on Service Order as completed. The denominator excludes Hot Cuts and lines on orders where the customer requests service beyond the offered interval (“x” dated orders).

•	% completed in 1, 2 or 3 business days – Dispatch

For those orders requiring physical outside dispatch with 1 to 5 lines per order, the % of all lines (on orders with 1 to 5 lines per order) that are actually completed in 1, 2 or 3 business days. The denominator excludes Hot Cuts and lines on orders where the customer requests service beyond the offered interval (“x” dated orders).

•	% completed in 1, 2 or 3 business days – No Dispatch	Similar to previous metric, except for those orders not requiring a physical outside dispatch.

•	% completed in 4, 5 or 6 business days – Total	All orders, 1 to 5 lines per order, the number of lines completed in 4, 5 or 6 days. Excludes “x” dated orders and Hot Cuts.

•	% Missed Appointment – VZ-NY	% of all lines ordered, the % where there was a missed appointment due to a VZ-NY problem.

•	% Missed Appointment – VZ-NY – Dispatch	Same as previous. However, only for those lines where dispatch was required to complete the order.

•	% Missed Appointment – VZ-NY – No Dispatch	Same as previous. No dispatch required.

•	% Missed Appointment – Facilities	% of orders with missed appointments due to lack of facilities.

•	Average Delay Days – Facilities Miss	For Orders with Facility misses, the average number of days between committed due date and actual completion date.

•	% Installation Troubles w/in 7 or 30 days	For Lines/Circuits Installed, the % of lines where a Network Trouble is reported within the first 7 or 30 days.

•	% Missed Appointment – Customer Reasons	% of all lines ordered where there was a missed appointment for customer reasons.

•	Trouble Report Rate (Network Trouble Report Rate)

Total Initial Customer Troubles reported by customer, where the trouble disposition was found to be a network problem (Disposition Codes 3, 4 and 5) per 100 line/circuits in service. Excludes Subsequent Trouble Reports, CPE Troubles and No Trouble Found.

Schedule 26.0 - Appendix A

Metrics:		Definition:

•	Trouble Report Rate – Loop (Network Trouble Report Rate – Loop)	Same as above. Disposition Codes 3 and 4 only.

•	Trouble Report Rate – Central Office (Network Trouble Report Rate – Central Office)	Same as above. Disposition Code 5 only.

•	Mean Time To Repair - Total	For Initial Customer Trouble Reports, found to be network troubles, the average time from trouble receipt to trouble clear time. Disposition Codes 3, 4 and 5.

•	Mean Time To Repair - Loop	Same as previous, but only those troubles that are closed to disposition codes 3 and 4. These troubles generally require an outside dispatch.

•	Mean Time To Repair - Central Office	Same as previous, but only those troubles that are closed to disposition code 5. These troubles generally do not require an outside dispatch.

•	% Out of Service > 4, 12 or 24 Hours	The percent of network troubles out of service cleared in greater than 4, 12 or 24 hours.

•	% All Troubles Cleared within 24 Hours	The percent of all troubles (found to be network troubles) cleared in 24 hours.

•	% Missed Repair Appointments	For Initial Customer Trouble Reports found to be network troubles (Disposition Codes 3, 4 and 5), where the actual restoration time occurs after the committed restoration time.

•	% Repeat Reports w/in 30 days

The percent of troubles that originated as any disposition code (< 14) that have an additional trouble within 30 days that has a disposition code of 3, 4 or 5. Initial troubles. Excludes customer action, front end closeouts (VZ-NY) and CPE Troubles.

•	Subsequent Trouble Reports	Additional customer originated trouble reports reported while trouble is still pending resolution.

•	CPE Troubles	Troubles reported where the found trouble is a CPE disposition (disposition code 12 or 13).

•	No Trouble Found	Troubles reported where there is no trouble found or a test OK (disposition code 7, 8 and 9).

•	No Access	Troubles where there is no customer access available before the commitment time (disposition code 6).

For the purposes of this Schedule 26.0, the services are defined below:

Products:		Definition:

•	POTS services

All non-designed circuits that originate on an OE (Switch Office Equipment) and terminate at a customer’s premise. All others are considered Specials. Includes Analog Centrex, Basic ISDN and PBX trunks. For POTS UNE Platform, POTS services include associated transport.

•	Specials	Special services are services or elements that require design intervention. These include such services/elements as high

Schedule 26.0 - Appendix A

capacity links (DS1 or DS3), Primary Rate ISDN, digital services[16], multiplexing, foreign served services links or analog private links.

•	UNE Platform	POTS service that originates on an OE (Switch Office Equipment) and terminates at a customer’s premise. Platform is further disaggregated into Business and Residence in certain metrics.

•	UNE Loop	UNE Loop includes 2 wire loops. This includes analog (POTS), 2 wire xDSL and 2 wire digital loops. New Loops would exclude Hot Cut Loops (migrated through a coordinated conversion)

•	UNE Line Sharing/ Line Splitting	xDSL services provided over a line that is also used for voice grade service. Line Sharing involves Verizon provided voice grade service. Line Splitting involves CLEC provided voice grade service.

Regional Reporting Areas		Definition: consistent with VZ-NY operational boundaries in NY

•	Manhattan	Manhattan south of 59th Street
•	Greater Metro	Remaining NY City area (exclusive of Manhattan south of 59th St.)
•	Suburban	Suffolk, Nassau, Westchester, Putnam and Rockland Counties
•	State Area	Remaining NY state area (exclusive of NY City and suburban)

          16 Notwithstanding the above, in order to avoid a double counting of Verizon’s performance, Verizon’s performance for digital service UNEs (such as, 2 wire Digital Loops, 2 wire xDSL Loops, Line Sharing or Line Splitting) that is measured under a performance standard that has been assigned to the Provisioning-UNE POTS category (Appendix B, Footnote 18) or to the Maintenance-UNE POTS/Billing Category (Appendix B, Footnote 19) will not be measured under UNE Specials.

Schedule 26.0 - Appendix B

APPENDIX B

COMPLIANCE WITH PERFORMANCE STANDARDS

                    VERIZON will abide by the monthly Performance Standards for unbundled network elements as set forth in Appendix A. The following measures will be employed to foster compliance with the standards.

I. Forecasts

                    TCG will provide VERIZON with demand forecasts which VERIZON needs in order to plan and operate its network effectively. The companies will work cooperatively to identify the types of forecasts required and the timing and format for the provision of such forecasts.

II. Meetings

                    The companies will meet at least quarterly to review compliance with the Performance Standards and forecasting requirements and to identify and resolve any concerns that might arise in these areas. If either company is not satisfied with the progress being made toward resolving its concerns, it may call additional meetings and/or escalate the matters to higher levels of management.

III. Corrective Action Plans

                    If a Performance Standard is missed for three consecutive months or for three out of the last six months, within 15 days of the end of the trigger month, Verizon will develop and begin implementing a corrective action plan. Verizon will also review the corrective action plan with TCG and consider any suggestions TCG may have. The corrective action plan will include a description of the cause of the problem, the corrective steps being taken, and a timetable for meeting the performance standards. Verizon will provide TCG with written monthly progress reports until the Performance Standard is consistently met. TCG will provide Verizon with all

Schedule 26.0 - Appendix B

information and support reasonably requested to enable the cause of the problem to be identified and a corrective action plan to be developed and implemented.

IV. Bill Credits

                    TCG may be eligible to receive bill credits for missed Performance Standards. The bill credits will be calculated by Regional Reporting Areas defined as follows: (1) for the Ordering—UNE POTS and Ordering—UNE Specials categories, New York State; (2) for the Provisioning—UNE POTS and Maintenance—UNE POTS/Billing categories, Manhattan (South of 59th Street), Greater Metro (Remaining NY City area - exclusive of Manhattan South of 59th Street), Suburban (Suffolk, Nassau, Westchester, Putnam and Rockland Counties), and State (Remaining New York State); and, (3) for the Provisioning—UNE Specials and Maintenance—UNE Specials/Billing categories, LATA 132, and remaining New York State. Company-wide results (or CLEC-aggregate results) may be used within each area in the case of standards that are not required by the Interim Guidelines approved by the Commission on March 16, 1998 in Case 97-C-0139 to be measured and reported by Regional Reporting Area or by specific CLEC. The following process will be used to calculate the bill credits:

a.	Each Performance Standard will be assigned to one of the following six categories: Ordering—UNE POTS; Ordering—UNE Specials[17];

[17] Each “Performance of OSS Systems” standard (Appendix A, Section 1.1.1) will be assigned to the Ordering—UNE POTS category. Those same “Performance of OSS Systems” standards (Appendix A, Section 1.1.1) will also be assigned to the Ordering—UNE Specials category, except that in the case of the “Pre-Order Response Time by Transaction Type” standards (Appendix A, Section 1.1.1.1) only the “Customer Service Records” and “Address Validation” standards shall apply to the Ordering—UNE Specials category.

          The “Timeliness of Service Request (“SR”) Order Confirmation/Reject”, “Less Than 10 Lines - UNE (POTS Platform, POTS Loop, Pre-Qualified 2 wire xDSL Loop, 2 wire Digital Loop, Pre-Qualified Line Sharing/Line Splitting)” standard (Appendix A, Section 2.1.1(a)) and the “Timeliness of Notice of Completion”, “Unbundled Element - Hot Cuts” standard (Appendix A, Section 2.2.1) will be assigned to the Ordering UNE—POTS category.

Schedule 26.0 - Appendix B

Provisioning—UNE POTS[18]; Provisioning—UNE Specials; Maintenance—UNE POTS/Billing[19]; or, Maintenance—UNE Specials/Billing[20]. The

          The “Timeliness of Service Request (“SR”) Order Confirmation/Reject”, “Less than 10 Lines – UNE (Specials)” standard (Appendix A, Section 2.1.1(b)) will be assigned to the Ordering UNE—Specials category.

          The “Timeliness of Service Request (“SR”) Order Confirmation/Reject”, “10 or greater lines – UNE (POTS/Spec.-includes facility check) (also includes services requiring manual loop qualification)” standard (Appendix A, Section 2.1.1(c)) and the “Timeliness of Notice of Completion”, “Unbundled Element - Other” standard (Appendix A, Section 2.2.1), will be assigned to both the Ordering—UNE POTS category and the Ordering UNE—Specials category.

          [18] Provisioning standards for the following UNEs will be assigned to the Provisioning-UNE POTS category: UNE POTS Platform, UNE POTS Loop, UNE Hot Cuts, UNE Hot Cut Loop, UNE 2 wire Digital Loops, UNE 2 wire xDSL Loops, and UNE Line Sharing/Line Splitting. Provisioning standards for these UNEs will not be assigned to the Provisioning-UNE Specials category.

          [19] Maintenance standards for the following UNEs will be assigned to the Maintenance-UNE POTS/Billing category: UNE POTS Platform, UNE POTS Loop, UNE 2 wire Digital Loops, UNE 2 wire xDSL Loops, and UNE Line Sharing/Line Splitting. Maintenance standards for these UNEs will not be assigned to the Maintenance-UNE Specials/Billing category.

          [20] Each “Performance of OSS Systems” standard (Appendix A, Section 4.1.1) will be assigned to the Maintenance—UNE POTS/Billing category. Those same “Performance of OSS Systems” standards (Appendix A, Section 4.1.1) will also be assigned to the Maintenance—UNE Specials/Billing category, except that in the case of the “Response Time by Transaction Type” standards (Appendix A, Section 4.1.1.1) the “Test (POTS only)” standard shall not apply to the Maintenance—UNE Specials/Billing category.

          Each “Billing Process”, “Timeliness of Delivery” and “Timeliness of Usage Information” standard (Appendix A, Sections 5.1 and 5.2, respectively), will be assigned to the Maintenance—UNE POTS/Billing category. The “Billing Process”, “Timeliness of Delivery” standard (Appendix A, Section 5.1) will also be assigned to the Maintenance—UNE Specials/Billing

Schedule 26.0 - Appendix B

Ordering categories include the standards relating to pre-service ordering and service ordering functions. The Provisioning categories include the standards relating to service provisioning. The Maintenance/Billing categories include the standards relating to trouble reporting, repair, and billing functions.

b.

For each Performance Standard within each category, a “sigma 2” statistical test (actually 1.645 for a one-tailed test as is appropriate here) will be applied each month to determine, with a 95% confidence level, whether performance in providing UNEs to TCG is statistically worse than VERIZON’s provisioning for its own retail customers. The intent of the statistical test is to determine if the variation between the TCG and VERIZON mean that is observed is due entirely to sampling error, or due partly to sampling error and partly to a lack of parity. For each carrier to carrier performance standard within each category, VERIZON will report the mean performance level to itself and to TCG. The statistical test will determine whether the TCG measurement could be viewed as coming from a sample of the same underlying process that produced the VERIZON measurements. The standard sampling error of the measurement, or “sigma value”, will be calculated by dividing the standard deviation of the individual observations used to calculate the VERIZON mean measurement by the square root of the number of TCG observations.

     For “measured” variables (those for which the measurement is expressed as a magnitude on some scale, such as elapsed time) with sample sizes of greater than 30, a cutoff value of 1.645 sigma units will be used, and for measured variables with sample sizes between 10 and 30, cutoff values will be taken from the t-table. For counted variables (those for which measurements are obtained by counting how many times an event has category. The “Billing Process”, “Timeliness of Usage Information” standards (Appendix A, Section 5.2) will not be assigned to the Maintenance—UNE Specials/Billing category.

Schedule 26.0 - Appendix B

occurred), the determination of parity will be made by using 1.645 sigma units, in a “z” comparability computation, for all sample sizes greater than 10 that are large enough to make the quantity np(1-p) equal to or greater than 5 (where n is the sample size and p is the service measurement). For counted variables sample sizes of greater than 10, but less than the quantity 5/(p(1-p)), the cutoff value will be computed directly using the binomial distribution.

     In order to determine if the standard was missed, for both measured and counted variables, the TCG measurement will be compared to the VERIZON measurement, adjusted for the cutoff values as specified in the paragraphs above.

     Each “absolute” quantity Performance Standard within each category shall be treated as follows for comparison purposes in Section IV(c) below: The Performance Standard should be treated in an analogous manner to the VERIZON mean measurement. Performance measurement means and standard deviations shall be calculated for TCG’s measured variables. Cutoff values for the proxy around the VERIZON mean (the absolute standard) shall be developed as described in the paragraphs above, except that the sampling error will be calculated based on the standard deviation of the TCG observations as opposed to the standard deviation of the VERIZON observations.

c.

If the standard was met, a value of 0% will be assigned to that standard. If the standard was not met, a value will be assigned to that standard which is equal to the percentage by which the standard was missed after applying the “sigma” test described in b. above. For instance, if the VERIZON measurement for a measured item is 10 hours, the TCG measurement is 14 hours and the sampling standard error is 1.5 hours, TCG’s 14 hour measurement will be compared to the adjusted VERIZON measure of 12.468 hours (10 + [1.645x1.5]). The percentage missed in this case is 12.287% ([14-12.468]÷12.468). If the VERIZON measure for a counted

Schedule 26.0 - Appendix B

item was 95% made, the TCG measurement was 90%, and the sampling standard error was 1%, then the percentage miss would be 3.355% (95%-91.645%=3.355%) (90%+1.645x1%=91.645%).

d.

In the computation of each Performance Standard, there must be at least ten (10) measurable events, or that Performance Standard will not be included in the computation of the category score as provided in §IV(e).

e.

A score will be calculated for each category by summing the values assigned to each Performance Standard in (c) above and by dividing that sum by the number of Performance Standards within the category. That is, the average (mean) percentage miss will be computed for each category.

f.	The scores calculated in (e) above will determine the percentage bill credits applicable to each category, as follows:

	1.	Ordering—UNE POTS Category, Ordering—UNE Specials Category, Provisioning—UNE POTS Category, and Provisioning—UNE Specials Category:

CATEGORY SCORE	PERCENTAGE BILL CREDIT

>0% - 5%	10%
5.01% - 10%	25%
10.01% - 20%	50%
Over 20%	100%

2.	Maintenance—UNE POTS/Billing Category and Maintenance—UNE Specials/Billing Category:

CATEGORY SCORE	PERCENTAGE BILL CREDIT

Less than or equal to 0.25%	0%
0.26% - 0.35%	1%
0.36% - 0.45%	2%
0.46% - 0.55%	4%

Schedule 26.0 - Appendix B

0.56% - 0.65%	6%
0.66% - 0.75%	8%
0.76% - 5.0%	10%
5.01% - 10%	25%
10.01% - 20%	50%
Over 20%	100%

If the Maintenance-UNE POTS/Billing Category category score equals or exceeds 0.6% for any two (2) consecutive months, the bill credits for the second month go to the 10% bill credit level (unless a higher bill credit level is warranted based on the category score for the measured month) and will remain at that level (unless a higher bill credit level is warranted based on the category score for the measured month) until the Maintenance-UNE POTS/Billing Category category score is below 0.6%.

If the Maintenance-UNE Specials/Billing Category category score equals or exceeds 0.6% for any two (2) consecutive months, the bill credits for the second month go to the 10% bill credit level (unless a higher bill credit level is warranted based on the category score for the measured month) and will remain at that level (unless a higher bill credit level is warranted based on the category score for the measured month) until the Maintenance-UNE Specials/Billing Category category score is below 0.6%.

g.	The percentage credits determined in (f) above will be applied to TCG’s bills, as follows[21]:

(1)

Ordering—UNE POTS category: (1) to that month’s total usage and/or monthly charges for UNE POTS pre-ordering and ordering and (2) to the non-recurring charges and the first month’s recurring charges for all UNE POTS services ordered that month;

(2)

Ordering—UNE Specials category: (1) to that month’s total usage and/or monthly charges for UNE Specials pre-ordering and ordering and (2) to the non-recurring charges and the first month’s recurring charges for all UNE Specials services ordered that month;

          [21] For the purposes of this subsection “g.”, charges for “UNE POTS” shall include charges for the following: UNE POTS Platform, UNE POTS Loop, UNE Hot Cuts, UNE Hot Cut Loop, UNE 2 wire Digital Loops, UNE 2 wire xDSL Loops, UNE Line Sharing, and UNE Line Splitting.

Schedule 26.0 - Appendix B

(3)

Provisioning—UNE POTS category: (1) to that month’s UNE POTS non-recurring charges and (2) to the first month’s recurring charges for all UNE POTS services that were initially scheduled to be provisioned that month;

(4)

Provisioning—UNE Specials category: (1) to that month’s UNE Specials non-recurring charges and (2) to the first month’s recurring charges for all UNE Specials services that were initially scheduled to be provisioned that month;

	(5)	Maintenance—UNE POTS/Billing category: to that month’s monthly recurring charges for all UNE POTS services.

	(6)	Maintenance—UNE Specials/Billing category: to that month’s monthly recurring charges for all UNE Specials services.

h.

Maximum Credits: If TCG qualifies for percentage bill credits in more than one category in a given month, VERIZON’s obligation to issue a bill credit for any single unit of unbundled network element is limited to 100% of the tariff charge for that element.

i.

Credits for Service Interruptions: In addition to the compliance measures described above, TCG will continue to be eligible for Credits for Service Interruptions pursuant to applicable Verizon tariffs. Verizon will not be required, however, to issue Performance Credits for recurring charges and Credits for Service Interruptions that exceed TCG’s recurring charges in a given month.

          Verizon may, if and to the extent permitted by the arbitrator under the ADR provisions of this Agreement, exclude from the computation of bill credits the impacts of (i) a failure by TCG to perform an obligation set forth in this Agreement; (ii) a delay, act or failure to act by TCG or a customer, agent, affiliate, representative or subcontractor of TCG; (iii) a delay,

Schedule 26.0 - Appendix B

act or failure to act by an unaffiliated equipment or service vendor to Verizon; (iv) a force majeure event; or (v) such other delay, act or failure to act upon which the companies may agree.